UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ozop Energy Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3841	35-2540672
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

55 Ronald Reagan Blvd.

Warwick, NY 10990

(877) 785-6967

info@ozopenergy.com

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Please send copies of all communications to:

BRUNSON CHANDLER & JONES, PLLC

175 South Main Street, Suite 1410

Salt Lake City, Utah 84111

801-303-5772

chase@bcjlaw.com

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
(do not check if a smaller reporting company)		Emerging Growth Company	☐

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall, thereafter, become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE ____, 2026.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

OZOP ENERGY SOLUTIONS, INC.

2,000,000 Common Shares

The selling stockholder identified in this prospectus may offer an indeterminate number of shares of its common stock, which will consist of up to 2,000,000 shares of common stock to be sold by GHS Investments LLC (“GHS”) pursuant to an Equity Financing Agreement (the “Financing Agreement”) dated April 11, 2025. If issued presently, the 2,000,000 shares of common stock registered for resale by GHS would represent 28.83% of our issued and outstanding shares of common stock as of June 16, 2026.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by GHS. However, we will receive proceeds from our initial sale of shares to GHS pursuant to the Financing Agreement. We will sell shares to GHS at a price equal to 80% of the lowest daily trading price of our common stock during the ten (10) consecutive trading day period preceding the date on which we deliver a put notice to GHS (the “Market Price”).

GHS is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is traded on OTC Markets under the symbol “OZSC”. On June 16, 2026, the last reported sale price for our common stock was $0.20 per share.

Prior to this offering, there has been a limited market for our securities. While our common stock is on the OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2026.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Ozop” the “Company,” “we,” “us,” and “our” refer to Ozop Energy Solutions, Inc., a Nevada corporation.

Item 3. SUMMARY INFORMATION, RISK FACTORS, AND RATIO OF EARNINGS TO FIXED CHARGES

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

Corporate Background

Ozop Energy Solutions, Inc. (the” Company,” “we,” “us” or “our”) was originally incorporated as Newmarkt Corp. on July 17, 2015, under the laws of the State of Nevada.

Our corporate website is located at http://ozopenergy.com/, and the contents of our website are expressly not incorporated herein.

On July 10, 2020, the Company entered into a Stock Purchase Agreement (the “SPA”) with Power Conversion Technologies, Inc., a Pennsylvania corporation (“PCTI”), and Catherine Chis (“Chis”), PCTI’s Chief Executive Officer (“CEO”) and its sole shareholder. Under the terms of the SPA, the Company acquired one thousand (1,000) shares of PCTI, which represents all of the outstanding shares of PCTI, from Chis in exchange for the issuance of 47,500 shares of the Company’s Series C Preferred Stock, 18,667 shares of the Company’s Series D Preferred Stock, and 500 shares of the Company’s Series E Preferred Stock to Chis.

On October 29, 2020, the Company formed a new wholly owned subsidiary, Ozop Surgical Name Change Subsidiary, Inc., a Nevada corporation (“Merger Sub”). The Merger Sub was formed under the Nevada Revised Statutes for the sole purpose and effect of changing the Company’s name to “Ozop Energy Solutions, Inc.” That same day the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Merger Sub and filed Articles of Merger (the “Articles of Merger”) with the Nevada Secretary of State, merging the Merger Sub into the Company, which were stamped effective as of November 3, 2020. As permitted by the Section 92.A.180 of the Nevada Revised Statutes, the sole purpose and effect of the filing of Articles of Merger was to change the name of the Company from Ozop Surgical Corp to “Ozop Energy Solutions, Inc.”

On December 11, 2020, the Company formed Ozop Energy Systems, Inc. (“OES”), a Nevada corporation and a wholly owned subsidiary of the Company. OES was formed to be a manufacturer and distributor of renewable energy products.

On August 19, 2021, the Company formed Ozop Capital Partners, Inc. (“Ozop Capital”), a Delaware corporation and a wholly owned subsidiary of the Company. Brian Conway was appointed as the sole officer and director of Ozop Capital and has voting control of Ozop Capital.

On October 29, 2021, EV Insurance Company, Inc. (“EVCO”) was formed as a captive insurance company in the State of Delaware. EVCO is a wholly owned subsidiary of Ozop Capital. On January 7, 2022, EVCO filed with New Castle County, Delaware DBA OZOP Plus.

On February 25, 2022, the Company formed Ozop Engineering and Design, Inc. (“OED”) a Nevada corporation, as a wholly owned subsidiary of the Company. OED was formed to become a premier engineering and lighting control design firm. OED offers product and design support for lighting and solar projects with a focus on fast lead times and technical support. OED and our partners are able to offer the resources needed for lighting, solar and electrical design projects. OED will provide customers systems to coordinate the understanding of electrical usage with the relationship between lighting design and lighting controls, by developing more efficient ecofriendly designs. We work with architects, engineers, facility managers, electrical contractors and engineers.

On May 5, 2023, the Board of Directors of the Company approved to amend the Company’s Articles of Incorporation (the 2023 “Amendment”) to increase the authorized capital stock of the Company to 7,000,000,000 shares, of which 6,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the 2023 Amendment with the State of Nevada on June 23, 2023.

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On June 4, 2024, the Board of Directors of the Company approved to amend the Company’s Articles of Incorporation (the “2024 Amendment”) to increase the authorized capital stock of the Company to 9,000,000,000 shares, of which 8,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the 2024 Amendment with the State of Nevada on July 22, 2024.

On June 11, 2024, the Company formed Automated Room Controls, Inc. (“ARC”) a Nevada corporation, as a wholly owned subsidiary of the Company. ARC was created to address a significant need in the lighting controls industry. ARC’s personnel has extensive experience in lighting controls since 2012, bringing together IT specialists and lighting control experts. We believe that easy deployment and creative applications can transform lighting controls into essential tools for enhancing the utility and ambiance of any space. The Company’s mission is to deliver cutting-edge technology that simplifies complex control needs, ensuring seamless integration and exceptional performance.

On March 4, 2025, the Board of Directors of the Company approved to amend the Company’s Articles of Incorporation (the “2025 Amendment”) to increase the authorized capital stock of the Company to 16,000,000,000 shares, of which 15,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the 2025 Amendment with the State of Nevada on April 10, 2025.

On May 21, 2025, the Board of Directors of the Company approved to amend the Company’s Articles of Incorporation (the “May 2025 Amendment”) to increase the authorized capital stock of the Company to 26,000,000,000 shares, of which 25,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the May 2025 Amendment with the State of Nevada on July 1, 2025.

On January 16, 2026, the Company filed a Certificate of Amendment to the Certificate of Incorporation of the Company with the Nevada Secretary of State to effect a reverse stock split at a 1-for-5,000 ratio. On January 21, 2026 (the “Effective Time”), every 5,000 shares of issued and outstanding Common Stock automatically combined into one issued share of common stock, with no change in par value. No fractional shares were issued as a result of the Reverse Stock Split. Instead of issuing fractional shares, the Company rounded shares up or down to the nearest whole number as determined by DTC at the participant level. The Reverse Stock Split did not modify any voting rights or other terms of the Common Stock. As a result, the number of shares of Common Stock outstanding was reduced from 13,327,772,635 shares to 2,665,555 shares, exclusive of 58,309 whole shares issued for rounding up fractional shares (which were issued in January 2026), and the number of authorized shares of Common Stock remains 25,990,000,000 shares.

Ozop Energy Systems Overview

Ozop Energy Systems

OES operates in the renewable, electric vehicle (“EV”), energy storage and energy resiliency sectors. We are engaged in multiple business lines that include project development as well as equipment distribution.

Equipment Distributor: In April 2021, the Company signed a five-year lease (beginning June 1, 2021) of approximately 8,100 SF in California, for office and warehouse space to support the sales and distribution of our west coast operations. On February 22, 2023, with an effective date of March 1, 2023, the Company entered into a Sublease for a Single Subleasee Agreement (the “Sublease”) with the landlord and a third party for the office and warehouse in Carlsbad California. Pursuant to the Sublease agreement, the third party will be responsible for all of the Company’s lease obligations through May 31, 2026, the lease termination date.

Modular Energy Distribution System: The NeoVolt™ System comprises the design engineering, installation, and operational methodologies as well as the financial arbitrage of how we produce, capture and distribute electrical energy for the EV markets. Our NeoVoltTM System offers (1) charging locations that can be installed with reduced delays, restricted areas or load limits and (2) EV charger electricity that is produced from renewable sources claiming little to no carbon footprint.

The Company has developed a business plan for NeoVolt™, a scalable battery storage solution that aims to relieve the stress on existing grid infrastructure by providing distributed energy storage. With the first stage of engineered technical drawings completed, we are advancing to stage two and preparing to construct the initial prototype or proof of concept (PoC). NeoVolt™ is designed with advanced features, including automatic adoption of connected devices and dynamic load balancing through a master-slave configuration. These capabilities enable NeoVolt™ to seamlessly integrate with and manage energy flows across multiple devices. Furthermore, the PoC is contingent upon recent advancements in EV charging and discharging standardizations, including on-board inverters and bi-directional capabilities, to ensure compatibility and efficiency in both residential and commercial applications.

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OZOP Plus

Ozop Plus markets vehicle service contracts (VSC’s”) for electric vehicles (EV’s) that offer consumers to be able to purchase additional months and miles above the manufacturer’s warranty and to also bring added value to EV owners by utilizing our partnerships and strengths in the energy market to offer unique and innovative services. EVCO has agreements with others whereby the battery premium associated with any EV VSC will be ceded to EVCO. OZOP Plus markets vehicle service contracts (“VSC’s”) for electric vehicles (EV’s) that offer consumers to be able to purchase additional months and miles above the manufacturer’s warranty and to also bring added value to EV owners by utilizing our partnerships and strengths in the energy market to offer unique and innovative services. Among EV owners’ concerns are the EV battery repair and replacement costs, range anxiety, environmental responsibilities, roadside assistance, and the accelerated wear on additional components that EV vehicles experience. Management believes that the OZOP Plus marketed VSC’s will give “peace of mind” to the EV buyer. On October 23, 2024, Ozop Capital Partners, Inc. entered into an agreement with Empire Auto Protect (“Empire”). Under the agreement, Empire will white label Royal Administration’s Fully Charged VSC, to be marketed as Empire Plus. OZOP Plus will be ceded the battery premium portion of all of the Empire Plus VSC’s contracted.

Ozop Engineering and Design

OED was formed to become a premier engineering and lighting control design firm. OED offers product and design support for lighting and solar projects with a focus on fast lead times and technical support. OED and our partners are able to offer the resources needed for lighting, solar and electrical design projects. OED provides its’ customers systems to coordinate the understanding of electrical usage with the relationship between lighting design and lighting controls, by developing more efficient ecofriendly designs by working with architects, engineers, facility managers, electrical contractors and engineers. OED specializes in lighting commissioning services. On September 27, 2024, OED signed an agreement with Leviton Manufacturing Co, Inc., to serve as a field service technician for their advanced lighting control systems.

Automated Room Controls (ARC)

ARC is developing products to be an advanced lighting controls system, intricately engineered to integrate sophisticated wired and wireless technologies. At its core, it employs a hybrid network topology that facilitates both resilient wired connections and flexible wireless communications, making it suitable for complex infrastructural environments. The system is equipped with an array of sensors and control nodes, enabling precise light management and energy usage monitoring. With support for protocols such as DALI and Zigbee, alongside the capability for seamless integration with IoT platforms, ARC offers a comprehensive solution for intricate lighting networks. This system is designed not just for control and efficiency, but also for adaptability to diverse architectural and electrical layouts, embodying a technical solution for advanced, energy-conscious lighting management.

Sales and marketing

The Company markets its products through its websites as well as attending industry-specific trade shows. Additionally, OZOP Plus markets the EV VSC in conjunction with Royal Administration Services, Inc. (“Royal”) through Royal’s agents and the Company also will begin marketing the product through various third-party websites and portals for additional direct to consumer marketing to EV owners.

Competition

We compete with many companies in the various application segments including larger, more established companies with substantial capabilities, personnel and financial resources. Many of our competitors have a larger presence in global markets.

Employees

As of the date of this filing, the Company employs 1 full time and 3 part-time employees. Ozop also has contracts with various independent contractors and consultants to fulfil additional needs, including accounting, investor relations, business development, permitting, and other corporate functions, and may increase staff further as we expand activities and bring new projects online.

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Where You Can Find Us

Our offices are currently located at 55 Ronald Reagan Blvd., Warwick, NY 10990. Our telephone number is (877) 785-6967.

GHS Equity Financing Agreement and Registration Rights Agreement

Summary of the Offering

Shares currently outstanding:	4,937,860

Shares being offered:	2,000,000

Offering Price per share:	The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. However, we will receive proceeds from our initial sale of shares to GHS, pursuant to the Financing Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital and for potential acquisitions.

OTC Markets Symbol:	OZSC

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Financial Summary

The tables and information below are derived from our consolidated financial statements for the years ended December 31, 2025, and 2024.

	December 31, 2025	December 31, 2024

Cash	$266,431	$797,139
Total Assets	773,542	1,754,165
Total Liabilities	40,272,295	33,258,143
Total Stockholder’s (Deficit)	$(39,498,753)	$(31,503,978)

Statement of Operations

	Year End December 31, 2025	Year End December 31, 2024

Revenue	$307,421	$1,342,653
Total Operating Expenses	3,058,483	3,619,155
Net (Loss) for the Year	(8,712,543)	(6,198,161)
Net (Loss) per Share	$(4.44)	$(4.88)

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means you could lose all or a part of your investment.

Special Information Regarding Forward-Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth herein under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

Risks Related to Our Business and Industry

Readers should carefully consider the risks and uncertainties described below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

As an enterprise engaged in the development of new technology, our business is inherently risky. Our common shares are considered speculative during the development of our new business operations. Prospective investors should carefully consider the risk factors set out below.

Business interruptions, including any interruptions resulting from COVID-19, could significantly disrupt our operations and could have a material adverse impact on us if the situation continues.

COVID-19

Even after the COVID-19 pandemic has subsided, COVID-19 continues to cause operational disruptions to businesses due to factors such as sporadic outbreaks, new variants and subvariants and varying responses by governments and public health authorities. Any future outbreak may adversely affect our operations and financial results. If there is another outbreak of COVID-19 or a similar public health threat, it could adversely affect our revenue and results of operations.

The Company always maintains the ability for team members to work virtually.

We need to continue as a going concern if our business is to succeed.

Our independent registered public accounting firm reports on our audited financial statements for the years ended December 31, 2025, and 2024, indicate that there are a number of factors that raise substantial risks about our ability to continue as a going concern. Such factors identified in the report are our accumulated deficit since inception, our failure to attain profitable operations, the excess of liabilities over assets, and our dependence upon obtaining adequate additional financing to pay our liabilities. If we are not able to continue as a going concern, investors could lose their investments.

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Because of the unique difficulties and uncertainties inherent in technology development, we face a risk of business failure.

Potential investors should be aware of the difficulties normally encountered by companies developing new technology and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of new technology with limited personnel and financial means. These potential problems include, but are not limited to, unanticipated technical problems that extend the time and cost of product development, or unanticipated problems with the operation of our technology.

Product development involves significant time and expenses and can be uncertain.

The development of technology and products for OES is costly, complex and time-consuming. Any investment into product development often involves a long wait until a return, if any, is achieved on such an investment. We continue to make significant investments in research and development relating to our technology and products. Investments in new technology and processes are inherently speculative.

If we do not obtain additional financing or sufficient revenues, our business will fail.

Our business plan calls for significant expenses in connection with developing our OES systems and paying our current obligations. The Company will require additional financing to execute its business plan through raising additional capital and/or revenue. Obtaining additional financing is subject to a number of factors, including investor acceptance of OES technology and current financial condition as well as general market conditions. These factors affect the timing, amount, terms or conditions of additional financing unavailable to us. And if additional financing is not arranged, the Company faces the risk of going out of business. The Company’s management is currently engaged in actively pursuing multiple financing options in order to obtain the capital necessary to execute the Company’s business plan. There is no history upon which to base any assumption as to the likelihood we will prove successful, and we can provide investors with no assurance that we will achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

●	competing products;
●	ineffective distribution and marketing;
●	lack of sufficient cooperation from our partners; and
●	demonstrations of the products not aligning with or meeting customer needs.

Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities. Upon demonstration, our products and/or technology may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products. Significant revenue from new product investments may not be achieved for a number of years, if at all.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the market.

Our intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. We rely on a combination of patent, trademark and trade secret laws as well as confidentiality agreements and procedures, non-compete agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. We have confidentiality agreements in place with our consultants, customers and certain business suppliers and plan to require future employees to enter into confidentiality and non-compete agreements. We have little protection when we must rely on trade secrets and nondisclosure agreements. Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and/or products, which could result in decreased revenues. Moreover, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

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Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that we infringe the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third-party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including designing and developing products using advanced and unproven technologies in solar and electric vehicle charging applications that are intended to operate in a variety of situations. Failure of certain of our products could result in loss of life or property damage. Certain products may raise questions with respect to issues of privacy rights, civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. We are not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

The reduction, elimination, or expiration of government subsidies, economic incentives, tax incentives, renewable energy targets, and other support for on-grid solar electricity applications, or other public policies, such as tariffs or other trade remedies imposed on solar cells and modules, could negatively impact demand and/or price levels for our solar modules and systems and limit our growth or lead to a reduction in our net sales or increase our costs, thereby adversely impacting our operating results.

Although we believe that solar energy will experience widespread adoption in those applications where it competes economically with traditional forms of energy without any support programs, in certain markets our net sales and profits remain subject to variability based on the availability and size of government subsidies and economic incentives. Federal, state, and local governmental bodies in many states have provided subsidies in the form of rebates, tax incentives, and other incentives to end users. Many of these support programs expire, phase out over time, require renewal by the applicable authority, or may be amended. To the extent these support programs are reduced earlier than previously expected or are changed retroactively, such changes could negatively impact demand and/or price levels for our solar modules and systems, lead to a reduction in our net sales, and adversely impact our operating results.

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Several of our key products are either single-sourced or sourced from a limited number of suppliers, and their failure to perform could cause delays and impair our ability to deliver solar modules to customers in the required quality and quantities and at a price that is profitable to us.

Our failure to obtain products that meet our quality, quantity, and cost requirements in a timely manner could interrupt or impair our ability to sell our solar modules or increase our product costs. Several of our key products are either single-sourced or sourced from a limited number of suppliers. As a result, the failure of any of our suppliers to perform could disrupt our supply chain and adversely impact our operations.

We may be unable to profitably provide new product offerings or achieve sufficient market penetration with such offerings.

We may expand our portfolio of offerings to include solutions that build upon our core competencies but for which we have not had significant historical experience, including variations in our traditional product offerings or other offerings related to commercial and industrial customers. We cannot be certain that we will be able to ascertain and allocate the appropriate financial and human resources necessary to grow these business areas. We could invest capital into growing these businesses but fail to address market or customer needs or otherwise not experience a satisfactory level of financial return. Also, in expanding into these areas, we may be competing against companies that previously have not been significant competitors, such as companies that currently have substantially more experience than we do in the residential, commercial and industrial, or other targeted offerings. If we are unable to achieve growth in these areas, our overall growth and financial performance may be limited relative to our competitors and our operating results could be adversely impacted.

Material weaknesses in our internal control over financing reporting may, until remedied, cause errors in our financial statements or cause our filings with the SEC to not be timely.

The Company believes that material weaknesses exist in our internal control over financial reporting as of December 31, 2025, including those related to (i) our internal audit functions and (ii) a lack of segregation of duties within accounting functions. If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. Moreover, no control environment, no matter how well designed and operated, can prevent or detect all errors or fraud. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

We cannot guarantee continued sales of our products or services.

We cannot provide any assurance that our products and services will sell or continue to sell at rates they have historically. Our products and services may become less attractive compared to competing products and services, and our business would be harmed.

We may be unable to effectively implement our business model and expand.

Our business model and growth and marketing strategy is predicated on its ability to introduce our products and services to the market. We cannot assure that we will be able to execute our business plan, introducing our products and services into new markets, that customers will embrace our products compared to competing products and services already well established in those markets, that any of the target markets will adopt our products and services, or that prospective customers will agree to pay the prices for our products and services in those new markets we plan to charge. In the event prospective customers resist our products and services and paying the prices we will charge, the Company’s business, financial condition, and results of operations will be materially and adversely affected.

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We may incur significant debt to finance our operations.

There is no assurance that the Company will not incur debt in the future, that it will have sufficient funds to repay its indebtedness, or that the Company will not default on its debt, jeopardizing its business viability. Furthermore, the Company may not be able to borrow or raise additional capital in the future to meet the Company’s needs or to otherwise provide the capital necessary to conduct its business.

The Company has not established consistent methods for determining the consideration paid to management.

The consideration being paid by the Company to its CEO, Mr. Conway, has not been determined based on arm’s length negotiation. While management believes that Mr. Conway’s current compensation arrangement is fair for the work being performed, there is no assurance that the consideration to management reflects the true market value of his services. Additionally, in the future, the Company may grant net profits interests to its executive officers in addition to stock options, which may further dilute shareholders’ ownership of the Company.

There is no guarantee that the Company will pay dividends to its shareholders.

The Company does not anticipate declaring and paying dividends to its shareholders in the near future. It is the Company’s current intention to apply net earnings, if any, in the foreseeable future to increasing its capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase the Shares. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of the Company’s Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Company’s Board of Directors.

Management cannot guarantee that its relationship with the Company does not create conflicts of interest.

The relationship of management and its affiliates to the Company could create conflicts of interest. While management has a fiduciary duty to the Company, it also determines its compensation from the Company. Management’s compensation from the Company has not been determined pursuant to arm’s-length negotiation.

The Company may sustain losses that cannot be recovered through insurance or other preventative measures.

There is no assurance that the Company will not incur uninsured liabilities and losses as a result of the conduct of its business. The Company plans to maintain comprehensive liability and property insurance at customary levels. The Company will also evaluate the availability and cost of business interruption insurance. However, should uninsured losses occur, the Shareholders could lose their invested capital.

We may be subject to liabilities that are not readily identifiable at this time.

The Company may have liabilities to affiliated or unaffiliated lenders. These liabilities would represent fixed costs we would be required to pay, regardless of the level of business or profitability experienced by the Company. There is no assurance that the Company will be able to pay all of its liabilities. Furthermore, the Company is always subject to the risk of litigation from customers, suppliers, employees, and others. Litigation can cause the Company to incur substantial expenses and, if cases are lost, judgments and awards can add to the Company’s costs.

In the course of business, the Company may incur expenses beyond what was anticipated.

Unanticipated costs may force the Company to obtain additional capital or financing from other sources or may cause the Company to lose its entire investment in the Company if it is unable to obtain the additional funds necessary to implement its business plan. There is no assurance that the Company will be able to obtain sufficient capital to implement its business plan successfully. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of shareholder investment in the Company is diminished.

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The Company will rely on management to execute the business plan and manage the Company’s affairs.

Under applicable state corporate law and the Bylaws of the Company, the officers and directors of the Company have the power and authority to manage all aspects of the Company’s business. Shareholders must be willing to entrust all aspects of the Company’s business to its directors and executive officers.

There is no assurance the Company will always have adequate capital to conduct its business.

The Company will have limited capital available to it. If the Company’s entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then the Company’s financial condition, results of operations and business performance would be materially adversely affected.

The Company is required to indemnify its directors and officers.

The Company’s Bylaws provide that the Company will indemnify its officers and directors to the maximum extent permitted by Nevada law. If the Company were called upon to indemnify an officer or director, then the portion of its assets expended for such a purpose would reduce the amount otherwise available for the Company’s business.

We may encounter difficulties managing any growth, and if we are unable to do so, our business, financial condition and results of operations may be adversely affected.

If we are able to successfully launch our apps and websites, as our operations grow, the simultaneous management of development, production and commercialization across our target markets will become increasingly complex and may result in less-than-optimal allocation of management and other administrative resources, increase our operating expenses and harm our operating results.

Our ability to effectively manage our operations, growth and various projects across our target markets will require us to make additional investments in our infrastructure to continue to improve our operational, financial and management controls and our reporting systems and procedures and to attract and retain sufficient numbers of talented employees, which we may be unable to do effectively. We may be unable to successfully manage our expenses in the future, which may negatively impact our gross margins or operating margins in any particular quarter.

Risks Related to Our Intellectual Property

We may become involved in intellectual property disputes, which may disrupt our business and require us to pay significant damage awards.

Third parties may sue us for intellectual property infringement, which, if successful, could disrupt our business, cause us to pay significant damage awards or require us to pay licensing fees. We may also be required to pay penalties, judgments, royalties or significant settlement costs. If we fail or are unable to develop non-infringing technology our business could suffer.

Third parties may misappropriate our proprietary technologies, information, or trade secrets despite a contractual obligation not to do so.

Third parties (including joint venture, collaboration, development partners, contract manufacturers, and other contractors and shipping agents) may have custody or control of any proprietary processes and technologies developed by us. If proprietary technologies developed by us were stolen or misappropriated, they could be used by other parties who may be able to use the technologies for their own commercial gain. In the event that any proprietary technologies are developed and then misappropriated, it could be difficult for us to challenge the misappropriation or prevent reverse engineering, especially in countries with limited legal and intellectual property protection.

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Risks Relating to Our Common Stock

An investment in our securities is extremely speculative, and there can be no assurance of any return on the investment.

An investment in our securities is extremely speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks, including the risk of losing their entire investment in our securities. For example, the market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Because the Company is a “smaller reporting company,” we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less Company information than they would receive from a public company that is not a smaller reporting company.

We are a “smaller reporting company” as defined in the Exchange Act. As a smaller reporting company, we may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. To the extent we take advantage of any reduced disclosure obligations, it may make it harder for investors to analyze the Company’s results of operations and financial prospectus in comparison with other public companies.

To fund its operations, the Company may conduct further offerings in the future, in which case our common stock will be diluted.

To fund its business operations, the Company anticipates continuing to rely on sales of its securities, which may include common stock, preferred stock, convertible debt and/or warrants convertible or exercisable into shares of common stock. Common stock may be issued in return for additional funds or upon conversion or exercise of outstanding convertible debentures or warrants. If additional common stock is issued, the price per share of the common stock could be lower than the price paid by existing holders of common stock, and the percentage interest in the Company of those shareholders will be lower. This result is referred to as “dilution,” which could result in a reduction in the per share value of your shares of common stock. The Company’s failure or inability to raise capital when needed or on terms acceptable to the Company and our shareholders could have a material adverse effect on the Company’s business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

The Company may utilize debt financing to fund its operations.

If the Company undertakes debt financing to fund its operations, the financing may involve significant restrictive covenants. In addition, there can be no assurance that such financing will be available on terms satisfactory to the Company, if at all. The Company’s failure or inability to obtain financing when needed or on terms acceptable to the Company and our shareholders could have a material adverse effect on the Company’s business, financial condition and results of operations and would also have a negative adverse effect on the price of our common stock.

The trading price of our common stock may fluctuate significantly.

Volatility in the trading price of shares of our common stock may prevent shareholders from being able to sell shares of common stock at prices equal to or greater than their purchase price. The trading price of our common stock could fluctuate significantly for various reasons, including:

●	our operating and financial performance and prospects;
●	our quarterly or annual earning or those of other companies in the same industry;
●	sales of our common stock by management of the Company;
●	public reaction to our press releases, public announcements and filing with the SEC;

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●	changes in earnings estimates or recommendations by research analysts who track the Company’s common stock or the stock of other companies in the same industry;
●	strategic actions by us or our competitors;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	changes in accounting standards, policies, guidance, interpretations or principles; and
●	changes in general economic conditions in the U.S. and in global economies and financial markets, including changes resulting from war or terrorist incidents.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a substantial impact on the trading price of securities issued by many companies. The changes frequently occur irrespective of the operating performance of the affected companies. As a result, the trading price of our common stock could fluctuate based upon factors that have little or nothing to do with our business.

Because we are a small company with a limited operating history, holders of common stock may find it difficult to sell their stock in the public markets.

The number of persons interested in purchasing our common stock at any given time may be relatively small. This situation is attributable to a number of factors. One factor is that we are a small company that is still relatively unknown to stock analysts, stockbrokers, institutional investors, and others in the investment community that generate or influence sales volume. Another factor is that, even if the Company came to the attention of these persons, they tend to be risk-averse and would likely be reluctant to follow an unproven company such as ours. Furthermore, many brokerage firms may not be willing to effect transactions in our securities, including our common stock. As a consequence, there may be periods when trading activity in our common stock is minimal or even non-existent, as compared to trading activity in the securities of a seasoned issuer with a large and steady volume of trading activity. We cannot give you any assurance that an active public trading market for our common stock or other securities will develop or be sustained, or that, if developed, the trading levels will be sustained.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Before recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell shares of common stock and may have an adverse effect on the market for our securities.

The Company does not anticipate paying dividends in the future.

We have never declared or paid any cash dividends on our common stock. Our current policy is to retain earnings to reinvest in our business. Therefore, we do not anticipate paying cash dividends in the foreseeable future. The Company’s dividend policy will be reviewed from time to time by the Board of Directors in the context of its earnings, financial condition and other relevant factors. Until the Company pays dividends, which it may never do, the holders of shares of common stock will not receive a return on those shares unless they are able to sell those shares at the desired price, if at all, of which there can be no assurance. In addition, there is no guarantee that our common stock will appreciate in value or even maintain the price at which holders purchased their common stock.

We will continue to incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will continue to incur significant costs associated with our public company reporting requirements, including costs associated with applicable corporate governance requirements such as those required by the Sarbanes-Oxley Act of 2002, and with other rules issued or implemented by the SEC. We expect all of these applicable rules and regulations will result in significant legal and financial compliance costs and to make some activities more time-consuming and costly. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

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We may, in the future, issue additional common shares, which would reduce investors’ percentage of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 25,990,000,000 shares of common stock, par value $0.001 per share, of which 4,937,860 shares are issued and outstanding as of June 16, 2026. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then-existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the “Penny Stock” rules of the SEC, and the trading market in our securities will likely be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person’s account for transactions in penny stocks; and
●	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quality of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and
●	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and
●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is a very limited market for our securities. While our common stock is on the OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities, and an active trading market in our securities may not develop, or, if developed, may not be sustained. Accordingly, investors may have a difficult time selling their shares.

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Our common stock is quoted through the OTC Markets, which may have an unfavorable impact on our stock price and liquidity.

The Company’s common stock is quoted on the OTC Markets, which is a significantly more limited market than the New York Stock Exchange or NASDAQ. The trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, follow a policy of not investing in OTC Markets stocks and certain major brokerage firms restrict their brokers from recommending OTC Markets stocks because they are considered speculative and volatile.

The trading volume of the Company’s common stock has been and may continue to be limited and sporadic. As a result, the quoted price for the Company’s common stock on the OTC Markets may not necessarily be a reliable indicator of its fair market value.

Additionally, the securities of small capitalization companies may trade less frequently and in more limited volume than those of more established companies. The market for small capitalization companies is generally volatile, with wide price fluctuations not necessarily related to the operating performance of such companies.

Trading on the OTC Markets may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on OTC Markets. Trading in stock quoted on OTC Markets is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the American Stock Exchange. Accordingly, our shareholders may have difficulty reselling any of their shares.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Because our CEO and director, Mr. Conway, owns a majority of the voting control of the Company, he could authorize our Board of Directors to determine the relative rights and preferences of preferred shares without further stockholder approval. As a result, our Board of Directors could then authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as a holder of common stock.

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We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.

We may finance our operations and develop strategic relationships by issuing equity or debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our stock to decline.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions by the SEC.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404a of the Sarbanes-Oxley Act of 2002. As a smaller reporting company and emerging growth company, we will not be required to provide a report on the effectiveness of our internal controls over financial reporting until our second annual report, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are an emerging growth company or a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If we are not able to meet the requirements of Section 404a in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC.

We are susceptible to general economic conditions, natural catastrophic events and public health crises, and a potential downturn in advertising and marketing spending by advertisers could adversely affect our operating results in the near future.

Our business is subject to the impact of natural catastrophic events, such as earthquakes, or floods, public health crisis, such as disease outbreaks, epidemics, or pandemics, and all these could result in a decrease or sharp downturn of economies, including our markets and business locations in the current and future periods. We may experience impact from quarantines, market downturns and changes in customer behavior related to pandemic fears and impact on our workforce if the virus continues to spread. In addition, one or more of our customers, partners, service providers or suppliers may experience financial distress, delayed or defaults on payment, file for bankruptcy protection, sharp diminishing of business, or suffer disruptions in their business due to the outbreak. The extent to which the coronavirus impacts our results will depend on future developments and reactions throughout the world, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus. It is likely to result in a potential material adverse impact on our business, results of operations and financial condition.

We are a “controlled company” within the meaning of the listing rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Because our sole officer, Mr. Conway, owns a majority of voting control of the Company and will own a majority of the voting control after this offering, we are and will continue to be after the offering a “controlled company” as defined under the listing rules of Nasdaq. Under Nasdaq listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. For as long as we remain a controlled company, we are permitted to elect to rely on certain exemptions from Nasdaq’s corporate governance rules, including the following:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that our compensation committee be composed entirely of independent directors;
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent;
●	directors or a nominating committee composed solely of independent directors;

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If we elected to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors, and you would not have the same protection afforded to shareholders of companies that are subject to Nasdaq’s corporate governance rules.

RISKS RELATED TO THE OFFERING

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Financing Agreement.

The sale of our common stock to GHS Investments LLC in accordance with the Financing Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to GHS in order to exercise a put under the Financing Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the GHS Financing Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the GHS Financing Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Financing Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Financing Agreement is realized. Dilution is based upon common stock put to GHS and the stock price discounted to GHS’s purchase price of 80% of the lowest traded price during the pricing period.

GHS Investments LLC will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the GHS Financing Agreement will be purchased at a twenty percent (20%) discount, or eighty percent (80%) of the lowest traded price of the Company’s common stock during the ten (10) consecutive trading days immediately preceding our notice to GHS of our election to exercise our “put” right.

GHS has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If GHS sells our shares, the price of our common stock may decrease. If our stock price decreases, GHS may have further incentive to sell such shares. Accordingly, the discounted sales price in the Financing Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the Financing Agreement.

On June 16, 2026, the lowest traded price of the Company’s common stock during the ten (10) consecutive trading day period was approximately $0.12. At that price, we would be able to sell shares to GHS under the Financing Agreement at the discounted price of $0.096. At that discounted price, the 2,000,000 shares registered for issuance to GHS under the Financing Agreement would, if sold by us to GHS, result in aggregate proceeds of $192,000. There is no assurance the price of our common stock will remain the same as the market price or increase.

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Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

●	the trading volume of our shares;
●	the number of securities analysts, market-makers and brokers following our common stock;
●	new products or services introduced or announced by us or our competitors;
●	actual or anticipated variations in quarterly operating results;
●	conditions or trends in our business industries;
●	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
●	additions or departures of key personnel;
●	sales of our common stock; and
●	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Link (OTC Pink tier) and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

Item 4. USE OF PROCEEDS

The Company will use the proceeds from the sale of the Shares for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in good faith, deem to be in the best interest of the Company.

Item 5. DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the GHS Financing Agreement. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Item 6. DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of our selling shareholders pursuant to the GHS Financing Agreement.

Item 7. SELLING SECURITY HOLDER

The selling stockholder identified in this prospectus may offer and sell up to 2,000,000 shares of our common stock, which consists of shares of common stock to be sold by GHS pursuant to the Financing Agreement. If issued presently, the shares of common stock registered for resale by GHS would represent 28.83% of our issued and outstanding shares of common stock as of June 16, 2026.

We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

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The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

GHS will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 4,937,860 shares of our common stock outstanding as of June 16, 2026.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the Selling Stockholders	Shares of Common Stock		Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	before the Offering (1)	Being Offered		# of Shares (2)	% of Class (2)

GHS Investments LLC (3)	0	2,000,000	(4)	0	0%

Notes:

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.
(2)	Because the selling stockholders may offer and sell all or only some portion of the 2,000,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.
(3)	Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS Investments LLC.
(4)	Consists of up to 2,000,000 shares of common stock to be sold by GHS pursuant to the Financing Agreement.

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THE OFFERING

On April 11, 2025, we entered into an Equity Financing Agreement (the “Financing Agreement”) with GHS Investments LLC (“GHS”). Although we are not mandated to sell shares under the Financing Agreement, the Financing Agreement gives us the option to sell to GHS, up to $10,000,000 worth of our common stock over the period ending twenty-four (24) months after the date this Registration Statement is deemed effective. The $10,000,000 was stated as the total amount of available funding in the Financing Agreement because this was the maximum amount that GHS agreed to offer us in funding. There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Financing Agreement. If the bid/ask spread remains the same, we will not be able to place a put for the full commitment under the Financing Agreement. Based on the lowest traded price of our common stock during the ten (10) consecutive trading day period preceding June 16, 2026, of approximately $0.12, the registration statement covers the offer and possible sale of $192,000 worth of our shares.

The purchase price of the common stock will be set at eighty percent (80%) of the lowest trading price of the common stock during the ten (10) consecutive trading day period immediately preceding the date on which the Company delivers a put notice to GHS. In addition, there is an ownership limit for GHS of 4.99%.

GHS is not permitted to engage in short sales involving our common stock during the term of the commitment period. In accordance with Regulation SHO, however, sales of our common stock by GHS after delivery of a put notice of such number of shares reasonably expected to be purchased by GHS under a put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. GHS is not required to purchase the put shares unless:

●	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective;
●	we shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities; and
●	we shall have filed all requisite reports, notices, and other documents with the SEC in a timely manner.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by GHS. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Financing Agreement nor any of our rights or GHS’s rights thereunder may be assigned to any other person.

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Item 8. PLAN OF DISTRIBUTION

Each of the selling stockholders named above and any of their pledgees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	privately negotiated transactions;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; or

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

GHS is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement with GHS. Neither the Financing Agreement with GHS nor any rights of the parties under the Financing Agreement with GHS may be assigned or delegated to any other person.

We have entered into an agreement with GHS to keep this prospectus effective until GHS has sold all of the common shares purchased by it under the Financing Agreement and has no right to acquire any additional shares of common stock under the Financing Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders.

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Item 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue 25,990,000,000 shares of common stock, par value $0.001, of which 4,937,860 shares are issued and outstanding as of June 16, 2026. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

Currently, there are no warrants or options outstanding; nor are there any other equity or debt securities convertible into common stock other than disclosed in the “Convertible Note” paragraph above.

Nevada Anti-Takeover Laws

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
●	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
●	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or
●	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

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Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
●	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and
●	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Item 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of the Company as of December 31, 2025, and 2024, and for the years then ended, included in this registration statement, have been audited by Prager Metis CPAs, LLC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this registration statement, and are included in reliance on the report of such firm given upon their authority as experts in auditing and accounting.

The legal opinion rendered by Brunson Chandler & Jones, PLLC, regarding our common stock registered in the registration statement of which this prospectus is a part, is as set forth in its opinion letter included in this prospectus. The address of Brunson Chandler & Jones, PLLC, is Walker Center, 175 S. Main Street, 14th Floor, Salt Lake City, Utah, 84111.

Item 11. INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

ORGANIZATION

Ozop Energy Solutions, Inc. (the” Company,” “we,” “us” or “our”) was originally incorporated as Newmarkt Corp. on July 17, 2015, under the laws of the State of Nevada.

Our corporate website is located at http://ozopenergy.com, and the contents of our website are expressly not incorporated herein.

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On July 10, 2020, the Company entered into a Stock Purchase Agreement (the “SPA”) with Power Conversion Technologies, Inc., a Pennsylvania corporation (“PCTI”), and Catherine Chis (“Chis”), PCTI’s Chief Executive Officer (“CEO”) and its sole shareholder. Under the terms of the SPA, the Company acquired one thousand (1,000) shares of PCTI, which represents all of the outstanding shares of PCTI, from Chis in exchange for the issuance of 47,500 shares of the Company’s Series C Preferred Stock, 18,667 shares of the Company’s Series D Preferred Stock, and 500 shares of the Company’s Series E Preferred Stock to Chis.

On October 29, 2020, the Company formed a new wholly owned subsidiary, Ozop Surgical Name Change Subsidiary, Inc., a Nevada corporation (“Merger Sub”). The Merger Sub was formed under the Nevada Revised Statutes for the sole purpose and effect of changing the Company’s name to “Ozop Energy Solutions, Inc.” That same day the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Merger Sub and filed Articles of Merger (the “Articles of Merger”) with the Nevada Secretary of State, merging the Merger Sub into the Company, which were stamped effective as of November 3, 2020. As permitted by the Section 92.A.180 of the Nevada Revised Statutes, the sole purpose and effect of the filing of Articles of Merger was to change the name of the Company from Ozop Surgical Corp to “Ozop Energy Solutions, Inc.”

On December 11, 2020, the Company formed Ozop Energy Systems, Inc. (“OES”), a Nevada corporation and a wholly owned subsidiary of the Company. OES was formed to be a manufacturer and distributor of renewable energy products.

On August 19, 2021, the Company formed Ozop Capital Partners, Inc. (“Ozop Capital”), a Delaware corporation and a wholly owned subsidiary of the Company. Brian Conway was appointed as the sole officer and director of Ozop Capital and has voting control of Ozop Capital.

On October 29, 2021, EV Insurance Company, Inc. (“EVCO”) was formed as a captive insurance company in the State of Delaware. EVCO is a wholly owned subsidiary of Ozop Capital. On January 7, 2022, EVCO filed with New Castle County, Delaware DBA OZOP Plus.

On February 25, 2022, the Company formed Ozop Engineering and Design, Inc. (“OED”) a Nevada corporation, as a wholly owned subsidiary of the Company. OED was formed to become a premier engineering and lighting control design firm. OED offers product and design support for lighting and solar projects with a focus on fast lead times and technical support. OED and our partners are able to offer the resources needed for lighting, solar and electrical design projects. OED will provide customers systems to coordinate the understanding of electrical usage with the relationship between lighting design and lighting controls, by developing more efficient ecofriendly designs. We work with architects, engineers, facility managers, electrical contractors and engineers.

On May 5, 2023, the Board of Directors of the Company approved to amend the Company’s Articles of Incorporation (the “Amendment”) to increase the authorized capital stock of the Company to 7,000,000,000 shares, of which 6,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the Amendment with the State of Nevada on June 23, 2023.

On June 4, 2024, the Board of Directors of the Company approved to amend the Company’s Articles of Incorporation (the “2024 Amendment”) to increase the authorized capital stock of the Company to 9,000,000,000 shares, of which 8,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the 2024 Amendment with the State of Nevada on July 22, 2024.

On June 11, 2024, the Company formed Automated Room Controls, Inc. (“ARC”) a Nevada corporation, as a wholly owned subsidiary of the Company. ARC was created to address a significant need in the lighting controls industry. ARC’s personnel has extensive experience in lighting controls since 2012, bringing together IT specialists and lighting control experts. We believe that easy deployment and creative applications can transform lighting controls into essential tools for enhancing the utility and ambiance of any space. The Company’s mission is to deliver cutting-edge technology that simplifies complex control needs, ensuring seamless integration and exceptional performance.

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On March 4, 2025, the Board of Directors of the Company approved to amend the Company’s Articles of Incorporation (the “2025 Amendment”) to increase the authorized capital stock of the Company to 16,000,000,000 shares, of which 15,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the 2025 Amendment with the State of Nevada on April 10, 2025.

On May 21, 2025, the Board of Directors of the Company approved to amend the Company’s Articles of Incorporation (the “May 2025 Amendment”) to increase the authorized capital stock of the Company to 26,000,000,000 shares, of which 25,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the May 2025 Amendment with the State of Nevada on July 1, 2025.

On January 16, 2026, the Company filed a Certificate of Amendment to the Certificate of Incorporation of the Company with the Nevada Secretary of State to effect a reverse stock split at a 1-for-5,000 ratio. On January 21, 2026 (the “Effective Time”), every 5,000 shares of issued and outstanding Common Stock automatically combined into one issued share of common stock, with no change in par value. No fractional shares were issued as a result of the Reverse Stock Split. Instead of issuing fractional shares, the Company rounded shares up or down to the nearest whole number as determined by DTC at the participant level. The Reverse Stock Split did not modify any voting rights or other terms of the Common Stock. As a result, the number of shares of Common Stock outstanding was reduced from 13,327,772,635 shares to 2,665,555 shares, exclusive of 58,309 whole shares issued for rounding up fractional shares (which were issued in January 2026), and the number of authorized shares of Common Stock remains 25,990,000,000 shares.

Discontinued Operations

In accordance with ASC 205-20 Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meet the criteria in paragraph 205-20-45-10. In the period in which the component meets held-for-sale or discontinued operations criteria the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the net income (loss) of continuing operations.

On September 1, 2022, the BOD of the Company authorized the filing of a Chapter 7 proceeding which meets the definition of a discontinued operation. Accordingly, the operating results of PCTI are reported as income (loss) from discontinued operations in the accompanying consolidated financial statements for the years ended December 31, 2025 and 2024, and for the three months ended March 31, 2026 and 2025.

Business Overview

Ozop Energy Systems

OES operates in the renewable, electric vehicle (“EV”), energy storage and energy resiliency sectors. We are engaged in multiple business lines that include project development as well as equipment distribution.

Equipment Distributor: In April 2021, the Company signed a five-year lease (beginning June 1, 2021) of approximately 8,100 SF in California, for office and warehouse space to support the sales and distribution of our west coast operations. On February 22, 2023, with an effective date of March 1, 2023, the Company entered into a Sublease for a Single Subleasee Agreement (the “Sublease”) with the landlord and a third party for the office and warehouse in Carlsbad California. Pursuant to the Sublease agreement, the third party will be responsible for all of the Company’s lease obligations through May 31, 2026, the lease termination date.

Modular Energy Distribution System: The NeoVolt™ System comprises the design engineering, installation, and operational methodologies as well as the financial arbitrage of how we produce, capture and distribute electrical energy for the EV markets. Our NeoVoltTM System offers (1) charging locations that can be installed with reduced delays, restricted areas or load limits and (2) EV charger electricity that is produced from renewable sources claiming little to no carbon footprint.

The Company has developed a business plan for NeoVolt™, a scalable battery storage solution that aims to relieve the stress on existing grid infrastructure by providing distributed energy storage. With the first stage of engineered technical drawings completed, we are advancing to stage two and preparing to construct the initial prototype or proof of concept (PoC). NeoVolt™ is designed with advanced features, including automatic adoption of connected devices and dynamic load balancing through a master-slave configuration. These capabilities enable NeoVolt™ to seamlessly integrate with and manage energy flows across multiple devices. Furthermore, the PoC is contingent upon recent advancements in EV charging and discharging standardizations, including on-board inverters and bi-directional capabilities, to ensure compatibility and efficiency in both residential and commercial applications.

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OZOP Plus

Ozop Plus markets vehicle service contracts (VSC’s”) for electric vehicles (EV’s) that offer consumers to be able to purchase additional months and miles above the manufacturer’s warranty and to also bring added value to EV owners by utilizing our partnerships and strengths in the energy market to offer unique and innovative services. EVCO has agreements with others whereby the battery premium associated with any EV VSC will be ceded to EVCO. OZOP Plus markets vehicle service contracts (“VSC’s”) for electric vehicles (EV’s) that offer consumers to be able to purchase additional months and miles above the manufacturer’s warranty and to also bring added value to EV owners by utilizing our partnerships and strengths in the energy market to offer unique and innovative services. Among EV owners’ concerns are the EV battery repair and replacement costs, range anxiety, environmental responsibilities, roadside assistance, and the accelerated wear on additional components that EV vehicles experience. Management believes that the OZOP Plus marketed VSC’s will give “peace of mind” to the EV buyer. On October 23, 2024, Ozop Capital Partners, Inc. entered into an agreement with Empire Auto Protect (“Empire”). Under the agreement, Empire will white label Royal Administration’s Fully Charged VSC, to be marketed as Empire Plus. OZOP Plus will be ceded the battery premium portion of all of the Empire Plus VSC’s contracted.

Ozop Engineering and Design

OED was formed to become a premier engineering and lighting control design firm. OED offers product and design support for lighting and solar projects with a focus on fast lead times and technical support. OED and our partners are able to offer the resources needed for lighting, solar and electrical design projects. OED provides its’ customers systems to coordinate the understanding of electrical usage with the relationship between lighting design and lighting controls, by developing more efficient ecofriendly designs by working with architects, engineers, facility managers, electrical contractors and engineers. OED specializes in lighting commissioning services. On September 27, 2024, OED signed an agreement with Leviton Manufacturing Co, Inc., to serve as a field service technician for their advanced lighting control systems.

Automated Room Controls (ARC)

ARC is developing products to be an advanced lighting controls system, intricately engineered to integrate sophisticated wired and wireless technologies. At its core, it employs a hybrid network topology that facilitates both resilient wired connections and flexible wireless communications, making it suitable for complex infrastructural environments. The system is equipped with an array of sensors and control nodes, enabling precise light management and energy usage monitoring. With support for protocols such as DALI and Zigbee, alongside the capability for seamless integration with IoT platforms, ARC offers a comprehensive solution for intricate lighting networks. This system is designed not just for control and efficiency, but also for adaptability to diverse architectural and electrical layouts, embodying a technical solution for advanced, energy-conscious lighting management.

Sales and marketing

The Company markets its products through its websites as well as attending industry-specific trade shows. Additionally, OZOP Plus markets the EV VSC in conjunction with Royal Administration Services, Inc. (“Royal”) through Royal’s agents and the Company also will begin marketing the product through various third-party websites and portals for additional direct to consumer marketing to EV owners.

Competition

We compete with many companies in the various application segments including larger, more established companies with substantial capabilities, personnel and financial resources. Many of our competitors have a larger presence in global markets.

Employees

As of the date of this filing, the Company employs 1 full time and 3 part-time employees. Ozop also has contracts with various independent contractors and consultants to fulfil additional needs, including accounting, investor relations, business development, permitting, and other corporate functions, and may increase staff further as we expand activities and bring new projects online.

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Legal Proceedings

We were involved as a plaintiff in a Complaint filed in the SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF SAN DIEGO NORTH COUNTY (the “Complaint”) on November 14, 2022. The Complaint alleges that former employees would place an order from a customer for purchase of product from OZOP with funds the exact source of which is presently unknown. OZOP alleges that next, the customer would sell that product to OZOP’s customers at a price marked up from the price for which the customer purchased from OZOP – to the benefit of Defendants and to the detriment of OZOP, their employer at the time. The Complaint further alleges that the former employees falsely represented that the price the customer was obtaining from other suppliers and therefore was willing to pay for OZOP product decreased, which allowed them to use the customer to then sell additional product to OZOP’s customers at increasingly larger margins, thus further wrongfully enriching themselves to the detriment of their employer, OZOP. The lawsuit also alleges that the employees were also making false statements to Ozop’s customers regarding the financial condition of Ozop and the lack of module inventory.

On April 4, 2024, the Company executed a Settlement Agreement (the “Settlement”) with its former employees and Your Home Solutions Corp (“YHS”). YHS and the former employees were all defendants (the “Defendants”) in the Complaint. Pursuant to the terms of the Settlement, the Defendants paid the Company $1,125,000 during the year ended December 31, 2024. In exchange, the Company agreed to release all Defendants from the lawsuit and to deliver 11 containers of solar panels. Upon the receipt of the $1,125,000 and the delivery of the 11 containers, and pursuant to the Settlement, the Company recorded sales of $728,640, a credit of $125,000 to legal expense and for the year ended December 31, 2024, recorded a gain on litigation settlement of $271,360.

Other than the above, we know of no legal proceedings to which we are a party or to which any of our property is the subject, which are pending, threatened or contemplated or any unsatisfied judgments against the Company.

Other Information

None.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is currently quoted on the OTC Market’s OTCQB Venture Marketplace (“OTCQB”) under the symbol “OZSC”. The following table sets forth for the periods indicated the high and low traded price per share of our common stock as reported on the OTCQB. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions:

OTC Markets Group Inc. OTCQB (1)

	High $	Low $

June 1, 2025- June 1, 2026	1.50	0.06

(1) Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions. Prices prior to January 21, 2026, have been retroactively restated for five thousand-for-one share consolidation on January 21, 2026.

Holders of Record

As of December 31, 2025, we had 75 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Dividends

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following is management’s discussion and analysis of certain significant factors that have affected our financial position and operating results during the periods included in the accompanying unaudited consolidated financial statements, as well as information relating to the plans of our current management. This report includes forward-looking statements. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the Securities and Exchange Commission from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

While our financial statements are presented on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time, our auditors have raised a substantial doubt about our ability to continue as a going concern.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments, and assumptions. We believe that the estimates, judgments, and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments, and assumptions are made. These estimates, judgments, and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates.

The following discussion should be read in conjunction with our unaudited consolidated financial statements and the related notes that appear elsewhere in this Quarterly Report on Form 10-Q.

THE COMPANY

Ozop Energy Solutions, Inc. (the “Company,” “we,” “us” or “our”) was originally incorporated as Newmarkt Corp. on July 17, 2015, under the laws of the State of Nevada.

On October 29, 2020, the Company formed a new wholly owned subsidiary, Ozop Surgical Name Change Subsidiary, Inc., a Nevada corporation (“Merger Sub”). The Merger Sub was formed under the Nevada Revised Statutes for the sole purpose and effect of changing the Company’s name to “Ozop Energy Solutions, Inc.” That same day the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Merger Sub and filed Articles of Merger (the “Articles of Merger”) with the Nevada Secretary of State, merging the Merger Sub into the Company, which were stamped effective as of November 3, 2020. As permitted by the Section 92.A.180 of the Nevada Revised Statutes, the sole purpose and effect of the filing of Articles of Merger was to change the name of the Company from Ozop Surgical Corp to “Ozop Energy Solutions, Inc.”

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On December 11, 2020, the Company formed Ozop Energy Systems, Inc. (“OES”), a Nevada corporation and a wholly owned subsidiary of the Company. OES was formed to be a manufacturer and distributor of renewable energy products.

On August 19, 2021, the Company formed Ozop Capital Partners, Inc. (“Ozop Capital”), a Delaware corporation and a wholly owned subsidiary of the Company. Brian Conway was appointed as the sole officer and director of Ozop Capital and has voting control of Ozop Capital.

On October 29, 2021, EV Insurance Company, Inc. (“EVCO”) was formed as a captive insurance company in the State of Delaware. EVCO is a wholly owned subsidiary of Ozop Capital. On January 7, 2022, EVCO filed with New Castle County, Delaware DBA OZOP Plus.

On February 25, 2022, the Company formed Ozop Engineering and Design, Inc. (“OED”) a Nevada corporation, as a wholly owned subsidiary of the Company. OED was formed to become a premier engineering and lighting control design firm. OED offers product and design support for lighting and solar projects with a focus on fast lead times and technical support. OED and our partners are able to offer the resources needed for lighting, solar and electrical design projects. OED will provide customers systems to coordinate the understanding of electrical usage with the relationship between lighting design and lighting controls, by developing more efficient ecofriendly designs. We work with architects, engineers, facility managers, electrical contractors and engineers.

On June 11, 2024, the Company formed Automated Room Controls, Inc. (“ARC”) a Nevada corporation, as a wholly owned subsidiary of the Company. ARC was created to address a significant need in the lighting controls industry. ARC’s personnel has extensive experience in lighting controls since 2012, bringing together IT specialists and lighting control experts. We believe that easy deployment and creative applications can transform lighting controls into essential tools for enhancing the utility and ambiance of any space. The Company’s mission is to deliver cutting-edge technology that simplifies complex control needs, ensuring seamless integration and exceptional performance.

OES operates in the renewable, electric vehicle (“EV”), energy storage and energy resiliency sectors. We are engaged in multiple business lines that include project development as well as equipment distribution.

Equipment Distributor: In April 2021, the Company signed a five-year lease (beginning June 1, 2021) of approximately 8,100 SF in California, for office and warehouse space to support the sales and distribution of our west coast operations. On February 22, 2023, with an effective date of March 1, 2023, the Company entered into a Sublease for a Single Subleasee Agreement (the “Sublease”) with the landlord and a third party for the office and warehouse in Carlsbad California. Pursuant to the Sublease agreement, the third party will be responsible for all of the Company’s lease obligations through May 31, 2026, the lease termination date.

Modular Energy Distribution System: The NeoVolt™ System comprises the design engineering, installation, and operational methodologies as well as the financial arbitrage of how we produce, capture and distribute electrical energy for the EV markets. Our NeoVoltTM System offers (1) charging locations that can be installed with reduced delays, restricted areas or load limits and (2) EV charger electricity that is produced from renewable sources claiming little to no carbon footprint.

The Company has developed a business plan for NeoVolt™, a scalable battery storage solution that aims to relieve the stress on existing grid infrastructure by providing distributed energy storage. With the first stage of engineered technical drawings completed, we are advancing to stage two and preparing to construct the initial prototype or proof of concept (PoC). NeoVolt™ is designed with advanced features, including automatic adoption of connected devices and dynamic load balancing through a master-slave configuration. These capabilities enable NeoVolt™ to seamlessly integrate with and manage energy flows across multiple devices. Furthermore, the PoC is contingent upon recent advancements in EV charging and discharging standardizations, including on-board inverters and bi-directional capabilities, to ensure compatibility and efficiency in both residential and commercial applications.

OED specializes in lighting commissioning services. On September 27, 2024, OED signed an agreement with Leviton Manufacturing Co, Inc., to serve as a field service technician for their advanced lighting control systems.

Ozop Plus markets vehicle service contracts (VSC’s”) for electric vehicles (EV’s) that offer consumers to be able to purchase additional months and miles above the manufacturer’s warranty and to also bring added value to EV owners by utilizing our partnerships and strengths in the energy market to offer unique and innovative services. Among EV owners’ concerns are the EV battery repair and replacement costs, range anxiety, environmental responsibilities, roadside assistance, and the accelerated wear on additional components that EV vehicles experience. Management believes that the Ozop Plus marketed VSC’s will give “peace of mind” to the EV buyer. On October 23, 2024, Ozop Capital Partners, Inc. entered into an agreement with Empire Auto Protect (“Empire”). Under the agreement, Empire will white label Royal Administration’s Fully Charged VSC, to be marketed as Empire Plus. OZOP Plus will be ceded the battery premium portion of all of the Empire Plus VSC’s contracted.

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ARC has developed products to be an advanced lighting controls system, intricately engineered to integrate sophisticated wired and wireless technologies. At its core, it employs a hybrid network topology that facilitates both resilient wired connections and flexible wireless communications, making it suitable for complex infrastructural environments. The system is equipped with an array of sensors and control nodes, enabling precise light management and energy usage monitoring. With support for protocols such as DALI and Zigbee, alongside the capability for seamless integration with IoT platforms, ARC offers a comprehensive solution for intricate lighting networks. This system is designed not just for control and efficiency, but also for adaptability to diverse architectural and electrical layouts, embodying a technical solution for advanced, energy-conscious lighting management.

Discontinued Operations

On September 1, 2022, the BOD of the Company authorized the filing of a Chapter 7 proceedings which meets the definition of a discontinued operation. Accordingly, the operating results of PCTI are reported as income (loss) from discontinued operations in the accompanying consolidated financial statements for the years ended December 31, 2025 and 2024, and for the three months ended March 31, 2026, and 2025.

Results of Operations for the three months ended March 31, 2026, and 2025:

Revenue

For the three months ended March 31, 2026, the Company generated revenue of $56,053 compared to $42,257 for the three months ended March 31, 2025. Revenues from Ozop Energy Systems, Inc. (“OES”) and Automated Room Controls, Inc. (“ARC”) are classified as sourced and distributed products. Ozop Engineering and Design (“OED”) revenues are classified as design and installation. Sales are summarized as follows:

	Three months ended March 31,
	2026	2025
Sourced and distributed products	$315	$3,024
Design and installation	55,738	39,233
Total	$56,053	$42,257

Design and installation revenues increased for the three months ended March 31, 2026, compared to the three months ended March 31, 2025, as OED received more jobs in the current year period compared to the prior year quarter. Sales of sourced and distributed products (ARC and OES) were lower for the three months ended March 31, 2026, compared to the three months ended March 31, 2025.

Cost of sales and Gross profit

For the three months ended March 31, 2026, and 2025, the Company recognized $45,659 and $32,768, respectively, of cost of sales.

	Three months ended March 31,
	2026	2025
Sourced and distributed products	$2,385	$2,664
Design and installation	43,274	30,104
Total	$45,659	$32,768

	Three Months ended March 31,
	2026	2025
Gross margin	18.5%	22.4%

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The gross margin on design and installation was 22.4% for the three months ended March 31, 2026, compared to 23.3% for the three months ended March 31, 2025. The Company recognized a gross margin on solar products (OES) of 11.9% for the three months ended March 31, 2025, and there were no sales and gross margin for the three months ended March 31, 2026.

Operating expenses

Total operating expenses for the three months ended March 31, 2026, and 2025, were $671,802 and $940,318 respectively. The operating expenses were comprised of:

	Three months ended March 31,
	2026	2025
Management fees, related parties	$240,000	$240,000
Salaries, taxes and benefits	29,441	228,090
Stock compensation expense	48,000	-
Travel expenses	1,683	23,399
Professional and consulting fees	223,815	229,175
Advertising and marketing	2,487	27,740
Building, rent and office expense	39,621	34,426
Research and development costs	142	24,668
Insurance	30,598	62,882
General and administrative, Other	56,015	69,938
Total	$671,802	$940,318

Effective January 1, 2022, the Company entered into an employment agreement with Mr. Conway. Pursuant to the agreement, Mr. Conway receives annual compensation of $240,000 from the Company and will also be eligible to receive bonuses and equity grants at the discretion of the BOD. The Company also agreed to compensate Mr. Conway for services provided directly to any of the Company’s subsidiaries. Currently, the subsidiaries of Ozop Capital, OES and OED, each compensates Mr. Conway $20,000 per month.

Salaries, taxes, and benefits decreased for the three months ended March 31, 2026, compared to March 31, 2025. OES currently has 1 employee with an aggregate annual salary of $72,000, compared to 2 employees with an aggregate annual salary of $204,000 for the three months ended March 31, 2025. The solar distribution of this vertical is being managed by our financial consultant and the Company’s CEO. For the three months ended March 31, 2026, OED was paying employees on a per hour basis for time travel to and from a job and time of service at a job and is 100% charged to cost of sales (see above). For the three months ended March 31, 2025, OED had two employees with an aggregate annual compensation of $244,000 and allocated $30,260 of salaries and payroll taxes to cost of sales for the three months ended March 31, 2025. ARC did not have any employees for the three months ended March 31, 2026, and is being managed by our financial consultant, our OES employee, and the Company’s CEO. For the three months ended March 31, 2025, ARC had 3 employees with an annual salary of $310,000. Ozop Capital Partners had one employee through January 15, 2026, with annual compensation of $144,000. The Company allocates salaries and related expenses to the appropriate subsidiary for where their services are being performed. The expenses per subsidiary included in operating expenses for the three months ended March 31, 2026, and 2025, are as follows:

	Three months ended March 31,
	2026	2025
Ozop Energy Systems	$23,018	$55,649
Ozop Engineering and Design	-	56,385
Automated Room Controls, Inc.	-	84,465
Ozop Capital Partners/EV Insurance Company	6,423	31,591
Total	$29,441	$228,090

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Stock based compensation of $48,000 during the three months ended March 31, 2026, related to the Company issuing 300,000 shares of common stock pursuant to a Service Agreement with a third party. The Company valued the shares at $0.16 per share.

Travel expenses decreased for the three months ended March 31, 2026, compared to the three months ended March 31, 2025, as the Company had lower travel expenses related to Systems and OED.

Professional and consulting fees decreased slightly for the three months ended March 31, 2026, compared to the three months ended March 31, 2025.

Advertising and marketing expenses decreased for the three months ended March 31, 2026, compared to March 31, 2025, as result of the Company attending less trade shows in the current year compared to the prior year.

Building, rent and office expense (including storage, supplies, utilities, and internet costs) increased for the three months ended March 31, 2026, compared to the three months ended March 31, 2025.

Research and development costs decreased for the three months ended March 31, 2026, compared to the three months ended March 31, 2025, due to the development and testing of the ARC products occurred in the 2025 period.

Insurance expenses decreased for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The decrease was the result a decrease in health insurance related to the decrease in employees and the Company not renewing certain insurance policies for OES. The Company estimates that the monthly insurance expense to be approximately $12,000 per month.

Other (Income) Expenses

Other expense, net, for the three months ended March 31, 2026, was $1,822,305 compared to $626,342 for the three months ended March 31, 2025, and were as follows:

	Three months ended March 31,
	2026	2025
Interest expense	$1,792,032	$738,101
Gain (loss) on change in fair value of derivatives	30,273	(111,759)
Total other expense, net	$1,822,305	$626,342

The increase in interest expense for the three months ended March 31, 2026, is primarily a result of the amortization expense of $974,503 related to debt discounts on convertible notes payable and promissory notes payable compared to $14,240 for the three months ended March 31, 2025. For the three months ended March 31, 2026, the Company recognized a loss of $30,273, compared to the Company recognizing a gain of $111,759 for the three months ended March 31, 2025, on the change in the fair value of derivatives.

Net loss

Net loss attributable to the Company for the three months ended March 31, 2026, was $2,483,713, compared to $1,557,171 for the three months ended March 31, 2025. The change was primarily a result of the increase in other expenses, partially offset by the decrease in operating expenses.

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Liquidity and Capital Resources

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2026, the Company had an accumulated deficit of $236,064,897 and a working capital deficit of $40,724,721. As of March 31, 2026, the Company was in default of $18,714,423 plus accrued interest on debt instruments due to non-payment upon maturity dates or failure to comply with the loan’s contractual payment terms. Current cash balances are not sufficient to satisfy obligations currently due. Management is exploring capital raising options which may or may not become available on a timely basis to meet the obligations that are past due. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for one year from the date of the issuance of these financial statements. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Currently, our current capital and our other existing resources will not be sufficient to provide the working capital needed for our current business, and additional capital will be required to meet our debt obligations, and to further expand our business. We may be unable to obtain the additional capital required on terms favorable to the Company or at all. If we are unable to generate capital or raise additional funds when required, it will have a negative impact on our business development and financial results. These conditions raise substantial doubt about our ability to continue as a going concern as well as our recurring losses from operations, deficit in equity, and the need to raise additional capital to fund operations. This “going concern” could impair our ability to finance our operations through the sale of debt or equity securities. Management’s plans in regard to these factors are discussed in Note 2 to the unaudited consolidated financial statements filed herein.

For the three months ended March 31, 2026, we primarily funded our business operations with the existing cash on hand as of January 1, 2026, cash received from collection of accounts receivable, $47,069 received from sales of common stock, $215,000 received from the issuance of convertible promissory notes of $222,000, and $190,000 received from the issuance of $210,000 promissory notes.

As of March 31, 2026, we had cash of $83,779 as compared to $266,431 as of December 31, 2025. As of March 31, 2026, we had current liabilities of $40,993,623, compared to current assets of $268,902, which resulted in a working capital deficit of $40,724,721. The current liabilities are comprised of accounts payable and accrued expenses, related party liabilities, convertible debt, derivative liabilities, lease obligations, deferred liability, notes payable, and liabilities of discontinued operations.

Operating Activities

For the three months ended March 31, 2026, net cash used in operating activities was $459,721 compared to $724,822 for the three months ended March 31, 2025.

For the three months ended March 31, 2026, our net cash used in operating activities was primarily attributable to the net loss of $2,483,713, adjusted the loss on the change in fair value of derivatives of $30,273, the non-cash items of interest expense of $1,006,782, amortization and depreciation of $52,539, and stock based compensation expense of $48,000. Net changes of $886,398 in operating assets and liabilities reduced the cash used in operating activities.

For the three months ended March 31, 2025, our net cash used in operating activities was primarily attributable to the net loss of $1,557,171, the gain on the change in fair value of derivatives of $111,759, adjusted by non-cash items of interest expense of $14,241, and amortization and depreciation of $54,305. Net changes of $875,562 in operating assets and liabilities reduced the cash used in operating activities.

Investing Activities

For the three months ended March 31, 2026, the net cash used in investing activities was $175,000, resulting from loans to related party in exchange for promissory notes.

For the three months ended March 31, 2025, the net cash used in investing activities was $3,490, primarily due to purchase of office and computer equipment.

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Financing Activities

For the three months ended March 31, 2026, the net cash provided by financing activities was $452,069 of which $215,000 was net proceeds received from issuance of convertible notes, $47,069 from the sales of common stock to GHS, net of issuance costs, and $190,000 from the issuances of promissory notes payable.

For the three months ended March 31, 2025, the net cash provided by financing activities was $260,805, from the sales of common stock to GHS, net of issuance costs.

Results of Operations for the years ended December 31, 2025, and 2024:

Revenue

For the year ended December 31, 2025, the Company generated revenue of $307,421 compared to $1,342,653 for the year ended December 31, 2024. Revenues from Ozop Energy Systems, Inc. (“OES”) and Automated Room Controls, Inc. (“ARC”) are classified as sourced and distributed products. Ozop Engineering and Design (“OED”) revenues are classified as design and installation. Sales are summarized as follows:

	Year ended December 31,
	2025	2024
Sourced and distributed products	$105,709	$1,042,022
Design and installation	201,712	300,631
Total	$307,421	$1,342,653

Sales of sourced and distributed products for the year ended December 31, 2024, included $728,640, pursuant to the YHS Settlement. Excluding this, sales of sourced and distributed products (solar product) were significantly lower for the year ended December 31, 2025, compared to December 31, 2024. The Company believes the lower revenues were due to higher interest rates affecting homeowners’ ability and desire for residential rooftop solar installations as well as competitors lowering their selling prices to try to capture a part of the lower demand. These factors also resulted in our customers having excess inventory on hand. and our decision to not currently place additional orders for solar products. Sales of sourced and distributed products for the year ending December 31, 2025, also includes $93,613 of revenues from ARC, which started to generate revenue during 2025. Design and installation revenues decreased for the year ended December 31, 2025, compared to December 31, 2024, as the prior year included $162,000 for a one-time large installation job.

Cost of sales and gross margin

For the years ended December 31, 2025, and 2024, the Company recognized $220,765 and $1,187,180, respectively, of cost of sales.

	Year ended December 31,
	2025	2024
Sourced and distributed products	$80,454	$945,931
Design and installation	140,311	107,224
Inventory write down	-	134,025
	$220,765	$1,187,180

During the year ended December 31, 2024, the Company reviewed its inventory valuation to determine if the historical cost of its solar panels was less than their net realizable value. Management also considers, if applicable, other factors, including known trends, market conditions, and other such issues. Based on current market conditions related to solar panels including but not limited to reduced selling prices in the industry and the abundance of inventory supply in the market, management determined that the net realizable value of certain of the Company’s inventory required a lower of cost or market adjustment of $134,025 (the “Inventory Adjustment”) to the historical cost of inventory purchased. Design and installation cost of sales is comprised of OED’s labor costs for each job.

	Year ended December 31,
	2025	2024
Gross margin	28.2%	11.6%

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The increase in gross margin percentage is primarily related to the Inventory Adjustment of $134,025 during the year ended December 31, 2024, causing a lower gross margin that year. The Company recognized a gross margin on solar products (OES) of 11.8% for the year ended December 31, 2025, compared to (3.6%) for the year ended December 31, 2024. The gross margin on design and installation of 30.4% for the year ended December 31, 2025, compared to 64.3% for the year ended December 31, 2024, a result of a customer agreement effective October 1, 2024, who compensates the Company based on hourly rate for actual hours worked as compared to a higher daily rate the Company received from other customers during the year ended December 31, 2024. ARC products had a gross margin of 25.5% for the year ended December 31, 2025.

Operating expenses

Total operating expenses for the years ended December 31, 2025, and 2024, were $3,058,483 and $3,619,155, respectively. The operating expenses were comprised of:

	Year ended December 31,
	2025	2024
Management fees, related parties	$960,000	$960,000
Travel expenses	39,806	95,784
Stock compensation expense	40,000	-
Salaries, taxes, and benefits	500,505	839,027
Professional and consulting fees	844,500	770,982
Advertising and marketing	68,194	106,705
Rent and office expenses	73,135	151,940
Research and development costs	46,832	183,897
Building repairs and maintenance	58,207	53,318
Insurance	193,524	202,668
General and administrative, Other	233,780	254,834
Total	$3,058,483	$3,619,155

Effective January 1, 2022, the Company entered into an employment agreement with Mr. Conway. Pursuant to the agreement, Mr. Conway receives annual compensation of $240,000 from the Company and will also be eligible to receive bonuses and equity grants at the discretion of the BOD. The Company also agreed to compensate Mr. Conway for services provided directly to any of the Company’s subsidiaries. Currently, the subsidiaries of Ozop Capital, OES and OED, each compensates Mr. Conway $20,000 per month.

Travel expenses decreased for the year ended December 31, 2025, compared to the year ended December 31, 2024, as the Company had lower travel expenses related to Systems and OED as a result of decreased sales.

Stock based compensation of $40,000 during the year ended December 31, 2025, related to the Company issuing an aggregate of 40,000 post reverse split (200,000,000 prior to the reverse split) shares of common stock pursuant to a Service Agreement (including amendments) with a third party.

Salaries, taxes, and benefits decreased for the year ended December 31, 2025, compared to December 31, 2024. Ozop Energy Systems (“OES”) currently has 1 employee with an aggregate annual salary of $72,000 and focused on general and administrative functions. The solar distribution of this vertical is being managed by our financial consultant and the Company’s CEO. Effective July 1, 2025, OED has two part-time employees paid on an hourly basis for hours spent on travel to and from a job and hours spent on the job. Effective October 1, 2025, the hourly compensation of $40,323 was expensed to cost of sales. Prior to October 1, 2025, OED had full time employees and allocated $99,988 and $85,878 of salaries to cost of sales for the years ended December 31, 2025, and 2024, respectively.ARC is being managed by our financial consultant, our OES employee, and the Company’s CEO. During 2024, Ozop Capital Partners had one employee with annual compensation of $125,000 (terminated in July 2024), and hired a new employee on September 3, 2024, with an annual salary of $144,000. The Company allocates salaries and related expenses to the appropriate subsidiary for where their services are being performed. The expenses per subsidiary, included in operating expenses for the years ended December 31, 2025, and 2024, are as follows:

	Year ended December 31,
	2025	2024
Ozop Energy Systems	$134,234	$217,226
Ozop Engineering and Design	70,832	354,100
Ozop Capital Partners/EV Insurance Company	137,679	125,530
Automated Room Controls	157,760	142,171
Total	$500,505	$839,027

Professional and consulting fees increased for the year ended December 31, 2025, compared to the year ended December 31, 2024. The increase is due to the Company received $125,000 pursuant to the YHS settlement, that was credited to legal fees for the year ended December 31, 2024.

Advertising and marketing expenses decreased for the year ended December 31, 2025, compared to December 31, 2024, as result of the Company attending less trade shows in the current year compared to the prior year.

Research and development costs decreased for the year ended December 31, 2025, compared to the year ended December 31, 2024, due to the development and testing of the ARC products substantially occurred during the year ending December 31, 2024.

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Insurance expenses decreased for the year ended December 31, 2025, compared to the year ended December 31, 2024. The decrease was the result of the Company not renewing the credit insurance policy for OES, which terminated April 30, 2024. The Company estimates that the monthly insurance expense to be approximately $15,000 per month.

Rent and office expense (including storage, supplies, utilities, and internet costs) decreased for the year ended December 31, 2025, compared to the year ended December 31, 2024, because of $71,208 expenses incurred by OES for storage fees in the year ended December 31, 2024, (no such storage fees in the year ended December 31, 2025). During the year ended December 31, 2025, the Company sold their building and entered into a new lease agreement effective September 1, 2025.

General and administrative expense other, decreased for the year ended December 31, 2025, compared to the year ended December 31, 2024. There were decreases in depreciation ($28,182), meals and entertainment ($16,891), investor relation expenses ($4,861) and other net decreases ($1,218), which were substantially offset by increases in merchant, credit card and bank fees $11,519, transfer agent and filing fees $15,562, freight expenses $3,017.

Other (Income) Expenses

Other expense, net for the year ended December 31, 2025, was $5,740,716 compared to $2,738,052 for the year ended December 31, 2024, and were as follows.

	Year ended December 31,
	2025	2024
Interest expense	$4,205,938	$4,014,997
Loss (gain) on change in fair value of derivatives	1,621,028	(1,005,585)
Gain on sale of building to a related party	(86,250)	-
Gain on litigation settlement	-	(271,360)
Total other expense, net	$5,740,716	$2,738,052

The increase in interest expense for the year ended December 31, 2025, is primarily a result of new amortization related to the initial debt discounts for new convertible notes and new promissory notes issued, including the Exchange Agreement, partially offset by the amortization period of certain note discounts that were completed during the year ended December 31, 2024. For the year ended December 31, 2025, the Company recognized a loss on the change in the fair value of derivatives. For the year ended December 31, 2024, the Company recognized gains on the change in the fair value of derivatives. For the years ended December 31, 2025, and 2024, the Company recognized a gain of $86,250 for the sale of a building to a related party and a gain of $271,360 on the settlement with YHS, respectively.

Net loss

Net loss attributable to the Company for the year ended December 31, 2025, was $8,712,543 compared to $6,198,161, for the year ended December 31, 2024.

Liquidity and Capital Resources

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2025, the Company had an accumulated deficit of $233,581,184 and a working capital deficit of $39,740,819. As of December 31, 2025, the Company was in default of $18,714,423 plus accrued interest on debt instruments due to non-payment upon maturity dates. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for one year from the date of the issuance of these financial statements. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Currently, our current capital and our other existing resources will not be sufficient to provide the working capital needed for our current business, and, additional capital will be required to meet our debt obligations, and to further expand our business. We may be unable to obtain the additional capital required. If we are unable to generate capital or raise additional funds when required, it will have a negative impact on our business development and financial results. These conditions raise substantial doubt about our ability to continue as a going concern as well as our recurring losses from operations, deficit in equity, and the need to raise additional capital to fund operations. This “going concern” could impair our ability to finance our operations through the sale of debt or equity securities. Management’s plans in regard to these factors are discussed in Note 2 to the consolidated financial statements filed herein.

For the year ended December 31, 2025, we primarily funded our business operations with the existing cash on hand as of January 1, 2025, cash received from collection of accounts receivable, $573,000 from the issuances of convertible notes payable, $392,168 received from sales of common stock, $100,000 received in the sale of building to a related party, and $350,000 from the issuances of promissory notes payable.

As of December 31, 2025, we had cash of $266,431 as compared to $797,139 as of December 31, 2024. As of December 31, 2025, we had current liabilities of $40,178,567, compared to current assets of $437,748, which resulted in a working capital deficit of $39,740,819. The current liabilities are comprised of accounts payable and accrued expenses, related party liabilities, convertible debt, derivative liabilities, lease obligations, deferred liability, notes payable, and liabilities of discontinued operations.

38

Operating Activities

For the year ended December 31, 2025, net cash used in operating activities was $1,792,386 compared to $1,850,146 for the year ended December 31, 2024.

For the year ended December 31, 2025, our net cash used in operating activities was primarily attributable to the net loss of $8,712,543, the gain on the sale of building to a related party of $86,250, adjusted by the loss on the change in fair value of derivatives of $1,621,028, non-cash interest expense of $1,166,614, stock based compensation of $40,000, and amortization and depreciation of $208,553. Net changes of $3,970,212 in operating assets and liabilities reduced the cash used in operating activities.

For the year ended December 31, 2024, our net cash used in operating activities was primarily attributable to the net loss of $6,198,161, the gain on the change in fair value of derivatives of $1,005,585, adjusted by non-cash interest expense of $1,119,461, the inventory write-down of $134,025 and amortization and depreciation of $214,372. Net changes of $3,889,315 in operating assets and liabilities reduced the cash used in operating activities.

Investing Activities

For the year ended December 31, 2025, the net cash used in investing activities was $53,490, resulting from the sale of the building to a related party of $100,000, less a loan to related party of $150,000, and the purchase of office and computer equipment of $3,490. For the year ended December 31, 2024, the net cash used in investing activities was $11,114 primarily due to purchase of office and computer equipment.

Financing Activities

For the year ended December 31, 2025, the net cash provided by financing activities was $1,315,168 of which $573,000 was net proceeds received from issuance of convertible notes, $392,168 from the sales of common stock to GHS, net of issuance costs, and $350,000 from the issuances of promissory notes payable. For the year ended December 31, 2024, the net cash provided by financing activities was $1,212,370, from the sales of common stock to GHS, net of issuance costs.

Critical Accounting Policies and Estimates

The Company’s unaudited consolidated financial statements are prepared in accordance with GAAP in the United States. The preparation of its consolidated financial statements and related disclosures requires it to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and the disclosure of contingent assets and liabilities in the Company’s unaudited consolidated financial statements. The Company bases its estimates on historical experience, known trends and events and various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The Company evaluates its estimates and assumptions on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are described in more details in Note 3 to our financial statements appearing in “Part II—Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on May14, 2026. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. The SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Our management believes that given current facts and circumstances, there are no material estimates or assumptions with levels of subjectivity and judgement necessary to be considered critical accounting policies and estimates. There were no significant changes to our critical accounting policies and estimates during the three months ended March 31, 2026.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Identification of directors and executive officers.

The names and ages of our directors and executive officers are set forth below. Also included is their principal occupation(s). Our By-Laws provide for up to four directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Name	Age	Position	Beginning
Brian Conway	55	Chief Executive Officer and Interim Chief Financial Officer	February 28, 2020

Brian P. Conway, the Chief Executive Officer and Interim Chief Financial Officer, brings 20 years of proven success in marketing and business development for both private and publicly traded companies. Starting off in database management and sales for Venture Direct on Madison Avenue, he crossed over to Wall Street as a co-founder of Waypoint Capital Partners. During this time, he was responsible for national sales, marketing, business and product development, national account customers, and new business relations with international and US companies while creating awareness for public companies with many of the nation’s top public relations firms. From October 1, 2014, through August 31, 2019, Mr. Conway was the CEO, CFO and Director of Ngen Technologies, Inc. (f/k/a/ Liberated Solutions, Inc.). His relationships and experience with investment bankers, non-dilutive financing, and public relations should be instrumental in moving the Company forward.

39

Family Relationships

None

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee, or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Corporate Governance

Our Board has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our Board. Because we do not have any independent directors, our Board believes that the establishment of committees of our Board would not provide any benefits to our Company and could be considered more form than substance.

Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

As with most small, early-stage companies until such time as our Company further develops our business, achieves a greater revenue base, and has sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board to include one or more independent directors, we intend to establish an audit committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our Board.

Code of Ethics

We adopted a Code of Ethics for Senior Financial Management to promote honest and ethical conduct and to deter wrongdoing. This Code applies to our Chief Executive Officer and Chief Financial Officer and other employees performing similar functions. The obligations of the Code of Ethics supplement, but do not replace, any other code of conduct or ethics policy applicable to our employees generally.

Under the Code of Ethics, all members of the senior financial management shall:

●	Act honestly and ethically in the performance of their duties at our company,
●	Avoid actual or apparent conflicts of interest between personal and professional relationships,
●	Provide full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submits to, the SEC and in other public communications by our company,
●	Comply with rules and regulations of federal, state and local governments and other private and public regulatory agencies that effect the conduct of our business and our financial reporting,
●	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing the member’s independent judgment to be subordinated

40

●	Respect the confidentiality of information in the course of work, except when authorized or legally obtained to disclosure such information,
●	Share knowledge and maintain skills relevant to carrying out the member’s duties within our company,
●	Proactively promote ethical behavior as a responsible partner among peers and colleagues in the work environment and community,
●	Achieve responsible use of and control over all assets and resources of our company entrusted to the member, and
●	Promptly bring to the attention of the Chief Executive Officer any information concerning (a) significant deficiencies in the design or operating of internal controls which could adversely affect to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in our financial reporting or internal controls.

Director Independence

None of the members of our Board of Directors qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our Board would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

In performing the functions of the audit committee, our board oversees our accounting and financial reporting process. In this function, our board performs several functions. Our board, among other duties, evaluates and assesses the qualifications of the Company’s independent auditors; determines whether to retain or terminate the existing independent auditors; meets with the independent auditors and financial management of the Company to review the scope of the proposed audit and audit procedures on an annual basis; reviews and approves the retention of independent auditors for any non-audit services; reviews the independence of the independent auditors; reviews with the independent auditors and with the Company’s financial accounting personnel the adequacy and effectiveness of accounting and financial controls and considers recommendations for improvement of such controls; reviews the financial statements to be included in our annual and quarterly reports filed with the Securities and Exchange Commission; and discusses with the Company’s management and the independent auditors the results of the annual audit and the results of our quarterly financial statements.

Our board as a whole will consider executive officer compensation, and our entire board participates in the consideration of director compensation. Our board as a whole oversees our compensation policies, plans and programs, reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers, if any, and administers our equity incentive and stock option plans, if any.

Each of our directors participates in the consideration of director nominees. In addition to nominees recommended by directors, our board will consider nominees recommended by shareholders if submitted in writing to our secretary. Our board believes that any candidate for director, whether recommended by shareholders or by the board, should be considered on the basis of all factors relevant to our needs and the credentials of the candidate at the time the candidate is proposed. Such factors include relevant business and industry experience and demonstrated character and judgment.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, persons who beneficially own more than 10% of a registered class of the Company’s equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC, and to furnish the Company with copies of the forms. The Company does not believe that all of its directors, executive officers and greater than 10% beneficial owners complied with all such filing requirements during 2025.

41

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation earned in or with respect to our fiscal years 2025 and 2024:

(i)	our principal executive officer or other individual serving in a similar capacity during the fiscal years 2025, and 2024;

(ii)	our two most highly compensated executive officers other than our principal executive officers who were serving as executive officers at December 31, 2025, and 2024, whose compensation exceed $100,000; and

(iii)	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2025. Compensation information is shown for the fiscal years ended December 31, 2025, and 2024:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Brian P Conway (1)	2025	$960,000	$-	$-	$-	$-	$960,000
	2024	$960,000	$-	$-	$-	$-	$960,000

(1) On February 28, 2020, Mr. Conway was appointed as the Company’s Chief Executive Officer.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation on Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation on Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Total Shareholder Return of Peer Group	Net Income (Loss)
2025	$960,000	$960,000	$-	$-	-89.0%	N/A	$(8,712,543)
2024	$960,000	$960,000	$-	$-	-47.1%	N/A	$(6,198,161)
2023	$960,000	$960,000	$-	$-	-66.0%	N/A	$(7,369,681)

2025 OPTION GRANTS

There were no options to purchase shares of our Common Stock issued and outstanding as of December 31, 2025, or December 31, 2024.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END

There were no outstanding equity awards for the years ended December 31, 2025, and 2024.

EXECUTIVE EMPLOYMENT AGREEMENTS

On July 10, 2020, pursuant to the PCTI transaction, the Company assumed an employment contract entered into on February 28, 2020, between the Company and Mr. Conway (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Conway received an initial annual salary of $120,000, for his position of CEO of the Company, payable monthly. Pursuant to the contract, Mr. Conway was issued 2,500 shares of Series C Preferred Stock, and on August 28, 2020, Mr. Conway was issued 1,333 shares of Series D Preferred stock and 500 shares of Series E Preferred Stock.

42

Effective January 1, 2022, the Company entered into an employment agreement with Mr. Conway. Pursuant to the agreement, Mr. Conway received a $250,000 contract renewal bonus and receives annual compensation of $240,000 from the Company and will also be eligible to receive bonuses and equity grants at the discretion of the BOD. The Company also agreed to compensate Mr. Conway for services provided directly to any of the Company’s subsidiaries. Currently, the subsidiaries of Ozop Capital, OES and OED, each compensates Mr. Conway $20,000 per month.

Other than the foregoing, currently, we do not have any written employment agreement or other formal compensation agreements with our officers and directors. Compensation arrangements are the subject of ongoing development, and we will make appropriate additional disclosures as they are further developed and formalized.

DIRECTOR COMPENSATION

Director Compensation Policies

We have not compensated our directors for their service on our Board from our inception through December 31, 2025. There are no arrangements currently in place pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of the Company’s shares as of May 14, 2026, (unless otherwise noted) by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares, (ii) each director and director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”), and (iv) all executive officers and directors of the Company as a group. The table includes shares that may be acquired within 60 days of May 14, 2026, upon the exercise of stock options by employees or outside directors and shares of restricted stock.

Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and dispositive power over the shares that each of them beneficially owns.

For the beneficial ownership of the stockholders owning 5% or more of the shares, the Company relied on publicly available filings and representations of the stockholders.

Name and Title:	Class of Security	Amount of beneficial ownership	Percent of Class (1)
Executive Officers and Directors:

Brian P Conway, CEO and Director (2)	Common Stock	1,961,943	30.4%
	Series C Preferred Stock	2,500	100.0%
	Series D Preferred Stock	1,333	99.9%

(1) Percentages are based on 4,484,160 post reverse split shares of the Company’s common stock, 2,500 shares of Series C Preferred Stock and 1,334 shares of Series D Preferred stock issued and outstanding as of May 14, 2026. The voting rights associated with the Series C Preferred Stock in the aggregate are equal to 67% of the total vote. Series C Preferred Stock has no conversion rights. Any holder may, at any time convert any number of shares of Series D Convertible Preferred Stock held by such holder into a number of fully paid and nonassessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Company on the date of conversion, by 1.5 and dividing that number by the number of authorized shares of Series D Convertible Preferred Stock multiplied by the number of Series D shares being converted. Series D Preferred Stock has no voting rights.

(2) Includes 1,333 shares of Series D Preferred Stock convertible into 1,961,943 post reverse split shares of common stock.

Item 13. Certain Relationships and Related Transactions

For the years ended December 31, 2025, and 2024, the Company recorded expenses to its officers of $960,000 respectively. As of December 31, 2025, the Company owes Mr. Conway $281,600 for unpaid management fees.

During the year ended December 31, 2025, the Company sold its building to an entity controlled by Mr. Conway. The sale price was $600,000 and the Company received $100,000 in cash and Mr. Conway forgave $500,000 of related party accrued and unpaid management fees owed. The Company recorded a gain on the sale of the building to a related party of $86,250, which is included in the Statement of Operations for the year ended December 31, 2025 (see Note 4). After the building was sold to the related party, the Company leased back the building from the same related party in September 2025 for a three-year lease with a monthly lease payment of $5,000 beginning on September 1, 2026, which was accounted for as a sale and leaseback transaction (see Note 12).

RELATED PARTY TRANSACTIONS

N/A

Item 11A. MATERIAL CHANGES

There have been no material changes in the registrant’s affairs since the end of the latest fiscal year for which audited financial statements were included in the latest Form 10-K and that have not been described in a Form 10-Q of Form 8-K filed under the Exchange Act.

Item 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.

N/A

43

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering.

Item	Amount

SEC Registration Fee	$201
Legal Fees and Expenses*	$30,000
Accounting Fees and Expenses*	$10,000
Miscellaneous*	$-
Total*	$40,201

Item 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

On October 2, 2025, the Company issued 100,000 post reverse split (500,000,000 prior to the reverse split) shares to Growth Ventures at $0.50 post reverse split ($0.0001 prior to the reverse split) per share in payment of principal on a convertible note payable of $50,000.

On October 14, 2025, the Company issued 119,225 post reverse split (596,122,600 prior to the reverse split) shares to Auctus at $0.20 post reverse split ($0.00004 prior to the reverse split) per share in payment of accrued interest on a promissory note of $23,095 and fees of $750.

On October 27, 2025, the Company sold 30,372 post reverse split (151,857,500 prior to the reverse split) shares to GHS at $0.40 post reverse split ($0.00008 prior to the reverse split) per share and received net proceeds of $10,406, after deducting transaction and broker fees of $1,743.

On December 2, 2025, the Company issued 126,689 post reverse split (633,446,800 prior to the reverse split) shares to Auctus at $0.20 post reverse split ($0.00004 prior to the reverse split) per share in payment of accrued interest on a promissory note of $24,588 and fees of $750.

On January 22, 2026, DTC requested 58,309 shares of common stock as the result of rounding up shares for the reverse stock split.

On February 5, 2026, the Company issued 142,500 shares of common stock in payment of accrued interest of $12,674 and fees of $750.

On March 2, 2026, the Company issued 300,000 shares of common stock pursuant to a Service Agreement with a third party and recorded stock based compensation of $48,000.

On March 25, 2026, the Company issued 179,900 shares of common stock in payment of accrued interest of $7,569 and fees of $750.

On April 14, 2026, the Company issued 185,000 shares of common stock to Growth Ventures at $0.07 per share in payment of principal on a convertible note payable of $12,950.

On April 20, 2026, the Company issued 300,000 shares of restricted common stock, pursuant to an agreement for advisory services.

On May 8, 2026, the Company issued 213,100 shares of common stock to Auctus at $0.10804 in payment of accrued interest of $22,273 and fees of $750.

On June 5, 2026, the Company issued 223,700 shares of common stock to Auctus at $0.08448 in payment of accrued interest of $18,148 and fees of $750.

On June 15, 2026, the Company issued 230,000 shares of common stock to Growth Ventures at $0.06 per share in payment of principal on a convertible note payable of $13,800.

The Company issued the foregoing securities in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) promulgated thereunder, as there was no general solicitation to the investors and the transactions did not involve a public offering.

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OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

F-1

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current Assets
Cash	$83,779	$266,431
Prepaid expenses	43,146	32,058
Accounts receivable	26,777	21,579
Inventory	115,200	117,680
Total Current Assets	268,902	437,748

Operating lease right-of-use asset, net	112,363	161,677
Note receivable, related party	325,000	150,000
Property and equipment, net	7,484	10,709
Other assets	13,408	13,408
TOTAL ASSETS	$727,157	$773,542

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accounts payable and accrued expenses	$13,678,760	$12,854,975
Related party liabilities	376,600	281,600
Convertible notes payable, net of discounts	3,702,593	2,748,505
Current portion of notes payable, net of discounts	18,658,590	18,448,173
Derivative liabilities	2,955,700	4,193,434
Operating lease liability, current portion	56,638	84,644
Deferred liability	529,931	532,425
Liabilities of discontinued operations	1,034,811	1,034,811
Total Current Liabilities	40,993,623	40,178,567

Long Term Liabilities
Operating lease liability, net of current portion	80,402	93,728
TOTAL LIABILITIES	41,074,025	40,272,295

COMMITMENTS AND CONTINGENCIES

Stockholders’ Deficit
Preferred stock (10,000,000 shares authorized, par value $0.001)
Series C Preferred Stock (50,000 shares authorized and 2,500 shares issued and outstanding, par value $0.001)	3	3
Series D Preferred Stock (4,570 shares authorized and 1,334 shares issued and outstanding, par value $0.001)	1	1
Series E Preferred Stock (3,000 shares authorized, -0- shares issued and outstanding, par value $0.001)	-	-
Common stock (25,990,000,000 shares authorized, par value $0.001; 3,786,060 and 2,665,555 shares issued and outstanding as of March 31, 2026, and December 31, 2025, respectively)*	3,786	2,665
Treasury stock, at cost, 47,500 shares of Series C Preferred Stock and 18,667 shares of Series D Preferred Stock	(11,249,934)	(11,249,934)
Common stock to be issued; 128 shares*	-	-
Additional paid in capital*	207,748,950	206,114,473
Accumulated deficit	(236,064,897)	(233,581,184)
Total Ozop Energy Solutions, Inc. stockholders’ deficit	(39,562,091)	(38,713,976)
Noncontrolling interest	(784,777)	(784,777)
TOTAL STOCKHOLDERS’ DEFICIT	(40,346,868)	(39,498,753)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$727,157	$773,542

*	Retroactively restated for five thousand-for-one share consolidation on January 21, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

F-2

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Revenue	$56,053	$42,257
Cost of revenue	45,659	32,768
Gross profit	10,394	9,489

Operating expenses:
General and administrative, related parties	240,000	240,000
General and administrative, other	431,802	700,318
Total operating expenses	671,802	940,318

Loss from continuing operations	(661,408)	(930,829)

Other (income) expenses:
Interest expense	1,792,032	738,101
Loss (gain) on change in fair value of derivatives	30,273	(111,759)
Total Other Expenses	1,822,305	626,342

Loss from continuing operations before income taxes	(2,483,713)	(1,557,171)
Income tax provision	-	-
Net loss from continuing operations	(2,483,713)	(1,557,171)
Discontinued Operations:
Income (loss) from discontinued operations, net of tax	-	-
Net loss	$(2,483,713)	$(1,557,171)

Loss from continuing operations per share of common stock basic and fully diluted*	$(0.80)	$(1.02)
Income from discontinued operations per share of common stock basic and fully diluted*	$0.00	$0.00
Loss per share basic and fully diluted*	$(0.80)	$(1.02)

Weighted average shares outstanding basic and diluted*	3,115,063	1,521,801

*	Retroactively restated for five thousand-for-one share consolidation on January 21, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(Unaudited)

	Common stock to be issued		Series C Preferred Stock		Series D Preferred Stock		Common Stock		Treasury	Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Stock	Capital	Deficit	Interest	(Deficit)
Balances January 1, 2026	128	$-	2,500	$3	1,334	$1	2,665,555	$2,665	$(11,249,934)	$206,114,473	$(233,581,184)	$(784,777)	$(39,498,753)

Common stock shares issued in round up of reverse stock split	-	-	-	-	-	-	58,309	58	-	(58)	-	-	-

Issuance of shares of common stock sold, net of issuance costs of $5,654	-	-	-	-	-	-	439,796	440	-	51,629	-	-	52,069

Issuance of common stock for services	-	-	-	-	-	-	300,000	300	-	47,700	-	-	48,000

Issuance of common stock for accrued interest and fees	-	-	-	-	-	-	322,400	323	-	21,420	-	-	21,743

Reclass of derivative liability to equity	-	-	-	-	-	-	-	-	-	1,513,786	-	-	1,513,786

Net loss	-	-	-	-	-	-	-	-	-	-	(2,483,713)	-	(2,483,713)
Balances March 31, 2026	128	$-	2,500	$3	1,334	$1	3,786,060	$3,786	$(11,249,934)	$207,748,950	$(236,064,897)	$(784,777)	$(40,346,868)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2025

(Unaudited)

	Common stock to be issued		Series C Preferred Stock		Series D Preferred Stock		Common Stock		Treasury	Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders’ Equity
	Shares*	Amount*	Shares	Amount	Shares	Amount	Shares*	Amount*	Stock	Capital*	Deficit	Interest	(Deficit)
Balances January 1, 2025	128	$-	2,500	$3	1,334	$1	1,417,204	$1,417	$(11,249,934)	$205,397,953	$(224,868,641)	$(784,777)	$(31,503,978)

Issuance of shares of common stock sold, net of issuance costs of $10,552	-	-	-	-	-	-	226,766	227	-	260,578	-	-	260,805

Net loss	-	-	-	-	-	-	-	-	-	-	(1,557,171)	-	(1,557,171)
Balances March 31, 2025	128	$-	2,500	$3	1,334	$1	1,643,970	$1,644	$(11,249,934)	$205,658,531	$(226,425,812)	$(784,777)	$(32,800,344)

*	Retroactively restated for five thousand-for-one share consolidation on January 21, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss from continuing operations	$(2,483,713)	$(1,557,171)
Net income (loss) from discontinued operations	-	-
Net loss	(2,483,713)	(1,557,171)
Adjustments to reconcile net loss to net cash used in operating activities
Non-cash interest expense	1,006,782	14,241
Amortization and depreciation	52,539	54,305
Loss (gain) on fair value change of derivatives	30,273	(111,759)
Stock compensation expense	48,000	-
Changes in operating assets and liabilities:
Accounts receivable	(5,198)	31,895
Inventory	2,480	(543)
Prepaid expenses	(11,089)	7,269
Accounts payable and accrued expenses	849,031	785,580
Related party liabilities	95,000	80,000
Deferred revenue	(2,494)	7,865
Operating lease liabilities	(41,332)	(39,192)
Customer deposits	-	2,688
Net cash used in continuing operations	(459,721)	(724,822)
Net cash used in discontinued operations	-	-
Net cash used in operating activities	(459,721)	(724,822)

Cash flows from investing activities:
Purchase of office and computer equipment	-	(3,490)
Loans to a related party in exchange for promissory notes	(175,000)	-
Net cash used in investing activities	(175,000)	(3,490)

Cash flows from financing activities:
Proceeds from sale of common stock, net of costs	47,069	260,805
Proceeds from issuances of convertible notes payable, net	215,000	-
Proceeds from issuances of notes payable, net	190,000	-
Net cash provided by financing activities	452,069	260,805

Net decrease in cash	(182,652)	(467,507)

Cash, Beginning of period	266,431	797,139

Cash, End of period	$83,779	$329,632

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Schedule of non-cash Investing or Financing Activity:
Common stock issued for accrued interest	$21,743	$-
Debt discount related to derivative liability	$222,000	$-
Reclass of derivative liability to equity	$1,513,786	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

OZOP ENERGY SOLUTIONS, INC.

Notes to Consolidated Financial Statements

March 31, 2026

(Unaudited)

NOTE 1 - ORGANIZATION

Business

Ozop Energy Solutions, Inc. (the” Company,” “we,” “us” or “our”) was originally incorporated as Newmarkt Corp. on July 17, 2015, under the laws of the State of Nevada.

Ozop Energy Systems, Inc. a Nevada corporation and a wholly owned subsidiary of the Company, operates in the renewable, electric vehicle (“EV”), energy storage and energy resiliency sectors. Ozop Engineering and Design Inc. a Nevada corporation and a wholly owned subsidiary of the Company, specializes in lighting commissioning services. EV Insurance Company a Delaware corporation and a wholly owned subsidiary of the Company, DBA as Ozop Plus markets vehicle service contracts (VSC’s”) for EV’s that offer consumers to be able to purchase additional months and miles above the manufacturer’s warranty. Automated Room Controls, Inc, a Nevada corporation and a wholly owned subsidiary of the Company have developed products to be an advanced lighting controls system, intricately engineered to integrate sophisticated wired and wireless technologies.

Reverse Stock Split

On January 16, 2026, the Company filed a Certificate of Amendment to the Certificate of Incorporation of the Company with the Nevada Secretary of State to effect a reverse stock split at a 1-for-5,000 ratio. On January 21, 2026 (the “Effective Time”), every 5,000 shares of issued and outstanding Common Stock automatically combined into one issued share of common stock, with no change in par value. No fractional shares were issued as a result of the Reverse Stock Split. Instead of issuing fractional shares, the Company rounded shares up or down to the nearest whole number as determined by DTC at the participant level. The Reverse Stock Split did not modify any voting rights or other terms of the Common Stock. The Company’s Common Stock began trading on a reverse stock split-adjusted basis at the open of the markets on February 21, 2026. As a result, the number of shares of Common Stock outstanding was reduced from 13,327,772,635 shares to 2,665,555 shares, exclusive of 58,309 whole shares issued for rounding up fractional shares (which were issued in January 2026), and the number of authorized shares of Common Stock remains 25,990,000,000 shares.

Unless otherwise indicated, all issued and outstanding stock and per share amounts contained in the accompanying consolidated financial statements have been adjusted to reflect the 1-for-5,000 Reverse Stock Split for all prior periods presented. Proportionate adjustments were made to the exercise prices and the number of shares underlying outstanding warrants and any convertible instruments, as applicable.

The impacts of the Reverse Stock Split were applied retroactively for all periods presented in accordance with applicable guidance, less the number of rounded whole shares issued for fractional shares. Therefore, prior period amounts are different than those previously reported. Certain amounts within the following tables may not foot due to rounding.

The following table illustrates changes in equity, as previously reported prior to, and as adjusted subsequent to, the impact of the Reverse Stock Split retroactively adjusted for the periods presented:

	March 31, 2025
	As Previously Reported	Impact of Reverse Stock Split	As Revised

Common stock - shares	8,219,844,297	(8,218,200,327)	1,643,970
Common stock - amount	$8,219,844	$(8,218,200)	$1,644
Common stock to be issued- shares	637,755	(637,627)	128
Common stock to be issued- amount	$638	$(638)	$-
Additional paid-in capital	$197,439,693	$8,218,838	$205,658,531

	December 31, 2024
	As Previously Reported	Impact of Reverse Stock Split	As Revised

Common stock - shares	7,086,021,742	(7,084,604,538)	1,417,204
Common stock - amount	$7,086,021	$(7,084,604)	$1,417
Common stock to be issued - shares	637,755	(637,627)	128
Common stock to be issued - amount	$638	$(638)	$-
Additional paid-in capital	$198,312,711	$7,085,242	$205,397,953

F-7

The following table illustrates changes in loss per share and weighted average shares outstanding, as previously reported prior to, and as adjusted subsequent to, the impact of the Reverse Stock Split retroactively adjusted for periods presented:

	Three Months ended March 31, 2025
	As Previously Reported	Impact of Reverse Stock Split	As Revised
Loss attributable to common shareholders	$(1,557,171)	$—	$(1,557,171)
Weighted average shares used to compute basic and diluted EPS	7,609,003,782	(7,607,481,981)	1,521,801
Loss from continuing operations per share - basic and diluted	$(0.00)	$(1.02)	$(1.02)
Income from discontinued operations per share - basic and diluted	$0.00	$-	$0.00
Loss per share - basic and diluted	$(0.00)	$(1.02)	$(1.02)

The following shares of common stock exercisable or issuable from outstanding stock warrants and convertible instruments were not included in the computation of diluted shares outstanding because the effect would be anti-dilutive:

	March 31, 2025
	As Previously Reported	Impact of Reverse Stock Split	As Revised
Unexercised common stock purchase warrants	732,024,518	(731,878,113)	146,405
Convertible preferred stock	12,329,766,446	(12,327,300,493)	2,465,953
Convertible notes payable	471,429,292	(471,335,006)	94,286
Promissory notes payable	7,577,465,753	(7,575,950,260)	1,515,493

NOTE 2 – GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2026, the Company had an accumulated deficit of $236,064,897 and a working capital deficit of $40,724,721. As of March 31, 2026, the Company was in default of $18,714,423 plus accrued interest on debt instruments due to non-payment upon maturity dates or failure to comply with the loan’s contractual payment terms. Current cash balances are not sufficient to satisfy obligations currently due. Management is exploring capital raising options which may or may not become available on a timely basis to meet the obligations that are past due. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for one year from the date of the issuance of these financial statements. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Management’s Plans

As a public company, Management believes it will be able to access the public equities market for fund raising for product development, sales and marketing and inventory requirements as we expand our distribution in the U.S. market. During the three months ended March 31, 2026, the Company received $190,000 in new promissory notes, and $215,000 in convertible notes. Subsequent to March 31, 2026, the Company received $100,000 in exchange for a promissory note of $110,000 and received $93,000 in exchange for a convertible promissory note of $100,000.

F-8

On April 11, 2025, the Company entered into an Equity Financing Agreement (the “2025 Financing Agreement”) and Registration Rights Agreement (the “2025 Registration Rights Agreement”) with GHS. Under the terms of the Financing Agreement, GHS has agreed to provide the Company with up to $10,000,000 (the “Commitment Amount”) of funding upon effectiveness of a registration statement on Form S-1. Pursuant to the effectiveness of the registration statement the Company has the right to deliver puts to GHS and GHS will be obligated to purchase shares of our common stock based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice will not exceed three hundred percent (300%) of the average of the daily trading dollar volume of the Company’s common stock during the ten (10) trading days preceding the put, so long as such amount does not exceed 4.99% of the outstanding shares of the Company. Pursuant to the 2025 Financing Agreement, GHS and its affiliates will not be permitted to purchase, and the Company may not put shares of the Company’s common stock to GHS that would result in GHS’s beneficial ownership equalling more than 4.99% of the Company’s outstanding common stock. The price of each put share shall be equal to eighty percent (80%) of the lowest trading price of the Company’s common stock for the ten (10) consecutive trading days preceding the date on which the applicable put iso GHS. No put will be made in an amount equalling less than $10,000 or greater than $1,000,000. Puts may be delivered by the Company to GHS until the earlier of thirty-six (36) months after the effectiveness of the registration statement on Form S-1 or the date on which GHS has purchased an aggregate of $10,000,000 worth of put shares. The Company also agreed to issue to the investor as an equity incentive shares (the “Commitment Shares”) equal to one quarter of one percent (0.25%) of the Commitment Amount, priced at a fixed price equaling ninety-five (95%) of the VWAP for the trading day preceding the execution of Agreements. This equates to $25,000, and as of the filing date of this quarterly report the shares have not been issued. On May 7, 2025, the Company receive a Notice of Effectiveness for the sale of up to 800,000 post reverse split (4,000,000,000 prior to the reverse split) shares of the Company’s common stock to GHS, pursuant to the April 11, 2025, Financing Agreement and Registration Rights Agreement. For the three months ended March 31, 2026, the Company sold to GHS 439,796 post reverse split shares of common stock for proceeds of $47,069 net of offering costs and $5,000 of note payables paid.

Ozop Energy Systems

OES operates in the renewable, electric vehicle (“EV”), energy storage and energy resiliency sectors. We are engaged in multiple business lines that include project development as well as equipment distribution.

Equipment Distributor: In April 2021, the Company signed a five-year lease (beginning June 1, 2021) of approximately 8,100 SF in California, for office and warehouse space to support the sales and distribution of our west coast operations. On February 22, 2023, with an effective date of March 1, 2023, the Company entered into a Sublease for a Single Subleasee Agreement (the “Sublease”) with the landlord and a third party for the office and warehouse in Carlsbad California. Pursuant to the Sublease agreement, the third party will be responsible for all of the Company’s lease obligations through May 31, 2026, the lease termination date.

Modular Energy Distribution System: The NeoVolt™ System comprises the design engineering, installation, and operational methodologies as well as the financial arbitrage of how we produce, capture and distribute electrical energy for the EV markets. Our NeoVoltTM System offers (1) charging locations that can be installed with reduced delays, restricted areas or load limits and (2) EV charger electricity that is produced from renewable sources claiming little to no carbon footprint.

The Company has developed a business plan for NeoVolt™, a scalable battery storage solution that aims to relieve the stress on existing grid infrastructure by providing distributed energy storage. With the first stage of engineered technical drawings completed, we are advancing to stage two and preparing to construct the initial prototype or proof of concept (PoC). NeoVolt™ is designed with advanced features, including automatic adoption of connected devices and dynamic load balancing through a master-slave configuration. These capabilities enable NeoVolt™ to seamlessly integrate with and manage energy flows across multiple devices. Furthermore, the PoC is contingent upon recent advancements in EV charging and discharging standardizations, including on-board inverters and bi-directional capabilities, to ensure compatibility and efficiency in both residential and commercial applications.

OZOP Plus

Ozop Plus markets vehicle service contracts (VSC’s”) for electric vehicles (EV’s) that offer consumers to be able to purchase additional months and miles above the manufacturer’s warranty and to also bring added value to EV owners by utilizing our partnerships and strengths in the energy market to offer unique and innovative services. EVCO has agreements with others whereby the battery premium associated with any EV VSC will be ceded to EVCO. OZOP Plus markets vehicle service contracts (“VSC’s”) for electric vehicles (EV’s) that offer consumers to be able to purchase additional months and miles above the manufacturer’s warranty and to also bring added value to EV owners by utilizing our partnerships and strengths in the energy market to offer unique and innovative services. Among EV owners’ concerns are the EV battery repair and replacement costs, range anxiety, environmental responsibilities, roadside assistance, and the accelerated wear on additional components that EV vehicles experience. Management believes that the OZOP Plus marketed VSC’s will give “peace of mind” to the EV buyer. On October 23, 2024, Ozop Capital Partners, Inc. entered into an agreement with Empire Auto Protect (“Empire”). Under the agreement, Empire will white label Royal Administration’s Fully Charged VSC, to be marketed as Empire Plus. OZOP Plus will be ceded the battery premium portion of all of the Empire Plus VSC’s contracted.

F-9

Ozop Engineering and Design

OED was formed to become a premier engineering and lighting control design firm. OED offers product and design support for lighting and solar projects with a focus on fast lead times and technical support. OED and our partners are able to offer the resources needed for lighting, solar and electrical design projects. OED provides its’ customers systems to coordinate the understanding of electrical usage with the relationship between lighting design and lighting controls, by developing more efficient ecofriendly designs by working with architects, engineers, facility managers, electrical contractors and engineers. OED specializes in lighting commissioning services. On September 27, 2024, OED signed an agreement with Leviton Manufacturing Co, Inc., to serve as a field service technician for their advanced lighting control systems.

Automated Room Controls (ARC)

ARC is developing products to be an advanced lighting controls system, intricately engineered to integrate sophisticated wired and wireless technologies. At its core, it employs a hybrid network topology that facilitates both resilient wired connections and flexible wireless communications, making it suitable for complex infrastructural environments. The system is equipped with an array of sensors and control nodes, enabling precise light management and energy usage monitoring. With support for protocols such as DALI and Zigbee, alongside the capability for seamless integration with IoT platforms, ARC offers a comprehensive solution for intricate lighting networks. This system is designed not just for control and efficiency, but also for adaptability to diverse architectural and electrical layouts, embodying a technical solution for advanced, energy-conscious lighting management.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of March 31, 2026, and the results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2026, are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto for the year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 14, 2026. Certain reclassifications have been made to previously reported amounts to be consistent with the current year period.

The unaudited consolidated financial statements include the accounts of the Company and the Company’s wholly owned subsidiaries Ozop Energy Systems, Inc. (“OES”), Ozop Capital Partners, Inc. (“Ozop Capital”), Ozop Engineering and Design, Inc. (“OED), Automated Room Controls, Inc. (“ARC”), Power Conversion Technologies, Inc. (“PCTI”), Ozop LLC, Ozop HK and Spinus, LLC (“Spinus”). All intercompany accounts and transactions have been eliminated in consolidation.

F-10

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. Cash is maintained at a major financial institution. Accounts held at U.S. financial institutions are insured by the FDIC up to $250,000. The Company is exposed to credit risk in the event of default by the financial institutions or the issuers of these investments to the extent the amounts on deposit or invested are in excess of amounts that are insured. Cash and cash equivalent balances may, at certain times, exceed federally insured limits. The Company has no cash equivalents at March 31, 2026, and December 31, 2025, and there was no excess of the FDIC insurance as of March 31, 2026, and December 31, 2025. The Company has not experienced any losses on these accounts and management believes, based upon the quality of this major financial institution, that the credit risk with regard to these deposits is not significant.

Sales Concentration and credit risk

Following is a summary of customers who accounted for more than ten percent (10%) of the Company’s revenues for the three months ended March 31, 2026, and 2025, and their accounts receivable balance as of March 31, 2026:

	Sales % Three Months Ended March 31, 2026	Sales % Three Months Ended March 31, 2025	Accounts receivable balance March 31, 2026
Customer A	96%	44%	$18,715
Customer B	-%	28%	$-
Customer C	-%	20%	$-

Accounts Receivable

The Company records accounts receivable at the time products and services are delivered. An allowance for losses is established through a provision for losses charged to expenses. Receivables are charged against the allowance for losses when management believes collectability is unlikely. The allowance (if any) is an amount that management believes will be adequate to absorb estimated losses on existing receivables, based on evaluation of the collectability of the accounts and prior loss experience. As of March 31, 2026, two customers represented 70%, and 22%, respectively of our outstanding accounts receivable. As of December 31, 2025, two customers represented approximately 66% and 28%, respectively of our outstanding accounts receivable.

Inventory

Inventories are valued at the lower of cost or net realizable value, with cost determined on the first-in, first-out basis. Inventory costs consist of finished goods. In evaluating the net realizable value of inventory, management also considers, if applicable, other factors, including known trends, market conditions, currency exchange rates and other such issues. Finished goods inventories as of March 31, 2026, and December 31, 2025, were $115,200 and $117,680, respectively. There are no inventory markdowns for the three months ended March 31, 2026, and 2025.

Purchase concentration

ARC began purchasing inventory during the three months ended March 31, 2025. For the three months ended March 31, 2026, ARC made no purchases. OES purchases finished renewable energy products from its’ suppliers. For the three months ended March 31, 2026, and 2025, OES made no purchases.

F-11

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, from the commercial sales of products or providing services by: (1) identify the contract (if any) with a customer; (2) identify the performance obligations in the contract (if any); (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract (if any); and (5) recognize revenue when each performance obligation is satisfied. The Company has no outstanding contracts with any of its’ customers. The Company recognizes revenue when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product and is based on the applicable shipping terms for product sales or upon delivery of service to the customer for installation services. Any advance payments are recorded as current liability until revenue is recognized.

For product sales contracts with customers, ownership of the goods and associated revenue are transferred to customers at a point in time, generally upon shipment of a product to the customer or receipt of the product by the customer and without significant judgments. For the periods covered herein, we did not have post shipment obligations such as training or installation, customer acceptance provisions, credits and discounts, rebates and price protection, or other similar privileges.

For installation services contracts with customers, the Company invoices the customer upon completion of the job and recognizes revenue based on the invoiced amount.

The following table disaggregates our revenue by major source for the three months ended March 31, 2026, and 2025:

	Three months ended March 31,
	2026	2025
Sourced and distributed products	$315	$3,024
OED Installations	55,738	39,233
Total	$56,053	$42,257

Advertising and Marketing Expenses

The Company expenses advertising and marketing costs (including trade shows) as incurred. For the three months ended March 31, 2026, and 2025, the Company recorded advertising and marketing expenses of $2,487 and $27,740, respectively.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred. For the three months ended March 31, 2026, and 2025, the Company recorded $142 and $24,668 of research and development expenses, respectively.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815, Derivatives and Hedging Activities.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

F-12

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of this note transaction and the effective conversion price embedded in this note. Debt discounts under these arrangements are amortized using the effective interest method.

The Company accounts for the conversion of convertible debt when a conversion option has been bifurcated using the conversion method with immediate expense of unamortized discount. Upon conversion, the remaining unamortized discount on the debt host (the conversion portion) is immediately recognized in earnings, and the carrying amounts of the debt host and the bifurcated conversion option liability (measured at fair value on the conversion date) is derecognized, and equity is recognized for the same amount, with no additional gain or loss recognized in earnings upon conversion.

Distinguishing Liabilities from Equity

The Company relies on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. The Company first determines whether a financial instrument should be classified as a liability. The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

Once the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). The Company will determine temporary equity classification if the redemption of the financial instrument is outside the control of the Company (i.e. at the option of the holder). Otherwise, the Company accounts for the financial instrument as permanent equity.

Our CEO and Chairman holds sufficient shares of the Company’s voting preferred stock that give sufficient voting rights under the articles of incorporation and bylaws of the Company such that the CEO and Chairman can at any time unilaterally vote to increase the number of authorized shares of common stock of the Company, without the need to call a general meeting of common shareholders of the Company.

F-13

Initial Measurement

The Company records its financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement – Financial Instruments Classified as Liabilities

The Company records the fair value of its financial instruments classified as liabilities at each subsequent measurement date. The changes in the fair value of its financial instruments classified as liabilities are recorded as other income (expenses).

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

●	Level 1 - Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.
●	Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
●	Level 3 - Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

From time to time, certain of the Company’s embedded conversion features on debt and outstanding warrants have been treated as derivative liabilities for accounting purposes under ASC 815 due to insufficient authorized shares to fully settle conversion features of the instruments if exercised. In this case, the Company utilized the latest inception date sequencing method to reclassify outstanding instruments as derivative instruments. These contracts were recognized at fair value with changes in fair value recognized in earnings until such time as the conditions giving rise to such derivative liability classification were settled.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable and accrued expenses and certain notes payable approximate their fair values because of the short maturity of these instruments.

The following table represents the Company’s derivative instruments that are measured at fair value on a recurring basis as of March 31, 2026, and December 31, 2025, for each fair value hierarchy level:

March 31, 2026	Derivative Liabilities	Total
Level I	$-	$-
Level II	$-	$-
Level III	$2,955,700	$2,955,700

December 31, 2025	Derivative Liabilities	Total
Level I	$-	$-
Level II	$-	$-
Level III	$4,193,434	$4,193,434

F-14

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. As of March 31, 2026, and 2025, the Company’s dilutive securities are convertible into approximately 91,496,943 and 4,222,137 post reverse split (21,110,686,009, prior to the reverse split) shares of common stock, respectively. The following table represents the classes of dilutive securities as of March 31, 2026, and 2025, as restated for the 1:5,000 reverse stock split:

	March 31, 2026	March 31, 2025
Convertible preferred stock (1)	5,679,090	2,465,953
Unexercised common stock purchase warrants (1)	1,271,405	146,405
Convertible notes payable (1)	76,482,377	94,286
Promissory notes payable (1)	8,064,071	1,515,493
	91,496,943	4,222,137

(1)	The potentially dilutive shares included in the above table are limited whereby the conversion or exercise cannot result in the beneficial owner holding more than 4.99% of the then outstanding shares of common stock subsequent to any conversion or exercise. These shares were excluded from the diluted per share calculation because the effect of including these potential shares was anti-dilutive due to the Company’s net loss position.

F-15

Recently adopted accounting pronouncements

Financial Instruments – Measurement of Credit Losses for Accounts Receivable and Contract Assets

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments in this update provide a practical expedient permitting an entity to assume that conditions at the balance sheet date remain unchanged over the life of the asset when estimating expected credit losses for current classified accounts receivable and contract assets. This update is effective for annual periods beginning after December 15, 2025, including interim periods within those fiscal years. Adoption of this ASU can be applied prospectively for reporting periods after its effective date. Early adoption is permitted. We adopted this ASU on a prospective basis effective January 1, 2026 and the adoption did not have a material impact on our consolidated financial statements.

Recently issued accounting pronouncements not yet adopted

Disaggregation of Income Statement Expenses

In November 2024, the FASB issued ASU No. 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”, which requires disaggregated disclosure of income statement expenses for public business entities. ASU 2024-03 requires new financial statement disclosures in tabular format, disaggregating information about prescribed categories underlying any relevant income statement expense caption. The prescribed categories include, among other things, purchases of inventory, employee compensation, depreciation, and intangible asset amortization. Additionally, entities must disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and for interim reporting periods within fiscal years beginning after December 15, 2027. The guidance can be applied prospectively with an option for retrospective application. Early adoption is also permitted. We are currently evaluating the provisions of this ASU.

Interim Reporting: Narrow-Scope Improvements.

In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements. The ASU clarifies interim disclosure requirements and the applicability of Topic 270. The objective of the amendments is to provide further clarity about the current interim disclosure requirements. The ASU is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027. Adoption of this ASU can be applied either a prospective or a retrospective approach. Early adoption is permitted. We are currently evaluating the provisions of this ASU and do not expect this ASU to have a material impact on our consolidated financial statements.

Codification Improvements

In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements. The ASU addresses thirty-three items, representing the changes to the Codification that (1) clarify, (2) correct errors, or (3) make minor improvements. Generally, the amendments in this Update are not intended to result in significant changes for most entities. The ASU is effective for interim reporting periods within annual reporting periods beginning after December 15, 2026. The adoption method of this ASU may vary, on an issue-by-issue basis. Early adoption is permitted. We are currently evaluating the provisions of this ASU and do not expect this ASU to have a material impact on our consolidated financial statements.

F-16

NOTE 4 – PROPERTY AND EQUIPMENT

The following table summarizes the Company’s property and equipment:

	March 31, 2026	December 31, 2025
Office equipment	$239,336	$239,336
Less: Accumulated depreciation	(231,852)	(228,627)
Property and Equipment, Net	$7,484	$10,709

Depreciation expense was $3,225 and $16,091 for the three months ended March 31, 2026, and 2025, respectively.

NOTE 5 - CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITIES

Convertible Promissory Notes are categorized as equity or debt based on the terms of the notes and the guidance in ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging.

Convertible notes that meet the criteria for equity classification (e.g., conversion into a fixed number of shares with no obligation to deliver cash) are recorded in equity at issuance. Instruments classified as equity are not subsequently remeasured, and no interest expense is recognized.

Convertible notes that include a contractual obligation to deliver cash or other financial assets, or that do not meet the criteria for equity classification, are recorded as debt. These notes are initially recognized at the proceeds received, net of discounts and issuance costs in accordance with ASC 480-10-55-44 on the consolidated balance sheets, and subsequently measured at amortized cost using the effective interest method. Interest expense is recognized in the statement of operations.

If the instrument contains embedded conversion features or other terms that require bifurcation under ASC 815, these features are separated from the host contract and recorded as derivative liabilities at fair value. Derivative liabilities are remeasured at fair value at each reporting date, with changes in fair value recognized in the consolidated statements of operations.

The Company accounts for derivative financial instruments in accordance with Accounting Standards Codification (ASC) 815, Derivatives and Hedging. Under this guidance, the Company evaluates whether an embedded feature within a financial instrument is required to be accounted for separately as a derivative.

Embedded derivatives that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that are not eligible for the scope exceptions under ASC 815, are bifurcated from the host instrument and accounted for as separate derivative financial instruments. These derivatives are recognized as either assets or liabilities on the balance sheet and are measured at fair value, with changes in fair value recognized in the consolidated statements of operations in the period in which they occur.

When the Company issues convertible debt instruments that contain embedded conversion features with variable settlement terms or other features that result in a potential issuance of a variable number of shares, the embedded conversion feature is assessed under ASC 815 -15-25 and ASC 815-10-15-83. If the conversion feature requires bifurcation, it is separated from the debt host and accounted for as a derivative liability.

On July 10, 2020, PCTI (the accounting acquirer) assumed the balance of a past-due 15% convertible note issued by the Company on September 13, 2017. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of this note was $25,000.

F-17

On May 28, 2025 (the “Issue Date”), the Company entered into a 12%, $200,000 face value promissory note (the “May 2025 Note”), with a third-party (the “Holder”) due May 28, 2026 (the “Maturity Date”). The Holder shall have the right from time to time, and at any time following, convert all or any part of the outstanding and unpaid principal, interest and any other amounts due into fully paid and non-assessable shares of common stock of the Company. The per share conversion price into which Principal Amount and interest (including any Default Interest) under this Note shall be convertible into shares of Common Stock hereunder as further described in this Note (the “Conversion Price”) shall equal the Market Price (as defined in the Note), subject to adjustment as provided in this Note. “Market Price” shall mean 70% of the lowest Trading Price (as defined below) for the Common Stock during the five (5) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the volume weighted average price on the Principal Market as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Quotestream or Bloomberg). The Company received proceeds of $191,000 on June 3, 2025, and the Company reimbursed the investor for expenses for legal fees and due diligence of $9,000. Pursuant to ASC 815, the Company determined that the conversion feature is embedded in the debt host and accounted for the conversion feature as a derivative liability with an initial fair value of $179,173 by the Monte Carlo simulation valuation method (with assumptions of volatility of 236.61% and risk free rate of 4.16%). In conjunction with this Note, the Company issued 2 common stock purchase warrants; each warrant entitles the Holder to purchase 200,000 post reverse split (1,000,000,000 prior to the reverse split) shares of common stock at an exercise price of $1.00 post reverse split ($0.0002 prior to the reverse split) per share, subject to adjustments and expires on the five-year anniversary of the Issue Date. At issuance, the Company had insufficient authorized shares available to settle these outstanding warrants, and these warrants were initially classified and recorded as a derivative liability. The warrants were valued at $969,039 at issuance, by the Monte Carlo simulation valuation method (with assumptions of volatility of 187.76% and risk free rate of 4.05%). The derivative liabilities from the embedded conversion feature and liability-classified warrants resulted in a debt discount of $191,000, and a derivative expense of $957,212 at issuance. For the three months ended March 31, 2026, amortization of the debt discount (including debt issuance costs) of $64,491 based on the effective interest method was charged to interest expense. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of the convertible note was $200,000, with a carrying value of $97,017, and $32,526 net of unamortized discounts of $102,983 and $167,474, as of March 31, 2026, and December 31, 2025, respectively. As of November 28, 2025, the Company was in default of this note due to violation of the “Amortization Payments” term as specified in the note agreement, which requires the Company to make monthly repayment instalment of $37,300 over a six-month period starting from November 28, 2025, and repay all remaining outstanding amounts under this note on May 28, 2026, the Maturity Date.

On July 15, 2025 (the “Issue Date”), the Company entered into a 12%, $200,000 face value promissory note (the “July 2025 Note”) with a third-party (the “Holder”) due July 14, 2026 (the “Maturity Date”). The July 2025 Note is with the same lender and the same terms as the May 2025 Note. The Company received proceeds of $191,000 on July 15, 2025, and the Company reimbursed the investor for expenses for legal fees and due diligence of $9,000. Pursuant to ASC 815, the Company determined that the conversion feature is embedded in the debt host and accounted for the conversion feature as a derivative liability with an initial fair value of $187,309 by the Monte Carlo simulation valuation method (with assumptions of volatility of 257.88% and risk free rate of 4.11%). In conjunction with this Note, the Company issued 2 common stock purchase warrants; each warrant entitles the Holder to purchase 200,000 post reverse split (1,000,000,000 prior to the reverse split) shares of common stock at an exercise price of $1.00 post reverse split ($0.0002 prior to the reverse split) per share, subject to adjustments and expires on the five-year anniversary of the Issue Date. At issuance, the Company had insufficient authorized shares available to settle these outstanding warrants, these warrants are classified and recorded as a derivative liability. The warrants were valued at $836,069 at issuance, by the Monte Carlo simulation valuation method (with assumptions of volatility of 185.97% and risk free rate of 4.05%). The derivative liabilities from the embedded conversion feature and liability-classified warrants resulted in a debt discount of $191,000, and a derivative expense of $832,378 at issuance. For the three months ended March 31, 2026, amortization of the debt discount (including debt issuance costs) of $39,885 based on the effective interest method was charged to interest expense. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of the convertible note was $200,000, with a carrying value of $75,699, and $35,814, respectively, net of unamortized discounts of $124,301 and $164,186 as of March 31, 2026, and December 31, 2025. The Company was in default of this note due to the cross default provisions in this note in connection with default of the May 28, 2025, note.

On September 24, 2025 (the “Issue Date”), the Company entered into a 12%, $200,000 face value promissory note (the “September 2025 Note”) with a third-party (the “Holder”) due September 23, 2026 (the “Maturity Date”). The September 2025 Note is with the same lender and the same terms as the May 2025 Note. The Company received proceeds of $191,000 on September 24, 2025, and the Company reimbursed the investor for expenses for legal fees and due diligence of $9,000. Pursuant to ASC 815, the Company determined that the conversion feature is embedded in the debt host and accounted for the conversion feature as a derivative liability with an initial fair value of $176,598 by the Monte Carlo simulation valuation method (with assumptions of volatility of 212.92% and risk free rate of 3.63%). In conjunction with this Note, the Company issued 2 common stock purchase warrants; each warrant entitles the Holder to purchase 200,000 post reverse split (1,000,000,000 prior to the reverse split) shares of common stock at an exercise price of $1.00 post reverse split ($0.0002 prior to the reverse split) per share, subject to adjustments and expires on the five-year anniversary of the Issue Date. At issuance, the Company had insufficient authorized shares available to settle these outstanding warrants, these warrants are classified and recorded as a derivative liability. The warrants were valued at $332,395 at issuance, by the Monte Carlo simulation valuation method (with assumptions of volatility of 259.75% and risk free rate of 3.70%). The derivative liabilities from the embedded conversion feature and liability-classified warrants resulted in a debt discount of $191,000, and a derivative expense of $317,993 at issuance. For the three months ended March 31, 2026, amortization of the debt discount (including debt issuance costs) of $18,420 based on the effective interest method was charged to interest expense. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of the convertible note was $200,000, with a carrying value of $29,994, and $11,574, respectively, net of unamortized discounts of $170,006 and $188,426, as of March 31, 2026, and December 31, 2025, respectively. The Company was in default of this note due to the cross default provisions in this note in connection with the default of the May 28, 2025, note.

F-18

On July 31, 2025, the Company entered into an Exchange Agreement, whereby, the Company agreed that the holder may exchange any part or all of the outstanding principal and interest (the Exchange Amount) of the promissory note entered into on February 9, 2021 at any time and from time to time into the number of common shares equal to the Exchange Amount divided by the lowest trading price from the previous ten (10) trading days, and to extend the maturity date of the note to March 31, 2026. The Company determined the Exchange Agreement represented a substantial modification to the existing debt. Accordingly, the Company extinguished the promissory note dated February 9, 2021, as well as the accrued interest as of July 31, 2025, and recorded two convertible notes, one for the principal amount of $2,200,000 with an annual interest rate of 15% and one for the accrued interest of $1,358,229 with no additional interest in the future. The embedded conversion features for these convertible notes were accounted for as derivatives, which were valued at an initial amount of $1,842,831 on July 31, 2025 by the Monte Carlo simulation valuation method (with assumptions of volatility of 321% and risk free rate of 4.24%), and were recorded as debt discount that will be amortized based on the effective interest method through the new maturity date of the note of March 31, 2026. For the three months ended March 31, 2026, amortization of the debt discount of $814,637 based on the effective interest method was charged to interest expense. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of the two convertible notes was $3,458,229, with a carrying value of $3,458,229 as of Mach 31, 2026, and $2,643,592, respectively, net of unamortized discount of $814,637 as of December 31, 2025.

On January 22, 2026 (the “Issue Date”), the Company entered into a 12%, $147,000 face value promissory note (the “January 2026 Note”) with a third-party (the “Holder”) due October 30, 2026 (the “Maturity Date”). The Company received proceeds of $140,000 on January 22, 2026, and the Company reimbursed the investor for expenses for legal fees and due diligence of $7,000. Pursuant to ASC 815, the Company determined that the conversion feature is embedded in the debt host and accounted for the conversion feature as a derivative liability with an initial fair value of $162,818 by the Monte Carlo simulation valuation method (with assumptions of volatility of 191.43% and risk free rate of 3.57% resulted in a debt discount of $140,000, and an expense of $22,818 at issuance recognized in the consolidated statements of operations. For the three months ended March 31, 2026, amortization of the debt discount (including debt issuance costs) of $11,569 based on the effective interest method was charged to interest expense. As of March 31, 2026, the outstanding principal balance of the convertible note was $147,000, with a carrying value of $11,569, net of unamortized discounts of $135,431 as of March 31, 2026.

On January 22, 2026 (the “Issue Date”), the Company entered into a 12%, $75,000 face value promissory note (the “2nd January 2026 Note”) with a third-party (the “Holder”) due October 30, 2026 (the “Maturity Date”). The Company received proceeds of $75,000 on January 22, 2026. Pursuant to ASC 815, the Company determined that the conversion feature is embedded in the debt host and accounted for the conversion feature as a derivative liability with an initial fair value of $82,961 by the Monte Carlo simulation valuation method (with assumptions of volatility of 191.43% and risk free rate of 3.57% resulted in a debt discount of $75,000, and an expense of $7,961 at issuance recognized in the consolidated statements of operations. For the three months ended March 31, 2026, amortization of the debt discount of $5,085 based on the effective interest method was charged to interest expense. As of March 31, 2026, the outstanding principal balance of the convertible note was $75,000, with a carrying value of $5,085, net of unamortized discounts of $69,915 as of March 31, 2026.

F-19

The following table summarizes the Company’s convertible notes payable:

	Three Months ended March 31, 2026	Year ended December 31, 2025
Beginning convertible notes principal balance	$4,083,229	$25,000
New convertible note issuances	222,000	600,000
Convertible notes issued in exchange for promissory note and accrued interest as a result of loan modification	-	3,558,229
Less: conversion	-	(100,000)
Less: unamortized discounts	(602,636)	(1,334,724)
Ending balance, net of discounts	$3,702,593	$2,748,505

The Company valued the derivative liabilities at March 31, 2026, and December 31, 2025, at $2,955,700 and $4,193,434 respectively.

(1)	As of January 21, 2026, the date of the reverse stock split (the reverse stock split), the Company has sufficient authorized shares available to settle certain outstanding warrants. As a result, these warrants met the criteria for equity classification and the corresponding embedded derivative no longer required separate liability classification. The carrying amount of the derivative liability of $1,513,786 as of that date was reclassified to additional paid-in capital. On January 21, 2026, the Company revalued all of the warrants associated with the convertible notes dated May 28, 2025, July 15, 2025, and September 24, 2025. The Company used the Monte Carlo simulation valuation method with the following assumptions as of January 21, 2026, risk free rate at 3.78% to 3.80%, and volatility of 194.76% to 224.55%, which resulted in a fair value of $1,513,786, which was $98,012 less than the fair value at December 31, 2025. The Company reduced the derivative liability and a credited expense for $98,012, for the three months ended March 31, 2026.

(2)	For the derivative liabilities associated with the embedded conversion feature of convertible notes, the Company used the Monte Carlo simulation valuation method with the following assumptions as of March 31, 2026, and December 31, 2025, risk free rate at 3.70% to 3.72%, and 3.54% to 3.67%, respectively, and volatility of 256.63% to 350.37%, and 300.23% to 347%, respectively.

(3)	For the derivative liabilities associated with the remaining outstanding warrants which were primarily issued in prior years, the following assumptions were utilized in the Black-Scholes valuation method as of March 31, 2026, and December 31, 2025, risk free interest rate of 3.71% to 3.80%, and 3.54% to 3.59%, respectively, volatility of 344.86% and 347%, respectively, and exercise prices of $1.00 to $40.00 post reverse split ($0.0002 to $0.008 prior to the reverse split) per share for both periods.

A summary of the activity related to derivative liabilities for the three months ended March 31, 2026, and 2025, is as follows:

	Derivative liabilities associated with warrants	Derivative liabilities associated with convertible notes	Total derivative liabilities

Balance January 1, 2026	$1,644,738	$2,548,696	$4,193,434
Fair value of issuances	-	245,779	245,779
Change in fair value	(120,823)	151,096	30,273
Reclassified to equity	(1,513,786)	-	(1,513,786)
Balance March 31, 2026	$10,129	$2,945,571	$2,955,700

	Derivative liabilities associated with warrants	Derivative liabilities associated with convertible notes	Total derivative liabilities

Balance January 1, 2025	$176,103	$34,390	$210,493
Fair value of issuances	-	-	-
Change in fair value	(118,783)	7,024	(111,759)
Balance March 31, 2025	$57,320	$41,414	$98,734

F-20

NOTE 6 – NOTES PAYABLE

The Company has the following notes payable outstanding:

	March 31, 2026	December 31, 2025

Note payable, interest at 8% or 20% (if default), matured January 5, 2020, in default	$45,000	$45,000
Other, due on demand, interest at 6%, currently in default	50,000	50,000
Note payable $750,000 face value, interest at default rate of 24%, matured August 24, 2021, in default	375,000	375,000
Note payable $389,423 face value, interest at 15%, matured November 6, 2025, in default	389,423	389,423
Note payable $1,000,000 face value, interest 24% default rate, matured November 13, 2021, in default	1,000,000	1,000,000
Note payable $11,110,000 face value, interest at 15%, matured October 31, 2024, in default	11,110,000	11,110,000
Note payable $3,300,000 face value, interest at 15%, matured October 31, 2024, in default	3,300,000	3,300,000
Note payable $3,020,000 face value, matured March 31, 2023, in default	1,820,000	1,820,000
Note payable $165,000 face value, interest at 15%, matures August 13, 2026, net of discount of $5,625 (2026) and $9,375 (2025), respectively	159,375	155,625
Note payable $250,000 face value, interest at 15%, matures November 21, 2026, net of discount of $34,375 (2026) and $46,875 (2025), respectively	215,625	203,125
Note payable $100,000 face value, interest at 15%, matures January 5, 2027, net of discount of $7,500	92,500	-
Note payable $110,000 face value, interest at 15%, matures February 3, 2027, net of discount of $8,333	101,667	-
Sub-total notes payable, net of discount	18,658,590	18,448,173
Less long-term portion, net of discount	-	-
Current portion of notes payable, net of discount	$18,658,590	$18,448,173

On January 5, 2026, the Company entered into a 15% Secured Promissory Note for $100,000 with a third-party lender and a maturity date of January 5, 2027. The Company received proceeds of $90,000 on January 5, 2026, and the Company reimbursed the investor for expenses for legal fees and due diligence of $10,000 (original issue discount or “OID”). This note shall be senior secured by any and all assets of the Company. For the three months ended March 31, 2026, $2,500 was charged to interest expense. As of March 31, 2026, the outstanding principal balance of this note was $100,000 with a carrying value of $92,500, net of unamortized discounts of $7,500 as of March 31, 2026.

On February 3, 2026, the Company entered into a 15% Secured Promissory Note for $110,000 with a third-party lender and a maturity date of February 3, 2027. The Company received proceeds of $100,000 on February 5, 2026, and the Company reimbursed the investor for expenses for legal fees and due diligence of $10,000 (original issue discount or “OID”). This note shall be senior secured by any and all assets of the Company. For the three months ended March 31, 2026, $1,667 was charged to interest expense. As of March 31, 2026, the outstanding principal balance of this note was $110,000 with a carrying value of $101,667, net of unamortized discounts of $8,333 as of March 31, 2026.

On November 21, 2025, the Company entered into a 15% Secured Promissory Note for $250,000 with a third-party lender and a maturity date of November 21, 2026. The Company received proceeds of $200,000 on December 9, 2025, and the Company reimbursed the investor for expenses for legal fees and due diligence of $50,000 (original issue discount or “OID”). This note shall be senior secured by any and all assets of the Company. For the three months ended March 31, 2026, $12,500 was charged to interest expense. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of this note was $250,000 with a carrying value of $215,625, and $203,125, respectively, net of unamortized discounts of $34,375 and $46,875 as of March 31, 2026, and December 31, 2025, respectively.

F-21

On August 13, 2025, the Company entered into a 15% Secured Promissory Note for $165,000 with a third-party lender and a maturity date of August 13, 2026. The Company received proceeds of $150,000 on August 14, 2025, and the Company reimbursed the investor for expenses for legal fees and due diligence of $15,000 (original issue discount or “OID”). This note shall be senior secured by any and all assets of the Company. For the three months ended March 31, 2026, $3,750 was charged to interest expense. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of this note was $165,000 with a carrying value of $159,375 and $155,625, respectively, net of unamortized discounts of $5,625 and $9,375 as of March 31, 2026, and December 31, 2025, respectively.

On November 11, 2022, the Company entered into a non-interest bearing, $3,020,000 face value promissory note with a third-party lender with scheduled weekly payments and a maturity date of March 31, 2023. In exchange for the issuance of the $3,020,000 note, inclusive of an original issue discount of $250,000, and the reclass of $260,000 from accounts payable and accrued expenses the Company received proceeds of $2,510,000 on November 11, 2022, from the lender. Through December 31, 2025, the Company has repaid $1,200,000 of the principal of the note. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of this note was 1,820,000. The Company is in default on the weekly payments. The Company is currently in discussions with the lender regarding an extension of the maturity date.

On December 7, 2021, the Company entered into a 12%, $3,300,000 face value promissory note with a third- party lender with a maturity date of December 7, 2022. In exchange for the issuance of the $3,300,000 note, inclusive of an original issue discount of $300,000, the Company received proceeds of $3,000,000 on December 13, 2021, from the lender. On October 31, 2022, the maturity date of the note was extended to October 31, 2024, and the interest rate was increased to 15% per annum. The Company determined that this transaction was a modification of the existing note. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of this note was $3,300,000. The Company is currently in discussions with the lender regarding an extension of the maturity date.

On March 17, 2021, the Company entered into a 12%, $11,110,000 face value promissory note with a third- party lender with a maturity date of March 17, 2022. In exchange for the issuance of the $11,110,000 note, inclusive of an original issue discount of $1,000,000 and lender costs of $110,000, the Company received proceeds of $10,000,000 on March 23, 2021, from the lender. On October 31, 2022, the maturity date of the note was extended to October 31, 2024, and the interest rate was increased to 15% per annum. The Company determined that this transaction was a modification of the existing note. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of this note was $11,110,000. The Company is currently in discussions with the lender regarding an extension of the maturity date.

On November 13, 2020, the Company entered into a 12%, $1,000,000 face value promissory note with a third-party due November 13, 2021. Principal payments shall be made in six instalments of $166,667 commencing 180 days from the issue date and continuing each 30 days thereafter for 5 months and the final payment of principal and interest due on the maturity date. The Company received proceeds of $890,000 on November 20, 2020, and the Company reimbursed the investor for expenses for legal fees and due diligence of $110,000. In conjunction with this note, the Company issued 2 common stock purchase warrants; each warrant entitles the Holder to purchase 25,000 post reverse split (125,000,000 prior to the reverse split) shares of common stock at an exercise price of $40 post reverse split ($0.008 prior to the reverse split) per share, subject to adjustments and expires on the eight-year (as amended) anniversary of the issue date. This note is in default and the interest rate from the date of default is the lesser of 24% or the highest amount permitted by law. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of this note was $1,000,000. As of March 31, 2026, and December 31, 2025, the accrued interest is $1,155,452 and $1,095,452, respectively. The Company is in discussions with the lender regarding the extension of the maturity date of this note.

On November 6, 2020, the Company entered into a Settlement Agreement with the holder of $120,000 of convertible notes with accrued and unpaid interest of $8,716 and a $210,000 Promissory Noted dated June 23, 2020, with accrued and unpaid interest of $15,707. The Company issued a new 12% Promissory Note with a face value of $389,423 and a maturity date of November 6, 2023, and was in default. In conjunction with this settlement, the Company issued a warrant to purchase 12,000 post reverse split (60,000,000 prior to the reverse split) shares of common stock at an exercise price of $37.50 post reverse split ($0.0075 prior to the reverse split) per share, subject to adjustments and expires on the five-year anniversary of the issue date. The Company analyzed the transaction and concluded that this was a modification to the existing debt. The investor exercised the warrant on January 14, 2021. On November 6, 2023, the maturity date of the note was extended to November 6, 2025, and the interest rate was increased to 15% per annum. The Company issued warrants to purchase 12,000 post reverse split (60,000,000 prior to the reverse split) shares of common stock at an exercise price of $9.50 post reverse split ($0.0019 prior to the reverse split) per share, and with an expiration of November 6, 2026, in exchange for the extension. The warrants were valued at $113,921 by the Black-Scholes option pricing method and have been amortized through the new maturity date of the note. The Company determined that this transaction was a modification of the existing note. For the three months ended March 31, 2026, and 2025, $-0- and $14,240, respectively, were charged to interest expense. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of this note was $389,423. As of March 31, 2026, and December 31, 2025, the accrued interest is $283,940 and $269,331, respectively.

F-22

On August 24, 2020 (the “Issue Date”), the Company entered into a 12%, $750,000 face value promissory note with a third-party (the “Holder”) due August 24, 2021 (the “Maturity Date”). Principal payments shall be made in six instalments of $125,000 commencing 180 days from the Issue Date and continuing each 30 days thereafter for 5 months and the final payment of principal and interest due on the Maturity Date. The Holder shall have the right from time to time, and at any time following an event of default, as defined on the agreement, to convert all or any part of the outstanding and unpaid principal, interest and any other amounts due into fully paid and non-assessable shares of common stock of the Company, at the lower of i) the Trading Price (as defined in the agreement) during the previous five trading days prior to the Issuance Date or ii) the volume weighted average price during the five trading days ending on the day preceding the conversion date. The Company received proceeds of $663,000 on August 25, 2020, and the Company reimbursed the investor for expenses for legal fees and due diligence of $87,000. In conjunction with this Note, the Company issued 2 common stock purchase warrants; each warrant entitles the Holder to purchase 24,590 post reverse split (122,950,819 prior to the reverse split) shares of common stock at an exercise price of $30.50 post reverse split ($0.0061 prior to the reverse split) per share, subject to adjustments and expires on the five-year anniversary of the Issue Date. On July 15, 2025, the warrants were extended to have a maturity date of the eighth-year anniversary of the Issue Date. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of this note was $375,000. This note is in default and the interest rate from the date of default is the lesser of 24% or the highest amount permitted by law. During the three months ended March 31, 2026, the Holder converted $21,742 of accrued interest (plus conversion fees) into 322,400 shares of common stock at a conversion price of $.04624 to $0.0942. As of March 31, 2026, and December 31, 2025, the accrued interest is $431,407 and $423,896, respectively. The Company is in discussions with the lender regarding the extension of the maturity date of this note.

NOTE 7 – DEFERRED LIABILITY

On September 2, 2020, PCTI entered into an agreement with a third- party. Pursuant to the terms of the agreement, in exchange for $750,000, PCTI agreed to pay the third-party a perpetual three percent (3%) payment of revenues, as defined in the agreement. Payments are due ninety (90) days after each calendar quarter, with the first payment due on or before March 31, 2021, for revenues for the quarter ending December 31, 2020. On February 26, 2021, the agreement was assigned to Ozop and on March 4, 2021, the note was amended, whereby in exchange for 175,000,000 shares of common stock, the royalty percentage was amended to 1.8%. No payments have been made and the Company is in default of the agreement. On November 11, 2022, the third-party and the Company agreed to reduce the liability by $260,000 and add $260,000 to the promissory note issued on November 11, 2022.

EV Insurance Company records premiums received from the issuance of Vehicle Service Contracts (“VSC’s”) as a deferred liability. The Company will analyze the deferred liability to determine if any amounts can be recorded as income with the balance remaining in deferred liabilities for potential future claims. During the three months ended March 31, 2026, the Company paid a claim of $12,779 and charged the deferred liability account. As of March 31, 2026, and December 31, 2025, the Company has recorded $39,931 and $42,425 as deferred liabilities related to VSC’s.

The deferred liability as of March 31, 2026, and December 31, 2025, on the consolidated balance sheets is $529,931 and $532,425 respectively.

F-23

NOTE 8 – RELATED PARTY TRANSACTIONS AND BALANCES

Employment Agreement

On July 10, 2020, pursuant to the PCTI transaction, the Company assumed an employment contract entered into on February 28, 2020, between the Company and Mr. Conway (the “Employment Agreement”). Mr. Conway’s compensation as adjusted was $20,000 per month. Effective January 1, 2022, the Company entered into a new employment agreement with Mr. Conway. Pursuant to the agreement, Mr. Conway receives annual compensation of $240,000 from the Company and will also be eligible to receive bonuses and equity grants at the discretion of the BOD. The Company also agreed to compensate Mr. Conway for services provided directly to any of the Company’s subsidiaries. Currently, the subsidiaries of Ozop Capital, OES and OED, each compensates Mr. Conway $20,000 per month.

Management Fees, Sale of Building and Related Party Payables

For the three months ended March 31, 2026, and 2025, the Company recorded expenses to Mr. Conway of $240,000, respectively. During the year ended December 31, 2025, the Company sold its building to an entity controlled by Mr. Conway. The sale price was $600,000 and the Company received $100,000 in cash and Mr. Conway forgave $500,000 of related party accrued and unpaid management fees owed. After the building was sold to the related party, the Company leased back the building from the same related party in September 2025 for a three-year lease with a monthly lease payment of $5,000 beginning on September 1, 2026, which was accounted for as a sale and leaseback transaction (see Note 12). As of March 31, 2026, and December 31, 2025, the Company owes Mr. Conway $376,600 and $281,600 for unpaid management fees, which is included in related party liabilities on the unaudited consolidated balance sheets presented herein.

Note receivable, related party

During the year ended December 31, 2025, the Company loaned 14464664 Canada Inc. (“Bluezone Beverages”) $150,000 in exchange for a promissory note issued on December 9, 2025, that bears interest at 5% and has a maturity date of December 8, 2027. On January 5, 2026, and February 4, 2026, the Company loaned Bluezone Beverages $75,000 and $100,000 respectively. As of March 31, 2026, and December 31, 2025, the balances of note receivable, related party is $325,000 and $150,000, respectively, and is included in non-current assets on the unaudited consolidated balance sheets. The Company has a binding letter of intent with Bluezone.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Agreements

On September 1, 2021, Ozop Capital entered into an advisory agreement (the “RMA Agreement”) with Risk Management Advisors, Inc. (“RMA”). Pursuant to the terms of the RMA Agreement, RMA will assist Ozop Capital in analyzing, structuring, and coordinating Ozop Capital’s participation in a captive insurance company. RMA will coordinate legal, accounting, tax, actuarial and other services necessary to implement the Company’s participation in a captive insurance company, including, but not limited to, the preparation of an actuarial feasibility study, filing of all required regulatory applications, domicile selection, structural selection, and coordination of the preparation of legal documentation. The fee for these services was $100,000. Ozop Capital agreed to pay $50,000 and to issue $50,000 of shares of restricted common stock. The parties agreed to a reduced fee of $48,000 for the years ended December 31, 2025. As of March 31, 2026, and December 31, 2025, $144,000 is included in accounts payable and accrued expenses on the unaudited consolidated balance sheets presented herein. As of March 31, 2026, and December 31, 2025, the Company has recorded 128 post reverse split (637,755 prior to the reverse split) shares of common stock to be issued for the balance owed, in addition to the $48,000.

On March 4, 2019, the Company entered into a Separation Agreement (the “Separation Agreement”) with Salman J. Chaudhry, pursuant to which the Company agreed to pay Mr. Chaudry $227,200 (the “Outstanding Fees”) in certain increments as set forth in the Separation Agreement. As of March 31, 2026, and December 31, 2025, the balance owed Mr. Chaudhry is $162,085.

On September 2, 2020, PCTI entered into an Agreement with a third-party. Pursuant to the terms of the agreement, in exchange for $750,000, PCTI agreed to pay the third-party a perpetual three percent (3%) payment of revenues, as defined in the agreement. On February 26, 2021, the agreement was assigned to Ozop and on March 4, 2021, the agreement was amended, whereby in exchange for 35,000 post reverse split (175,000,000 prior to the reverse split) shares of common stock, the royalty percentage was amended to 1.8% (see Note 7). As of March 31, 2026, and December 31, 2025, the Company has recorded $243,272, respectively, and is included in accounts payable and accrued expenses on the unaudited consolidated balance sheets presented herein.

F-24

Legal matters

We know of no material, existing or pending legal proceedings against our Company.

There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

NOTE 10– STOCKHOLDERS’ EQUITY

Reverse Stock Split

On January 16, 2026, the Company filed a Certificate of Amendment to the Certificate of Incorporation of the Company with the Nevada Secretary of State to effect a reverse stock split at a 1-for-5,000 ratio. On January 21, 2026 (the “Effective Time”), every 5,000 shares of issued and outstanding Common Stock automatically combined into one issued share of common stock, with no change in par value. No fractional shares were issued as a result of the Reverse Stock Split. Instead of issuing fractional shares, the Company rounded shares up or down to the nearest whole number as determined by DTC at the participant level. The Reverse Stock Split did not modify any voting rights or other terms of the Common Stock. The Company’s Common Stock began trading on a reverse stock split-adjusted basis at the open of the markets on February 21, 2026. As a result, the number of shares of Common Stock outstanding was reduced from 13,327,772,635 shares to 2,665,555 shares, exclusive of 58,309 whole shares issued for rounding up fractional shares (which were issued in January 2026), and the number of authorized shares of Common Stock remains 25,990,000,000 shares.

Common stock

On January 22, 2026, DTC requested 58,309 shares of common stock as the result of rounding up shares for the reverse stock split.

During the three months ended March 31, 2026, the Company issued an aggregate of 439,796 post reverse split shares of common stock and received net proceeds of $47,069 after issuance costs of $5,654 and $5,000 of accrued interest repayment.

During the three months ended March 31, 2026, the Company issued 322,400 post reverse split shares of common stock in payment of accrued interest of $20,243 and fees of $1,500.

During the three months ended March 31, 2026, the Company issued 300,000 post reverse split shares of common stock pursuant to a Service Agreement with a third party and recorded stock based compensation of $48,000.

During the three months ended March 31, 2025, the Company issued an aggregate of recorded 226,766 post reverse split (1,133,822,555 prior to the reverse split) shares of common and received net proceeds of $260,805 after issuance costs of $10,552.

Increase in Authorized Shares

On March 4, 2025, the Board of Directors of the Company approved to amend the Company’s Articles of Incorporation (the “March 2025 Amendment”) to increase the authorized capital stock of the Company to 16,000,000,000 shares, of which 15,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the March 2025 Amendment with the State of Nevada on April 10, 2025.

On May 21, 2025, the Board of Directors of the Company approved to amend the Company’s Articles of Incorporation (the “May 2025 Amendment”) to increase the authorized capital stock of the Company to 26,000,000,000 shares, of which 25,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the May 2025 Amendment with the State of Nevada on July 1, 2025.

Preferred stock

As of March 31, 2026, and December 31, 2025, 10,000,000 shares have been authorized as preferred stock, par value $0.001 (the “Preferred Stock”), which such Preferred Stock shall be issuable in such series, and with such designations, rights and preferences as the Board of Directors may determine from time to time.

F-25

Series C Preferred Stock

On July 7, 2020, the Company filed an Amended and Restated Certificate of Designation with the State of Nevada of the Company’s Series C Preferred Stock. Under the terms of the Amendment to Certificate of Designation of Series C Preferred Stock, 50,000 shares of the Company’s preferred remain designated as Series C Preferred Stock. The holders of Series C Preferred Stock have no conversion rights and no dividend rights. For so long as any shares of the Series C Preferred Stock remain issued and outstanding, the Holder thereof, voting separately as a class, shall have the right to vote on all shareholder matters equal to sixty-seven (67%) percent of the total vote. As of March 31, 2026, and December 31, 2025, there were 2,500 shares of Series C Preferred Stock issued and outstanding and the shares are held by Mr. Conway.

Series D Preferred Stock

On July 7, 2020, the Company filed a Certificate of Designation with the State of Nevada of the Company’s Series D Preferred Stock. On July 10, 2020, pursuant to the SPA with PCTI, the Company issued 18,667 shares of Series D preferred Stock to Chis, and on August 28, 2020, pursuant to Mr. Conway’s employment agreement, the Company issued 1,333 shares of Series D Preferred Stock to Mr. Conway. On July 13, 2021, the Company purchased 18,667 shares of the Company’s Series D Preferred Stock held by Chis.

On July 27, 2021, the Company filed with the Secretary of State of the State of Nevada an Amended and Restated Certificate of Designation of Series D Preferred Stock (the “Series D Amendment”). Under the terms of the Series D Amendment, 4,570 shares of the Company’s preferred stock will be designated as Series D Convertible Preferred Stock. The holders of the Series D Convertible Preferred Stock shall not be entitled to receive dividends. Any holder may, at any time convert any number of shares of Series D Convertible Preferred Stock held by such holder into a number of fully paid and nonassessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Company on the date of conversion, by 1.5 and dividing that number by the number of authorized shares of Series D Convertible Preferred Stock and multiply that result by the number of shares of Series D Convertible Preferred Stock being converted. Except as provided in the Series D Amendment or as otherwise required by law, no holder of the Series D Convertible Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action. The Series D Convertible Preferred Stock shall not bear any liquidation rights. On July 28, 2021, the Company closed on a Stock and Warrant Purchase Agreement (the “Series D SPA”). Pursuant to the terms of Series D SPA, an investor in exchange for $13,200,000 purchased one share of Series D Preferred Stock, and a warrant to acquire 3,236 shares of Series D Preferred Stock. As of March 31, 2026, and December 31, 2025, there were 1,334 shares, respectively, of Series D Preferred Stock issued and outstanding and a warrant to purchase 3,236 shares of Series D Preferred Stock are outstanding as of March 31, 2026, and December 31, 2025.

The warrant has a 15- year term and Partial Warrant Lock Up and Leak-Out Period. The Holder may only exercise the Warrant and purchase Warrant Shares as follows:

i.	Up to 162 (one hundred and sixty-two) Warrant Shares, at any time or times on or after five (5) business days from the closing of the Series D SPA (“the Initial Exercise Date”) subject to up to a maximum number of Warrant Shares that, if converted, would be equal to no more than a maximum of 4.99% of the total number of outstanding shares of Common Stock of the Company and no later than on or before the 15th year anniversary of the Initial Exercise Date (“the Termination Date”); and

ii.	The Remainder of the Warrant representing up to 3,074 (three thousand and seventy-four) Warrant Shares (“Remaining Warrant Shares”) shall be locked up for a period of 36 (thirty-six) months from the Initial Exercise Date (“Lock Up Period”) and shall become exercisable at any time or times from the date that is the 36 (thirty-six) month anniversary of the Initial Exercise Date (“Lock Up Period Termination Date”) and no later than on or before the Termination Date, as follows:

a.	During every 1 (one) year period, starting on the day that is the Lock Up Period Termination Date, the Holder shall have the right to exercise the Remainder of the Warrant up to a maximum number of Remaining Warrant Shares that, if converted, would be equal to no more than a maximum of 4.99% of the total number of outstanding shares of Common Stock of the Company during such given year (“Leak-Out Period”). The Leak-Out Period shall come into effect on the day that is the Lock Up Period Termination Date and remain effective on a yearly basis, for a period of 10 (ten) years thereafter, after which the Leak-Out Period will automatically terminate and become null and void. For clarity purposes the Remainder of the Warrant shall become freely exercisable at any time or times beginning on June 29, 2034, and until the Termination Date.

F-26

Series E Preferred Stock

On July 7, 2020, the Company filed a Certificate of Designation with the State of Nevada of the Company’s Series E Preferred Stock. Under the terms of the Certificate of Designation of Series E Preferred Stock, 3,000 shares of the Company’s preferred stock have been designated as Series E Preferred Stock. The holders of the Series E Convertible Preferred Stock shall not be entitled to receive dividends. No holder of the Series E Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Corporation for their vote, waiver, release or other action, except as may be otherwise expressly required by law. At any time, the Corporation may redeem for cash out of funds legally available therefor, any or all of the outstanding Preferred Stock (“Optional Redemption”) at $1,000 (one thousand dollars) per share. The shares of Series E Preferred Stock have not been registered under the Securities Act of 1933 or the laws of any state of the United States and may not be transferred without such registration or an exemption from registration. As of March 31, 2026, and December 31, 2025, there were -0- shares of Series E Preferred Stock issued and outstanding, respectively.

NOTE 11 – NONCONTROLLING INTEREST

On August 19, 2021, the Company formed Ozop Capital. The Company initially owned 51% with PJN Holdings, LLC (“PJN”) owning 49%. Brian Conway was appointed as the sole officer and director of Ozop Capital and has voting control of Ozop Capital. The Company presents interest held by noncontrolling interest holders within noncontrolling interest in the consolidated financial statements. On September 13, 2022, there was a change in the ownership percentages, as PJN returned 490,000 shares, representing their 49% ownership. As of that date, Ozop Capital is a wholly owned subsidiary of the Company. As of March 31, 2026, and December 31, 2025, the accumulative noncontrolling interest is $784,777, respectively.

NOTE 12 - OPERATING LEASE RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

On April 14, 2021, the Company entered into a five-year lease which began on June 1, 2021, for approximately 8,100 square feet of office and warehouse space in Carlsbad, California, expiring May 31, 2026. Initial lease payments of $13,148 begin on June 1, 2021, and increase by approximately 2.4% annually thereafter. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 7.5%, as the interest rate implicit in most of our leases is not readily determinable. During the year ended December 31, 2021, upon adoption of ASC Topic 842, the Company recorded right-of-use assets and lease liabilities of $702,888 for this lease. On February 22, 2023, with an effective date of March 1, 2023, the Company entered into a Sublease for a Single Subleasee Agreement (the “Sublease”) with the landlord and a third party for the office and warehouse in Carlsbad California.

Sale-Leaseback Transaction

In August 2025, the Company sold its building in Warwick, New York to a related party (see Note 4 and Note 8) with the related party obtained full control of the real property and no “continuing involvement” of the Company after the sale. On September 1, 2025, the Company entered into a three-year lease with the same related party to lease back the previously sold building for office space, expiring August 31, 2028. Lease payments of $5,000 begin on September 1, 2026, on a monthly basis. The Company determined that the sale and leaseback transaction qualified as a sale, and the sale and the leaseback were accounted for separately, with the lease being accounted for in accordance with ASC 842. This three-year lease agreement is determined to be an operating lease. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 7.5%, as the interest rate implicit in most of our leases is not readily determinable. During the year ended December 31, 2025, the Company recorded right-of-use assets and lease liabilities of $103,107 for this lease.

In adopting Topic 842, the Company has elected the ‘package of practical expedients’, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter is not applicable to the Company. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 months or less.

F-27

Right-of-use assets are summarized below:

	March 31, 2026	December 31, 2025
Office and warehouse lease	$805,995	$805,995
Less: Accumulated amortization	(693,632)	(644,318)
Right-of-use assets, net	$112,363	$161,677

Operating lease liabilities are summarized as follows:

	March 31, 2026	December 31, 2025
Lease liability	$137,040	$178,372
Less current portion	(56,638)	(84,644)
Long term portion	$80,402	$93,728

Maturity of lease liabilities are as follows:

For the year ending December 31, 2026 (remaining period)	$49,612
For the year ending December 31, 2027	60,000
For the year ending December 31, 2028	40,000
Total	$149,612
Less: present value discount	(12,572)
Lease liability	$137,040

For the three months ended March 31, 2026, and 2025, the Company recorded a debit of $7,983 and a credit of $979, respectively, to operating lease expense (after netting off the sublease income).

NOTE 13 – DISCONTINUED OPERATIONS

On September 1, 2022, the BOD of the Company authorized the filing of a Chapter 7 proceeding which meets the definition of a discontinued operation. Accordingly, the operating results of PCTI are reported as income from discontinued operations in the unaudited accompanying consolidated financial statements for the three months ended March 31, 2025, and 2024. On October 3, 2022, PCTI filed a Voluntary Petition for Non- Individuals Filing for Bankruptcy. On November 30, 2022, the Trustee filed a Notice of Abandonment of Estate Property, as it is over encumbered by the secured creditors. No objections were filed, and as such the inventory and equipment is now considered abandoned to the secured creditors to do with what they wish. In March 2023, the Trustee declared this a no-asset case and closed the bankruptcy.

There were no operating results from the discontinued operations for the three months ended March 31, 2026, and 2025.There are no assets as of March 31, 2026, and December 31, 2025, as the secured lender has taken possession. Liabilities of discontinued operations are separately reported as of March 31, 2026, and December 31, 2025. All liabilities are classified as current. The following tables present the reconciliation of carrying amounts of the major classes of liabilities of the Company classified as discontinued operations in the consolidated balance sheets at March 31, 2026, and December 31, 2025:

Current liabilities

	March 31, 2026	December 31, 2025
Accounts payable and accrued liabilities	$445,565	$445,565
Current portion of notes payable	589,246	589,246
Total current liabilities of discontinued operations	$1,034,811	$1,034,811

F-28

On May 16, 2022, Huntington National Bank (“Huntington”) filed a Complaint for Confession of Judgment (“COJ”) against Catherine Chis (“Chis”). Chis was the former CEO of PCTI and a Guarantor on Huntington’s Letter of Credit financing (“LOC”) and a Term Loan (“Term Loan”). The Chis COJ for the LOC was for $352,415 and accrues per diem interest of $63.65, and the Chis COJ for the Term Loan was for $141,415 and accrues per diem interest of $28.60. On June 24, 2022, Huntington filed a COJ against Power Conversion Technologies, Inc (“PCTI”). The PCTI COJ for the LOC was for $354,774 and accrues per diem interest of $63.65 and the PCTI COJ for the LOC was for $142,473 and accrues per diem interest of $28.60. On July 20, 2022, Huntington assigned the PCTI judgment against PCTI to Meraki Advisors, LLC. (“Meraki”). The Company’s understanding is Meraki is a Pennsylvania limited liability company, controlled by Chis.

Included in the Current portion of notes payable are the principal balances of Huntington’s LOC of $344,166 and Term Loan of $134,681. Accrued interest and fees on the LOC and Term Loan debt $54,256 is included in accounts payable and accrued liabilities.

NOTE 14 - INCOME TAXES

At the end of each interim reporting period, the Company estimates its effective tax rate expected to be applied for the full year. This estimate is used to determine the income tax provision or benefit on a year-to-date basis and may change in subsequent interim periods. Accordingly, the Company’s effective tax rate for the three months ended March 31, 2026, and 2025, was 0% and 0%, respectively. The Company’s effective tax rates for both periods were affected primarily by permanent differences between financial reporting and tax accounting for warrants, as well as a full valuation allowance on net deferred tax assets, based upon the historical and anticipated future income, management has determined that the deferred tax assets do not meet the more-likely-than-not threshold for realizability. Accordingly, there is a full valuation allowance provided against the Company’s deferred tax assets as of March 31, 2026, and December 31, 2025.

As of March 31, 2026, and December 31, 2025, the liability for uncertain tax positions is zero and the Company believes that no liability for unrecognized tax benefits is required in relation to the potential for additional assessments.

NOTE 15 – SUBSEQUENT EVENTS

Common Stock Issued for Conversions

On April 14, 2026, the Holder of a convertible promissory note converted $12,950 of principal into 185,000 shares of common stock at a conversion price of $0.07.

On May 8, 2026, the Holder of the promissory note dated August 24, 2020, converted $23,023 of accrued interest and fees into 213,100 shares of common stock at a conversion price of $0.10804.

Common Stock Issued for Services

On April 20, 2026, the Company issued 300,000 shares of restricted common stock, pursuant to an agreement for advisory services.

Secured Promissory Note Issuance

On May 13, 2026, the Company entered into a 15% Secured Promissory Note for $110,000 with a third-party lender and a maturity date of May 13, 2027. The Company received proceeds of $100,000 on May 13, 2026, and the Company reimbursed the investor for expenses for legal fees and due diligence of $10,000. This note shall be senior secured by any and all assets of the Company.

Convertible Promissory Note Issuance

On May 14, 2026, the Company entered into a 12%, $100,000 face value convertible promissory note with a third-party due February 28, 2027. The conversion price shall be equal to 65%, multiplied by the lowest trading price for the Common Stock during the ten (10) trading days prior to the conversion date. The Company received proceeds of $93,000 on May 15, 2026, and the Company reimbursed the investor for expenses for legal fees and due diligence of $7,000. Pursuant to ASC 815, the Company determined that the conversion feature is embedded in the debt host and will account for the conversion feature as a derivative liability.

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements, except as stated herein.

F-29

OZOP ENERGY SOLUTIONS, INC.

COSOLIDATED FINANCIAL STATEMENTS

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Ozop Energy Solutions, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Ozop Energy Solutions, Inc. (the “Company”) as of December 31, 2025, and 2024, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2025 and 2024, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025, and 2024, and the results of its operations and its cash flows for the years ended December 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, as of December 31, 2025, the Company had an accumulated deficit of $233,581,184 and a working capital deficit of $39,740,819. As of December 31, 2025, the Company was in default of $18,714,423 plus accrued interest on debt instruments due to non-payment upon maturity dates or failure to comply with the loan’s contractual payment terms. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the accompanying consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters for the current period.

/s/ Prager Metis CPAs, LLC

We have served as the Company’s auditor since 2018

Hackensack, New Jersey

May 14, 2026

F-31

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2025	2024
ASSETS
Current Assets
Cash	$266,431	$797,139
Prepaid expenses	32,058	64,851
Accounts receivable	21,579	80,003
Inventory	117,680	10,673
Total Current Assets	437,748	952,666

Operating lease right-of-use asset, net	161,677	226,692
Note receivable, related party	150,000	-
Property and equipment, net	10,709	561,399
Other assets	13,408	13,408
TOTAL ASSETS	$773,542	$1,754,165

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accounts payable and accrued expenses	$12,854,975	$10,947,676
Related party liabilities	281,600	60,000
Convertible notes payable, net of discounts	2,748,505	25,000
Current portion of notes payable, net of discounts	18,448,173	20,241,164
Derivative liabilities	4,193,434	210,493
Operating lease liability, current portion	84,644	163,727
Deferred liability	532,425	502,610
Liabilities of discontinued operations	1,034,811	1,034,811
Total Current Liabilities	40,178,567	33,185,481

Long Term Liabilities
Operating lease liability, net of current portion	93,728	72,662
TOTAL LIABILITIES	40,272,295	33,258,143

COMMITMENTS AND CONTINGENCIES

Stockholders’ Deficit
Preferred stock (10,000,000 shares authorized, par value $0.001)
Series C Preferred Stock (50,000 shares authorized and 2,500 shares issued and outstanding, par value $0.001)	3	3
Series D Preferred Stock (4,570 shares authorized and 1,334 shares issued and outstanding, par value $0.001)	1	1
Series E Preferred Stock (3,000 shares authorized, -0- shares issued and outstanding, par value $0.001)	-	-
Common stock (25,990,000,000 shares authorized, par value $0.001; 2,665,555 and 1,417,204 shares issued and outstanding as of December 31, 2025 and 2024, respectively)*	2,665	1,417
Treasury stock, at cost, 47,500 shares of Series C Preferred Stock and 18,667 shares of Series D Preferred Stock	(11,249,934)	(11,249,934)
Common stock to be issued; 128 shares*	-	-
Additional paid in capital *	206,114,473	205,397,953
Accumulated deficit	(233,581,184)	(224,868,641)
Total Ozop Energy Solutions, Inc. stockholders’ deficit	(38,713,976)	(30,719,201)
Noncontrolling interest	(784,777)	(784,777)
TOTAL STOCKHOLDERS’ DEFICIT	(39,498,753)	(31,503,978)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$773,542	$1,754,165

*	Retroactively restated for five thousand-for-one share consolidation on January 21, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

F-32

OZOP ENERGY SOLUTIONS, INC.

 CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2025	2024
Revenue	$307,421	$1,342,653
Cost of revenue	220,765	1,187,180
Gross profit	86,656	155,473

Operating expenses:
General and administrative, related parties	960,000	960,000
General and administrative, other	2,098,483	2,659,155
Total operating expenses	3,058,483	3,619,155

Loss from continuing operations	(2,971,827)	(3,463,682)

Other (income) expenses:
Interest expense	4,205,938	4,014,997
Loss (gain) on change in fair value of derivatives	1,621,028	(1,005,585)
Gain on litigation settlement	-	(271,360)
Gain on sale of building to a related party	(86,250)	-
Total Other Expenses	5,740,716	2,738,052

Loss from continuing operations before income taxes	(8,712,543)	(6,201,734)
Income tax provision	-	-
Net loss from continuing operations	(8,712,543)	(6,201,734)
Discontinued Operations:
Income from discontinued operations, net of tax	-	3,573
Net loss	$(8,712,543)	$(6,198,161)

Loss from continuing operations per share of common stock basic and fully diluted*	$(4.44)	$(4.89)
Income from discontinued operations per share of common stock basic and fully diluted*	$0.00	$0.00
Loss per share basic and fully diluted*	$(4.44)	$(4.88)

Weighted average shares outstanding basic and diluted*	1,960,377	1,269,152

*	Retroactively restated for five thousand-for-one share consolidation on January 21, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

F-33

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2025

	Common stock to be issued		Series C Preferred Stock		Series D Preferred Stock		Common Stock		Treasury	Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders’ Equity
	Shares*	Amount*	Shares	Amount	Shares	Amount	Shares*	Amount*	Stock	Capital*	Deficit	Interest	(Deficit)
Balances January 1, 2025	128	$-	2,500	$3	1,334	$1	1,417,204	$1,417	$(11,249,934)	$205,397,953	$(224,868,641)	$(784,777)	$(31,503,978)

Issuance of shares of common stock sold, net of issuance costs of $27,005	-	-	-	-	-	-	496,163	496	-	391,672	-	-	392,168

Issuance of common stock for services	-	-	-	-	-	-	40,000	40	-	39,960	-	-	40,000

Issuance of common stock for accrued interest and fees	-	-	-	-	-	-	512,188	512	-	131,169	-	-	131,681

Issuance of common stock for conversion of convertible notes	-	-	-	-	-	-	200,000	200	-	153,719	-	-	153,919

Net loss	-	-	-	-	-	-	-	-	-	-	(8,712,543)	-	(8,712,543)
Balances December 31, 2025	128	$-	2,500	$3	1,334	$1	2,665,555	$2,665	$(11,249,934)	$206,114,473	$(233,581,184)	$(784,777)	$(39,498,753)

*	Retroactively restated for five thousand-for-one share consolidation on January 21, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

F-34

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2024

	Common stock to be issued		Series C Preferred Stock		Series D Preferred Stock		Common Stock		Treasury	Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders’ Equity
	Shares*	Amount*	Shares	Amount	Shares	Amount	Shares*	Amount*	Stock	Capital*	Deficit	Interest	(Deficit)
Balances January 1, 2024	128	$-	2,500	$3	1,334	$1	1,096,303	$1,096	$(11,249,934)	$204,185,904	$(218,670,480)	$(784,777)	$(26,518,187)

Issuance of shares of common stock sold, net of issuance costs of $43,569	-	-	-	-	-	-	320,901	321	-	1,212,049	-	-	1,212,370

Net loss	-	-	-	-	-	-	-	-	-	-	(6,198,161)	-	(6,198,161)
Balances December 31, 2024	128	$-	2,500	$3	1,334	$1	1,417,204	$1,417	$(11,249,934)	$205,397,953	$(224,868,641)	$(784,777)	$(31,503,978)

*	Retroactively restated for five thousand-for-one share consolidation on January 21, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

F-35

OZOP ENERGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss from continuing operations	$(8,712,543)	$(6,201,734)
Net income from discontinued operations	-	3,573
Net loss	(8,712,543)	(6,198,161)
Adjustments to reconcile net loss to net cash used in operating activities
Non-cash interest expense	1,166,614	1,119,461
Amortization and depreciation	208,553	214,372
Loss (gain) on fair value change of derivatives	1,621,028	(1,005,585)
Inventory write down	-	134,025
Gain on sale of building to a related party	(86,250)	-
Stock compensation expense	40,000	-
Changes in operating assets and liabilities:
Accounts receivable	58,424	88,767
Inventory	(107,007)	945,281
Prepaid expenses	32,792	10,251
Accounts payable and accrued expenses	3,395,713	2,920,894
Related party liabilities	721,600	60,000
Deferred revenue	29,815	12,115
Operating lease liabilities	(161,125)	(147,993)
Net cash used in continuing operations	(1,792,386)	(1,846,573)
Net cash used in discontinued operations	-	(3,573)
Net cash used in operating activities	(1,792,386)	(1,850,146)

Cash flows from investing activities:
Purchase of office and computer equipment	(3,490)	(11,114)
Loan to a related party in exchange for a promissory note receivable	(150,000)	-
Proceeds from sale of building to a related party	100,000	-
Net cash used in investing activities	(53,490)	(11,114)

Cash flows from financing activities:
Proceeds from sale of common stock, net of costs	392,168	1,212,370
Proceeds from issuances of convertible notes payable, net	573,000	-
Proceeds from issuances of promissory notes payable, net	350,000	-
Net cash provided by financing activities	1,315,168	1,212,370

Net decrease in cash	(530,708)	(648,890)

Cash, Beginning of year	797,139	1,446,029

Cash, End of year	$266,431	$797,139

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Schedule of non-cash Investing or Financing Activity:
Right-of-use assets obtained in exchange for operating lease obligations	$103,107	$-
Forgiveness of related party liabilities for sale of building to a related party	$500,000	$-
Common stock issued for convertible note payable	$153,919	$-
Common stock issued for accrued interest	$131,681	$-
Convertible note in exchange for promissory note and accrued interest	$3,558,229	$-
Debt discount related to derivative liability	$2,415,831	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-36

NOTE 1 - ORGANIZATION

Business

Ozop Energy Solutions, Inc. (the” Company,” “we,” “us” or “our”) was originally incorporated as Newmarkt Corp. on July 17, 2015, under the laws of the State of Nevada.

On July 10, 2020, the Company entered into a Stock Purchase Agreement (the “SPA”) with Power Conversion Technologies, Inc., a Pennsylvania corporation (“PCTI”), and Catherine Chis (“Chis”), PCTI’s Chief Executive Officer (“CEO”) and its sole shareholder. Under the terms of the SPA, the Company acquired one thousand (1,000) shares of PCTI, which represents all of the outstanding shares of PCTI, from Chis in exchange for the issuance of 47,500 shares of the Company’s Series C Preferred Stock, 18,667 shares of the Company’s Series D Preferred Stock, and 500 shares of the Company’s Series E Preferred Stock to Chis.

On October 29, 2020, the Company formed a new wholly owned subsidiary, Ozop Surgical Name Change Subsidiary, Inc., a Nevada corporation (“Merger Sub”). The Merger Sub was formed under the Nevada Revised Statutes for the sole purpose and effect of changing the Company’s name to “Ozop Energy Solutions, Inc.” That same day the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Merger Sub and filed Articles of Merger (the “Articles of Merger”) with the Nevada Secretary of State, merging the Merger Sub into the Company, which were stamped effective as of November 3, 2020. As permitted by the Section 92.A.180 of the Nevada Revised Statutes, the sole purpose and effect of the filing of Articles of Merger was to change the name of the Company from Ozop Surgical Corp to “Ozop Energy Solutions, Inc.”

On December 11, 2020, the Company formed Ozop Energy Systems, Inc. (“OES”), a Nevada corporation and a wholly owned subsidiary of the Company. OES was formed to be a manufacturer and distributor of renewable energy products.

On August 19, 2021, the Company formed Ozop Capital Partners, Inc. (“Ozop Capital”), a Delaware corporation and a wholly owned subsidiary of the Company. Brian Conway was appointed as the sole officer and director of Ozop Capital and has voting control of Ozop Capital.

On October 29, 2021, EV Insurance Company, Inc. (“EVCO”) was formed as a captive insurance company in the State of Delaware. EVCO is a wholly owned subsidiary of Ozop Capital. On January 7, 2022, EVCO filed with New Castle County, Delaware DBA OZOP Plus.

On February 25, 2022, the Company formed Ozop Engineering and Design, Inc. (“OED”) a Nevada corporation, as a wholly owned subsidiary of the Company. OED was formed to become a premier engineering and lighting control design firm. OED offers product and design support for lighting and solar projects with a focus on fast lead times and technical support. OED and our partners are able to offer the resources needed for lighting, solar and electrical design projects. OED will provide customers systems to coordinate the understanding of electrical usage with the relationship between lighting design and lighting controls, by developing more efficient ecofriendly designs. We work with architects, engineers, facility managers, electrical contractors and engineers.

On June 11, 2024, the Company formed Automated Room Controls, Inc. (“ARC”) a Nevada corporation, as a wholly owned subsidiary of the Company. ARC was created to address a significant need in the lighting controls industry. ARC’s personnel has extensive experience in lighting controls since 2012, bringing together IT specialists and lighting control experts. We believe that easy deployment and creative applications can transform lighting controls into essential tools for enhancing the utility and ambiance of any space. The Company’s mission is to deliver cutting-edge technology that simplifies complex control needs, ensuring seamless integration and exceptional performance.

F-37

Reverse Stock Split

On January 16, 2026, the Company filed a Certificate of Amendment to the Certificate of Incorporation of the Company with the Nevada Secretary of State to effect a reverse stock split at a 1-for-5,000 ratio. On January 21, 2026 (the “Effective Time”), every 5,000 shares of issued and outstanding Common Stock automatically combined into one issued share of common stock, with no change in par value. No fractional shares were issued as a result of the Reverse Stock Split. Instead of issuing fractional shares, the Company rounded shares up or down to the nearest whole number as determined by DTC at the participant level. The Reverse Stock Split did not modify any voting rights or other terms of the Common Stock. The Company’s Common Stock began trading on a reverse stock split-adjusted basis at the open of the markets on February 21, 2026. As a result, the number of shares of Common Stock outstanding was reduced from 13,327,772,635 shares to 2,665,555 shares, exclusive of 58,309 whole shares issued for rounding up fractional shares (which were issued in January 2026), and the number of authorized shares of Common Stock remains 25,990,000,000 shares.

Unless otherwise indicated, all issued and outstanding stock and per share amounts contained in the accompanying consolidated financial statements have been adjusted to reflect the 1-for-5,000 Reverse Stock Split for all prior periods presented. Proportionate adjustments were made to the exercise prices and the number of shares underlying outstanding warrants and any convertible instruments, as applicable.

The impacts of the Reverse Stock Split were applied retroactively for all periods presented in accordance with applicable guidance, less the number of rounded whole shares issued for fractional shares. Therefore, prior period amounts are different than those previously reported. Certain amounts within the following tables may not foot due to rounding.

The following table illustrates changes in equity, as previously reported prior to, and as adjusted subsequent to, the impact of the Reverse Stock Split retroactively adjusted for the periods presented:

	December 31, 2024
	As Previously Reported	Impact of Reverse Stock Split	As Revised

Common stock - shares	7,086,021,742	(7,084,604,538)	1,417,204
Common stock - amount	$7,086,021	$(7,084,604)	$1,417
Common stock to be issued - shares	637,755	(637,627)	128
Common stock to be issued - amount	$638	$(638)	$-
Additional paid-in capital	$198,312,711	$7,085,242	$205,397,953

	December 31, 2023
	As Previously Reported	Impact of Reverse Stock Split	As Revised
Common stock - shares	5,481,513,400	(5,480,417,097)	1,096,303
Common stock - amount	$5,481,513	$(5,480,417)	$1,096
Common stock to be issued - shares	637,755	(637,627)	128
Common stock to be issued - amount	$638	$(638)	$-
Additional paid-in capital	$198,704,849	$5,481,055	$204,185,904

F-38

The following table illustrates changes in loss per share and weighted average shares outstanding, as previously reported prior to, and as adjusted subsequent to, the impact of the Reverse Stock Split retroactively adjusted for periods presented:

	Year ended December 31, 2024
	As Previously Reported	Impact of Reverse Stock Split	As Revised
Loss attributable to common shareholders	$(6,198,161)	$—	$(6,198,161)
Weighted average shares used to compute basic and diluted EPS	6,345,758,683	(6,344,489,531)	1,269,152
Loss from continuing operations per share - basic and diluted	$(0.00)	$(4.89)	$(4.89)
Income from discontinued operations per share - basic and diluted	$0.00	$-	$0.00
Loss per share - basic and diluted	$(0.00)	$(4.88)	$(4.88)

The following shares of common stock exercisable or issuable from outstanding stock warrants and convertible instruments were not included in the computation of diluted shares outstanding because the effect would be anti-dilutive:

	December 31, 2024
	As Previously Reported	Impact of Reverse Stock Split	As Revised
Unexercised common stock purchase warrants	732,024,518	(731,878,113)	146,405
Convertible preferred stock	10,629,032,613	(10,626,906,806)	2,125,807
Convertible notes payable	128,575,444	(128,549,729)	25,715
Promissory notes payable	1,225,410,959	(1,225,165,877)	245,082

NOTE 2 – GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2025, the Company had an accumulated deficit of $233,581,184 and a working capital deficit of $39,740,819. As of December 31, 2025, the Company was in default of $18,714,423 plus accrued interest on debt instruments due to non-payment upon maturity dates or failure to comply with the loan’s contractual payment terms. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for one year from the date of the issuance of these financial statements. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Management’s Plans

As a public company, Management believes it will be able to access the public equities market for fund raising for product development, sales and marketing and inventory requirements as we expand our distribution in the U.S. market. Subsequent to December 31, 2025, the Company has received $290,000 in new promissory notes, and 215,000 in new convertible notes (See subsequent event footnote).

F-39

On May 2, 2023, the Company entered into an Equity Financing Agreement (the “Financing Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with GHS. Under the terms of the Financing Agreement, GHS has agreed to provide the Company with up to $10,000,000 of funding upon effectiveness of a registration statement on Form S-1. Pursuant to the effectiveness of the registration statement on July 19, 2023, the Company has the right to deliver puts to GHS and GHS will be obligated to purchase shares of our common stock based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice will not exceed two hundred fifty percent (250%) of the average of the daily trading dollar volume of the Company’s common stock during the ten (10) trading days preceding the put, so long as such amount does not exceed 4.99% of the outstanding shares of the Company. Pursuant to the Financing Agreement, GHS and its affiliates will not be permitted to purchase, and the Company may not put shares of the Company’s common stock to GHS that would result in GHS’s beneficial ownership equaling more than 4.99% of the Company’s outstanding common stock. The price of each put share shall be equal to eighty percent (80%) of the lowest daily volume weighted average price of the Company’s common stock for the ten (10) consecutive trading days preceding the date on which the applicable put is delivered to GHS. No put will be made in an amount equaling less than $10,000 or greater than $750,000. Puts may be delivered by the Company to GHS until the earlier of twenty-four (24) months after the effectiveness of the registration statement on Form S-1 or the date on which GHS has purchased an aggregate of $10,000,000 worth of put shares. During the year ended December 31, 2024, the Company sold to GHS 29,304 post reverse split (146,517,693 prior to the reverse split) shares of common stock for proceeds of $172,117 net of offering costs.

On January 26, 2024, the Company receive a Notice of Effectiveness for the sale of up to 200,000 post reverse split (1,000,000,000 prior to the reverse split) shares of the Company’s common stock to GHS, pursuant to the May 2, 2023, Financing Agreement and Registration Rights Agreement. The terms and conditions are similar to the terms and conditions of the July 19, 2023, registration statement. During the year ended December 31, 2024, the Company sold to GHS 200,000 post reverse split (1,000,000,000 prior to the reverse split) shares of common stock and received $760,160, net of offering costs.

On July 30, 2024, the Company receive a Notice of Effectiveness for the sale of up to 400,000 post reverse split (2,000,000,000 prior to the reverse split) shares of the Company’s common stock to GHS, pursuant to the May 2, 2023, Financing Agreement and Registration Rights Agreement. The terms and conditions are similar to the terms and conditions of the July 19, 2023, registration statement. During the year ended December 31, 2024, the Company sold to GHS 91,598 post reverse split (457,990,649 prior to the reverse split) shares of common stock and received $280,094, net of offering costs. During the year ended December 31, 2025, the Company sold to GHS 272,919 post reverse split (1,364,594,180 prior to the reverse split) shares of common stock respectively for proceeds of $295,965, net of offering costs.

On April 11, 2025, the Company entered into an Equity Financing Agreement (the “2025 Financing Agreement”) and Registration Rights Agreement (the “2025 Registration Rights Agreement”) with GHS. Under the terms of the Financing Agreement, GHS has agreed to provide the Company with up to $10,000,000 (the “Commitment Amount”) of funding upon effectiveness of a registration statement on Form S-1. Pursuant to the effectiveness of the registration statement the Company has the right to deliver puts to GHS and GHS will be obligated to purchase shares of our common stock based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice will not exceed three hundred percent (300%) of the average of the daily trading dollar volume of the Company’s common stock during the ten (10) trading days preceding the put, so long as such amount does not exceed 4.99% of the outstanding shares of the Company. Pursuant to the 2025 Financing Agreement, GHS and its affiliates will not be permitted to purchase, and the Company may not put shares of the Company’s common stock to GHS that would result in GHS’s beneficial ownership equaling more than 4.99% of the Company’s outstanding common stock. The price of each put share shall be equal to eighty percent (80%) of the trading price of the Company’s common stock for the ten (10) consecutive trading days preceding the date on which the applicable put iso GHS. No put will be made in an amount equaling less than $10,000 or greater than $1,000,000. Puts may be delivered by the Company to GHS until the earlier of thirty-six (36) months after the effectiveness of the registration statement on Form S-1 or the date on which GHS has purchased an aggregate of $10,000,000 worth of put shares. The Company also agreed to issue to the investor as an equity incentive shares (the “Commitment Shares”) equal to one quarter of one percent (0.25%) of the Commitment Amount, priced at a fixed price equaling ninety-five (95%) of the VWAP for the trading day preceding the execution of Agreements. This equates to $25,000, and as of the filing date of this quarterly report the shares have not been issued. On May 7, 2025, the Company receive a Notice of Effectiveness for the sale of up to 800,000 post reverse split (4,000,000,000 prior to the reverse split) shares of the Company’s common stock to GHS, pursuant to the April 11, 2025, Financing Agreement and Registration Rights Agreement. For the year ended December 31, 2025, the Company sold GHS 223,244 post reverse split (1,116,220,813 prior to the reverse split) shares of common stock for proceeds of $96,203, net of offering costs. Subsequent to December 31, 2025, the Company sold GHS 439,796 post reverse split shares of common stock for proceeds of $47,068 net of offering costs and $5,000 of note payables paid.

OES operates in the renewable, electric vehicle (“EV”), energy storage and energy resiliency sectors. We are engaged in multiple business lines that include project development as well as equipment distribution.

F-40

Equipment Distributor: In April 2021, the Company signed a five-year lease (beginning June 1, 2021) of approximately 8,100 SF in California, for office and warehouse space to support the sales and distribution of our west coast operations. On February 22, 2023, with an effective date of March 1, 2023, the Company entered into a Sublease for a Single Subleasee Agreement (the “Sublease”) with the landlord and a third party for the office and warehouse in Carlsbad California. Pursuant to the Sublease agreement, the third party will be responsible for all of the Company’s lease obligations through May 31, 2026, the lease termination date.

Modular Energy Distribution System: The NeoVolt™ System comprises the design engineering, installation, and operational methodologies as well as the financial arbitrage of how we produce, capture and distribute electrical energy for the EV markets. Our NeoVoltTM System offers (1) charging locations that can be installed with reduced delays, restricted areas or load limits and (2) EV charger electricity that is produced from renewable sources claiming little to no carbon footprint.

The Company has developed a business plan for NeoVolt™, a scalable battery storage solution that aims to relieve the stress on existing grid infrastructure by providing distributed energy storage. With the first stage of engineered technical drawings completed, we are advancing to stage two and preparing to construct the initial prototype or proof of concept (PoC). NeoVolt™ is designed with advanced features, including automatic adoption of connected devices and dynamic load balancing through a master-slave configuration. These capabilities enable NeoVolt™ to seamlessly integrate with and manage energy flows across multiple devices. Furthermore, the PoC is contingent upon recent advancements in EV charging and discharging standardizations, including on-board inverters and bi-directional capabilities, to ensure compatibility and efficiency in both residential and commercial applications.

OED specializes in lighting commissioning services. On September 27, 2024, OED signed an agreement with Leviton Manufacturing Co, Inc., to serve as a field service technician for their advanced lighting control systems.

Ozop Plus markets vehicle service contracts (“VSC’s”) for electric vehicles (EV’s) that offer consumers to be able to purchase additional months and miles above the manufacturer’s warranty and to also bring added value to EV owners by utilizing our partnerships and strengths in the energy market to offer unique and innovative services. Among EV owners’ concerns are the EV battery repair and replacement costs, range anxiety, environmental responsibilities, roadside assistance, and the accelerated wear on additional components that EV vehicles experience. Management believes that the Ozop Plus marketed VSC’s will give “peace of mind” to the EV buyer. On October 23, 2024, Ozop Capital Partners, Inc. entered into an agreement with Empire Auto Protect (“Empire”). Under the agreement, Empire will white label Royal Administration’s Fully Charged VSC, to be marketed as Empire Plus. OZOP Plus will be ceded the battery premium portion of all of the Empire Plus VSC’s contracted.

ARC has developed products to be an advanced lighting controls system, intricately engineered to integrate sophisticated wired and wireless technologies. At its core, it employs a hybrid network topology that facilitates both resilient wired connections and flexible wireless communications, making it suitable for complex infrastructural environments. The system is equipped with an array of sensors and control nodes, enabling precise light management and energy usage monitoring. With support for protocols such as DALI and Zigbee, alongside the capability for seamless integration with IoT platforms, ARC offers a comprehensive solution for intricate lighting networks. This system is designed not just for control and efficiency, but also for adaptability to diverse architectural and electrical layouts, embodying a technical solution for advanced, energy-conscious lighting management.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“US GAAP”). The consolidated financial statements include the accounts of the Company and the Company’s wholly owned subsidiaries Ozop Energy Systems, Inc. (“OES”), Ozop Capital Partners, Inc. (“Ozop Capital”), Ozop Engineering and Design, Inc. (“OED), Automated Room Controls, Inc. (“ARC”), Power Conversion Technologies, Inc. (“PCTI”), Ozop LLC, Ozop HK and Spinus, LLC (“Spinus”). All intercompany accounts and transactions have been eliminated in consolidation.

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Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. Cash is maintained at a major financial institution. Accounts held at U.S. financial institutions are insured by the FDIC up to $250,000. The Company is exposed to credit risk in the event of default by the financial institutions or the issuers of these investments to the extent the amounts on deposit or invested are in excess of amounts that are insured. Cash and cash equivalent balances may, at certain times, exceed federally insured limits. The Company has no cash equivalents at December 31, 2025, and 2024. The amount in excess of the FDIC insurance as of December 31, 2025, and 2024, was approximately $-0-, and $223,000, respectively. The Company has not experienced any losses on these accounts and management believes, based upon the quality of this major financial institution, that the credit risk with regard to these deposits is not significant.

Sales Concentration and credit risk

Following is a summary of customers who accounted for more than ten percent (10%) of the Company’s revenues for the years ended December 31, 2025, and 2024, and their accounts receivable balance as of December 31, 2025:

	Sales % Year Ended December 31, 2025	Sales % Year Ended December 31, 2024	Accounts receivable balance December 31, 2025
Customer A	59%	-%	$14,338
Customer B	11%	-%	$-
Customer C	-%	64%	$-
Customer D	-%	18%	$-

Accounts Receivable

The Company records accounts receivable at the time products and services are delivered. An allowance for losses is established through a provision for losses charged to expenses. Receivables are charged against the allowance for losses when management believes collectability is unlikely. The allowance (if any) is an amount that management believes will be adequate to absorb estimated losses on existing receivables, based on evaluation of the collectability of the accounts and prior loss experience. As of December 31, 2025, two customers represented 66%, and 28%, respectively of our outstanding accounts receivable. As of December 31, 2024, two customers represented approximately 60% and 22%, respectively of our outstanding accounts receivable.

Inventory

Inventories are valued at the lower of cost or net realizable value, with cost determined on the first-in, first-out basis. Inventory costs consist of finished goods. In evaluating the net realizable value of inventory, management also considers, if applicable, other factors, including known trends, market conditions, currency exchange rates and other such issues. Based on market conditions during the year ended December 31, 2024, related to solar panels including but not limited to reduced selling prices in the industry and the abundance of inventory supply in the market, management determined that the net realizable value of certain of the Company’s inventory required a lower of cost or market adjustment of $134,025 to the historical cost of inventory purchases for the year ended December 31, 2024.

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There is no inventory markdown for the year ended December 31, 2025. Finished goods inventories as of December 31, 2025, and 2024 were $117,680 and $10,673, respectively.

Purchase concentration

ARC began purchasing inventory during the year ended December 31, 2025, and purchased $204,451 of product, which accounts for all the inventory purchases for the year ended December 31, 2025. For the year ended December 31, 2025, two vendors represented 76%, and 17%, respectively. OES purchases finished renewable energy products from its’ suppliers. For the years ended December 31, 2025, and 2024, the Company made no purchases.

Property, plant, and equipment

Property and equipment are stated at cost, and depreciation is provided by use of a straight-line method over the estimated useful lives of the assets.

The Company reviews property and equipment for potential impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable. The estimated useful lives of property and equipment is as follows:

Building	10-25 years
Office furniture and equipment	3-5 years
Warehouse equipment	7 years

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, from the commercial sales of products or providing services by: (1) identify the contract (if any) with a customer; (2) identify the performance obligations in the contract (if any); (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract (if any); and (5) recognize revenue when each performance obligation is satisfied. The Company has no outstanding contracts with any of its’ customers. The Company recognizes revenue when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product and is based on the applicable shipping terms for product sales or upon delivery of service to the customer for installation services. Any advance payments are recorded as current liability until revenue is recognized.

For product sales contracts with customers, ownership of the goods and associated revenue are transferred to customers at a point in time, generally upon shipment of a product to the customer or receipt of the product by the customer and without significant judgments. For the periods covered herein, we did not have post shipment obligations such as training or installation, customer acceptance provisions, credits and discounts, rebates and price protection, or other similar privileges.

For installation services contracts with customers, the Company invoices the customer upon completion of the job and recognizes revenue based on the invoiced amount.

The following table disaggregates our revenue by major source for the years ended December 31, 2025, and 2024:

	Years ended December 31,
	2025	2024
Sourced and distributed products	$105,709	$1,042,022
OED Installations	201,712	300,631
Total	$307,421	$1,342,653

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Advertising and Marketing Expenses

The Company expenses advertising and marketing costs as incurred. For the years ended December 31, 2025, and 2024, the Company recorded advertising and marketing expenses of $68,194 and $106,705, respectively. The Company includes trade show expenses in advertising and marketing.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred. For the years ended December 31, 2025, and 2024, the Company recorded $46,832 and $183,897 of research and development expenses, respectively.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815, Derivatives and Hedging Activities.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of this note transaction and the effective conversion price embedded in this note. Debt discounts under these arrangements are amortized using the effective interest method.

The Company accounts for the conversion of convertible debt when a conversion option has been bifurcated using the conversion method with immediate expense of unamortized discount. Upon conversion, the remaining unamortized discount on the debt host (the conversion portion) is immediately recognized in earnings, and the carrying amounts of the debt host and the bifurcated conversion option liability (measured at fair value on the conversion date) is derecognized, and equity is recognized for the same amount, with no additional gain or loss recognized in earnings upon conversion.

Discontinued Operations

In accordance with ASC 205-20 Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meet the criteria in paragraph 205-20-45-10. In the period in which the component meets held-for-sale or discontinued operations criteria the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the net income (loss) of continuing operations.

On September 1, 2022, the BOD of the Company authorized the filing of a Chapter 7 proceeding which meets the definition of a discontinued operation. Accordingly, the operating results of PCTI are reported as net income (loss) from discontinued operations in the accompanying consolidated financial statements for the years ended December 31, 2025, and 2024. For additional information, see Note 13- Discontinued Operations.

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Distinguishing Liabilities from Equity

The Company relies on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. The Company first determines whether a financial instrument should be classified as a liability. The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

Once the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). The Company will determine temporary equity classification if the redemption of the financial instrument is outside the control of the Company (i.e. at the option of the holder). Otherwise, the Company accounts for the financial instrument as permanent equity.

Our CEO and Chairman holds sufficient shares of the Company’s voting preferred stock that give sufficient voting rights under the articles of incorporation and bylaws of the Company such that the CEO and Chairman can at any time unilaterally vote to increase the number of authorized shares of common stock of the Company, without the need to call a general meeting of common shareholders of the Company.

Initial Measurement

The Company records its financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement – Financial Instruments Classified as Liabilities

The Company records the fair value of its financial instruments classified as liabilities at each subsequent measurement date. The changes in the fair value of its financial instruments classified as liabilities are recorded as other income (expenses).

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

●	Level 1 - Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.
●	Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
●	Level 3 - Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

From time to time, certain of the Company’s embedded conversion features on debt and outstanding warrants have been treated as derivative liabilities for accounting purposes under ASC 815 due to insufficient authorized shares to fully settle conversion features of the instruments if exercised. In this case, the Company utilized the latest inception date sequencing method to reclassify outstanding instruments as derivative instruments. These contracts were recognized at fair value with changes in fair value recognized in earnings until such time as the conditions giving rise to such derivative liability classification were settled.

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The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable and accrued expenses and certain notes payable approximate their fair values because of the short maturity of these instruments.

The following table represents the Company’s derivative instruments that are measured at fair value on a recurring basis as of December 31, 2025, and 2024, for each fair value hierarchy level:

December 31, 2025	Derivative Liabilities	Total
Level I	$-	$-
Level II	$-	$-
Level III	$4,193,434	$4,193,434

December 31, 2024	Derivative Liabilities	Total
Level I	$-	$-
Level II	$-	$-
Level III	$210,493	$210,493

Leases

The Company accounts for leases under ASU 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases; (ii) the lease classification for any expired or existing leases; and (iii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assess whether the contract is, or contains, a lease. Our assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether we have the right to direct the use of the asset. We allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments.

Operating lease ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company used an incremental borrowing rate of 7.5%, for the existing lease, based on the information available at the adoption date in determining the present value of future payments. Operating lease expense is recognized pursuant to on a straight-line basis over the lease term and is included in rent in the consolidated statements of operations.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

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Segment Policy

The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”), who is our chief executive officer, for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operating results solely by monthly revenue and operating results of the Company and, as such, the Company has determined that the Company has one operating segment (renewable energy) as defined by ASC Topic 280 “Segment Reporting”.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. As of December 31, 2025, and 2024, the Company’s dilutive securities are convertible into approximately 905,099,490 post reverse split (4,525,497,450,722 prior to the reverse split) and 2,543,009 post reverse split (12,715,043,534 prior to the reverse split) shares of common stock, respectively. The following table represents the classes of dilutive securities as of December 31, 2025, and 2024:

	December 31, 2025	December 31, 2024
Convertible preferred stock (1)	3,998,332	2,125,807
Unexercised common stock purchase warrants (1)	1,271,405	146,405
Convertible notes payable (1)	740,050,588	25,715
Promissory notes payable (1)	159,779,165	245,082
	905,099,490	2,543,009

(1)	The potentially dilutive shares included in the above table are limited whereby the conversion or exercise cannot result in the beneficial owner holding more than 4.99% of the then outstanding shares of common stock subsequent to any conversion or exercise. These shares were excluded from the diluted per share calculation because the effect of including these potential shares was anti-dilutive due to the Company’s net loss position.

Recent Accounting Pronouncements

From time-to-time new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that may have an impact on the Company’s accounting and reporting. Unless otherwise discussed, the Company believes that other recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations and cash flows when implemented.

Recently adopted accounting pronouncements

Income Taxes

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 is intended to improve income tax disclosures primarily through enhanced disclosure of income tax rate reconciliation items, and disaggregation of income (loss) from continuing operations, income tax expense (benefit) and income taxes paid, net disclosures by federal, state and foreign jurisdictions, among others. ASU 2023-09 was effective for annual reporting periods beginning after December 15, 2024. We adopted this ASU on a prospective basis effective January 1, 2025. The adoption of ASU 2023-09 did not have a significant impact on the Company’s consolidated financial statements and related disclosures. Refer to Note 14, Income Taxes for the inclusion of new disclosures required.

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Segment Reporting

In November 2023, the FASB issued Accounting Standards Update (ASU) No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the CODM and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. We adopted this ASU retrospectively on December 31, 2024. The adoption of ASU 2023-07 did not have a significant impact on the Company’s consolidated financial statements and related disclosures.

Recently issued accounting pronouncements not yet adopted

Disaggregation of Income Statement Expenses

In November 2024, the FASB issued ASU No. 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”, which requires disaggregated disclosure of income statement expenses for public business entities. ASU 2024-03 requires new financial statement disclosures in tabular format, disaggregating information about prescribed categories underlying any relevant income statement expense caption. The prescribed categories include, among other things, purchases of inventory, employee compensation, depreciation, and intangible asset amortization. Additionally, entities must disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and for interim reporting periods within fiscal years beginning after December 15, 2027. The guidance can be applied prospectively with an option for retrospective application. Early adoption is also permitted. We are currently evaluating the provisions of this ASU.

Financial Instruments – Measurement of Credit Losses for Accounts Receivable and Contract Assets

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments in this update provide a practical expedient permitting an entity to assume that conditions at the balance sheet date remain unchanged over the life of the asset when estimating expected credit losses for current classified accounts receivable and contract assets. This update is effective for annual periods beginning after December 15, 2025, including interim periods within those fiscal years. Adoption of this ASU can be applied prospectively for reporting periods after its effective date. Early adoption is permitted. The Company is currently evaluating the impact that ASU 2025-05 will have on the consolidated financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT

The following table summarizes the Company’s property and equipment:

	December 31, 2025	December 31, 2024
Office equipment	$239,336	$235,846
Building and building improvements	-	600,000
Less: Accumulated depreciation	(228,627)	(274,447)
Property and Equipment, Net	$10,709	$561,399

During the year ended December 31, 2025, the Company sold its building to an entity controlled by the Company’s CEO. The sale price was $600,000 and the Company received $100,000 in cash and the buyer forgave $500,000 of related party accrued and unpaid management fees owed to the CEO (see Note 8). The Company recorded a gain on the sale of the building to a related party of $86,250, which is included in the Statement of Operations for the year ended December 31, 2025. After the building was sold to the related party, the Company leased back the building from the same related party in September 2025 for a three-year lease with a monthly lease payment of $5,000 beginning on September 1, 2026, which was accounted for as a sale and leaseback transaction (see Note 12).

Depreciation expense was $40,430 and $68,613 for the years ended December 31, 2025, and 2024, respectively.

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NOTE 5 - CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITIES

Convertible Promissory Notes are categorized as equity or debt based on the terms of the notes and the guidance in ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging.

Convertible notes that meet the criteria for equity classification (e.g., conversion into a fixed number of shares with no obligation to deliver cash) are recorded in equity at issuance. Instruments classified as equity are not subsequently remeasured, and no interest expense is recognized.

Convertible notes that include a contractual obligation to deliver cash or other financial assets, or that do not meet the criteria for equity classification, are recorded as debt. These notes are initially recognized at the proceeds received, net of discounts and issuance costs in accordance with ASC 480-10-55-44 on the consolidated balance sheets, and subsequently measured at amortized cost using the effective interest method. Interest expense is recognized in the statement of operations.

If the instrument contains embedded conversion features or other terms that require bifurcation under ASC 815, these features are separated from the host contract and recorded as derivative liabilities at fair value. Derivative liabilities are remeasured at fair value at each reporting date, with changes in fair value recognized in the consolidated statements of operations.

The Company accounts for derivative financial instruments in accordance with Accounting Standards Codification (ASC) 815, Derivatives and Hedging. Under this guidance, the Company evaluates whether an embedded feature within a financial instrument is required to be accounted for separately as a derivative.

Embedded derivatives that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that are not eligible for the scope exceptions under ASC 815, are bifurcated from the host instrument and accounted for as separate derivative financial instruments. These derivatives are recognized as either assets or liabilities on the balance sheet and are measured at fair value, with changes in fair value recognized in the consolidated statements of operations in the period in which they occur.

When the Company issues convertible debt instruments that contain embedded conversion features with variable settlement terms or other features that result in a potential issuance of a variable number of shares, the embedded conversion feature is assessed under ASC 815 -15-25 and ASC 815-10-15-83. If the conversion feature requires bifurcation, it is separated from the debt host and accounted for as a derivative liability.

On July 10, 2020, PCTI (the accounting acquirer) assumed the balance of a past-due 15% convertible note issued by the Company on September 13, 2017. As of December 31, 2025, and 2024, the outstanding principal balance of this note was $25,000.

F-49

On May 28, 2025 (the “Issue Date”), the Company entered into a 12%, $200,000 face value promissory note (the “May 2025 Note”), with a third-party (the “Holder”) due May 28, 2026 (the “Maturity Date”). The Holder shall have the right from time to time, and at any time following, convert all or any part of the outstanding and unpaid principal, interest and any other amounts due into fully paid and non-assessable shares of common stock of the Company. The per share conversion price into which Principal Amount and interest (including any Default Interest) under this Note shall be convertible into shares of Common Stock hereunder as further described in this Note (the “Conversion Price”) shall equal the Market Price (as defined in the Note), subject to adjustment as provided in this Note. “Market Price” shall mean 70% of the lowest Trading Price (as defined below) for the Common Stock during the five (5) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the volume weighted average price on the Principal Market as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Quotestream or Bloomberg). The Company received proceeds of $191,000 on June 3, 2025, and the Company reimbursed the investor for expenses for legal fees and due diligence of $9,000. Pursuant to ASC 815, the Company determined that the conversion feature is embedded in the debt host and accounted for the conversion feature as a derivative liability with an initial fair value of $179,173 by the Monte Carlo simulation valuation method (with assumptions of volatility of 236.61% and risk free rate of 4.16%). In conjunction with this Note, the Company issued 2 common stock purchase warrants; each warrant entitles the Holder to purchase 200,000 post reverse split (1,000,000,000 prior to the reverse split) shares of common stock at an exercise price of $1.00 post reverse split ($0.0002 prior to the reverse split) per share, subject to adjustments and expires on the five-year anniversary of the Issue Date. At issuance, the Company had insufficient authorized shares available to settle these outstanding warrants, these warrants are classified and recorded as a derivative liability. The warrants were valued at $969,039 at issuance, by the Monte Carlo simulation valuation method (with assumptions of volatility of 187.76% and risk free rate of 4.05%). The derivative liabilities from the embedded conversion feature and liability-classified warrants resulted in a debt discount of $191,000, and a derivative expense of $957,212 at issuance. For the year ended December 31, 2025, amortization of the debt discount (including debt issuance costs) of $32,526 based on the effective interest method was charged to interest expense. As of December 31, 2025, the outstanding principal balance of the convertible note was $200,000, with a carrying value of $32,526, net of unamortized discounts of $167,474 as of December 31, 2025. The derivative liability will be remeasured at fair value at each reporting date, with changes in fair value recognized in the consolidated statements of operations. As of November 28, 2025, the Company was in default of this note due to violation of the “Amortization Payments” term as specified in the note agreement, which requires the Company to make monthly repayment instalment of $37,300 over a six-month period starting from November 28, 2025, and repay all remaining outstanding amounts under this note on May 28, 2026, the Maturity Date.

On July 15, 2025 (the “Issue Date”), the Company entered into a 12%, $200,000 face value promissory note (the “July 2025 Note”) with a third-party (the “Holder”) due July 14, 2026 (the “Maturity Date”). The July 2025 Note is with the same lender and the same terms as the May 2025 Note. The Company received proceeds of $191,000 on July 15, 2025, and the Company reimbursed the investor for expenses for legal fees and due diligence of $9,000. Pursuant to ASC 815, the Company determined that the conversion feature is embedded in the debt host and accounted for the conversion feature as a derivative liability with an initial fair value of $187,309 by the Monte Carlo simulation valuation method (with assumptions of volatility of 257.88% and risk free rate of 4.11%). In conjunction with this Note, the Company issued 2 common stock purchase warrants; each warrant entitles the Holder to purchase 200,000 post reverse split (1,000,000,000 prior to the reverse split) shares of common stock at an exercise price of $1.00 post reverse split ($0.0002 prior to the reverse split) per share, subject to adjustments and expires on the five-year anniversary of the Issue Date. At issuance, the Company had insufficient authorized shares available to settle these outstanding warrants, these warrants are classified and recorded as a derivative liability. The warrants were valued at $836,069 at issuance, by the Monte Carlo simulation valuation method (with assumptions of volatility of 185.97% and risk free rate of 4.05%). The derivative liabilities from the embedded conversion feature and liability-classified warrants resulted in a debt discount of $191,000, and a derivative expense of $832,378 at issuance. For the year ended December 31, 2025, amortization of the debt discount (including debt issuance costs) of $35,814 based on the effective interest method was charged to interest expense. As of December 31, 2025, the outstanding principal balance of the convertible note was $200,000, with a carrying value of $35,814, net of unamortized discounts of $164,186 as of December 31, 2025. The derivative liability will be remeasured at fair value at each reporting date, with changes in fair value recognized in the consolidated statements of operations. As of November 28, 2025, the Company was in default of this note due to the cross default provisions in this note in connection with the default of the May 28, 2025 note.

On September 24, 2025 (the “Issue Date”), the Company entered into a 12%, $200,000 face value promissory note (the “September 2025 Note”) with a third-party (the “Holder”) due September 23, 2026 (the “Maturity Date”). The September 2025 Note is with the same lender and the same terms as the May 2025 Note. The Company received proceeds of $191,000 on September 24, 2025, and the Company reimbursed the investor for expenses for legal fees and due diligence of $9,000. Pursuant to ASC 815, the Company determined that the conversion feature is embedded in the debt host and accounted for the conversion feature as a derivative liability with an initial fair value of $176,598 by the Monte Carlo simulation valuation method (with assumptions of volatility of 212.92% and risk free rate of 3.63%). In conjunction with this Note, the Company issued 2 common stock purchase warrants; each warrant entitles the Holder to purchase 200,000 post reverse split (1,000,000,000 prior to the reverse split) shares of common stock at an exercise price of $1.00 post reverse split ($0.0002 prior to the reverse split) per share, subject to adjustments and expires on the five-year anniversary of the Issue Date. At issuance, the Company had insufficient authorized shares available to settle these outstanding warrants, these warrants are classified and recorded as a derivative liability. The warrants were valued at $332,395 at issuance, by the Monte Carlo simulation valuation method (with assumptions of volatility of 259.75% and risk free rate of 3.70%). The derivative liabilities from the embedded conversion feature and liability-classified warrants resulted in a debt discount of $191,000, and a derivative expense of $317,993 at issuance. For the year ended December 31, 2025, amortization of the debt discount (including debt issuance costs) of $11,574 based on the effective interest method was charged to interest expense. As of December 31, 2025, the outstanding principal balance of the convertible note was $200,000, with a carrying value of $11,574, net of unamortized discounts of $188,426 as of December 31, 2025. The derivative liability will be remeasured at fair value at each reporting date, with changes in fair value recognized in the consolidated statements of operations. As of November 28, 2025, the Company was in default of this note due to the cross default provisions in this note in connection with the default of the May 28, 2025 note.

F-50

On July 31, 2025, the Company entered into an Exchange Agreement, whereby, the Company agreed that the holder may exchange any part or all of the outstanding principal and interest (the Exchange Amount) of the promissory note entered into on February 9, 2021 (see Note 7) at any time and from time to time into the number of common shares equal to the Exchange Amount divided by the lowest trading price from the previous ten (10) trading days, and to extend the maturity date of the note to March 31, 2026. The Company determined the Exchange Agreement represented a substantial modification to the existing debt. Accordingly, the Company extinguished the promissory note dated February 9, 2021, as well as the accrued interest as of July 31, 2025, and recorded two convertible notes, one for the principal amount of $2,200,000 with an annual interest rate of 15% and one for the accrued interest of $1,358,229 with no additional interest in the future. The embedded conversion features for these convertible notes were accounted for as derivatives, which were valued at an initial amount of $1,842,831 on July 31, 2025 by the Monte Carlo simulation valuation method (with assumptions of volatility of 321% and risk free rate of 4.24%), and were recorded as debt discount that will be amortized based on the effective interest rate through the new maturity date of the note of March 31, 2026. For the year ended December 31, 2025, amortization of the debt discount of $980,262 based on the effective interest method was charged to interest expense. During the year ended December 31, 2025, the holder converted principal of $100,000 of the note into 200,000 post reverse split (1,000,000,000 prior to the reverse split) shares of common stock at a conversion price of $0.50 post reverse split ($0.0001 prior to the reverse split). The Company reduced derivative liabilities by $53,919 for the conversions and amortized as interest expense $47,932 in reducing the debt discount. As of December 31, 2025, the outstanding principal balance of the two convertible notes was $3,458,229, with a carrying value of $2,643,592, net of unamortized discount of $814,637 as of December 31, 2025.

The following table summarizes the Company’s convertible notes payable:

	Year ended December 31, 2025	Year ended December 31, 2024
Beginning balance	$25,000	$25,000
New convertible note issuances	600,000	-
Convertible notes issued in exchange for promissory note and accrued interest as a result of loan modification (see Note 6)	3,558,229	-
Less: conversion	(100,000)	-
Less: unamortized discounts	(1,334,724)	-
Ending balance, net of discounts	$2,748,505	$25,000

The Company valued the derivative liabilities at December 31, 2025, and 2024, at $4,193,434 and $210,493 respectively.

(1)	For the derivative liabilities associated with the embedded conversion feature of convertible notes, the Company used the Monte Carlo simulation valuation method with the following assumptions as of December 31, 2025, and 2024, risk free rate at 3.54% to 3.67%, and 4.24%, respectively, and volatility of 300.23% to 347%, and 101%, respectively.

(2)	For the derivative liabilities associated with the new warrants issued in 2025 with the convertible notes, the Company used the Monte Carlo simulation valuation method with the following assumptions as of December 31, 2025, risk free rate at 3.68% to 3.71%, and volatility of 254.9% to 262.04%.

(3)	For the derivative liabilities associated with the remaining outstanding warrants which were primarily issued in prior years, the following assumptions were utilized in the Black-Scholes valuation method as of December 31, 2025, and 2024, risk free interest rate of 3.54% to 3.59% and 4.18% to 4.25%, respectively, volatility of 347%, and 121% to 146%, respectively, and exercise prices of $9.50 to $40.00 post reverse split ($0.0019 to $0.008 prior to the reverse split) per share for both years.

F-51

A summary of the activity related to derivative liabilities for the years ended December 31, 2025, and 2024, is as follows:

	Derivative liabilities associated with warrants	Derivative liabilities associated with convertible notes	Total derivative liabilities

Balance January 1, 2025	$176,103	$34,390	$210,493
Fair value of issuances during the year	2,137,502	2,385,913	4,523,415 *
Change in fair value	(668,867)	182,312	(486,555)
Write off for conversions	-	(53,919)	(53,919)
Balance December 31, 2025	$1,644,738	$2,548,696	$4,193,434

*	The amount included $2,107,583 that was charged to derivative expense at issuance due to fair value of the derivative instruments exceeding the carrying amount of the debt host.

	Derivative liabilities associated with warrants	Derivative liabilities associated with convertible notes	Total derivative liabilities

Balance January 1, 2024	$1,187,076	$29,002	$1,216,078
Change in fair value	(1,010,973)	5,388	(1,005,585)
Balance December 31, 2024	$176,103	$34,390	$210,493

NOTE 6 – NOTES PAYABLE

The Company has the following notes payable outstanding:

	December 31, 2025	December 31, 2024

Note payable, interest at 8% or 20% (if default), matured January 5, 2020, in default	$45,000	$45,000
Other, due on demand, interest at 6%, currently in default	50,000	50,000
Note payable $750,000 face value, interest at 12% or 24% (if default), matured August 24, 2021, in default	375,000	375,000
Note payable $389,423 face value, interest at 15%, matured November 6, 2025, net of discount of $0 (2025) and $48,259 (2024) respectively, in default	389,423	341,164
Note payable $1,000,000 face value, interest at 12% or 24% (if default), matured November 13, 2021, in default	1,000,000	1,000,000
Note payable $2,200,000 face value, interest at 15%, matures March 31, 2026, the December 31, 2025 balance of $2,100,000 was included and presented under convertible notes payable as a result of loan modification (see Note 5)	-	2,200,000
Note payable $11,110,000 face value, interest at 15%, matured October 31, 2024, in default	11,110,000	11,110,000
Note payable $3,300,000 face value, interest at 15%, matured October 31, 2024, in default	3,300,000	3,300,000
Note payable $3,020,000 face value, matured March 31, 2023, in default	1,820,000	1,820,000
Note payable $165,000 face value, interest at 15%, matures August 13, 2026, net of discount of $9,375	155,625	-
Note payable $250,000 face value, interest at 15%, matures November 21, 2026, net of discount of $46,875	203,125	-
Sub-total notes payable, net of discount	18,448,173	20,241,164
Less long-term portion, net of discount	-	-
Current portion of notes payable, net of discount	$18,448,173	$20,241,164

F-52

On November 21, 2025, the Company entered into a 15% Secured Promissory Note for $250,000 with a third-party lender and a maturity date of November 21, 2026. The Company received proceeds of $200,000 on December 9, 2025, and the Company reimbursed the investor for expenses for legal fees and due diligence of $50,000 (original issue discount or “OID”). This note shall be senior secured by any and all assets of the Company. For the year ended December 31, 2025, $3,125 was charged to interest expense. As of December 31, 2025, the outstanding principal balance of this note was $250,000 with a carrying value of $203,125, net of unamortized discounts of $46,875 as of December 31, 2025.

On August 13, 2025, the Company entered into a 15% Secured Promissory Note for $165,000 with a third-party lender and a maturity date of August 13, 2026. The Company received proceeds of $150,000 on August 14, 2025, and the Company reimbursed the investor for expenses for legal fees and due diligence of $15,000 (original issue discount or “OID”). This note shall be senior secured by any and all assets of the Company. For the year ended December 31, 2025, $5,625 was charged to interest expense. As of December 31, 2025, the outstanding principal balance of this note was $165,000 with a carrying value of $155,625, net of unamortized discounts of $9,375 as of December 31, 2025.

On November 11, 2022, the Company entered into a non-interest bearing, $3,020,000 face value promissory note with a third-party lender with scheduled weekly payments and a maturity date of March 31, 2023. In exchange for the issuance of the $3,020,000 note, inclusive of an original issue discount of $250,000, and the reclass of $260,000 from accounts payable and accrued expenses the Company received proceeds of $2,510,000 on November 11, 2022, from the lender. Through December 31, 2025, the Company has repaid $1,200,000 of the principal of the note. As of December 31, 2025, and 2024, the outstanding principal balance of this note was 1,820,000. The Company is in default on the weekly payments. The Company is currently in discussions with the lender regarding an extension of the maturity date.

On December 7, 2021, the Company entered into a 12%, $3,300,000 face value promissory note with a third- party lender with a maturity date of December 7, 2022. In exchange for the issuance of the $3,300,000 note, inclusive of an original issue discount of $300,000, the Company received proceeds of $3,000,000 on December 13, 2021, from the lender. In conjunction with the note, the Company issued a warrant to purchase 15,000 post reverse split (75,000,000 prior to the reverse split) shares of common stock at $195 post reverse split ($0.039 prior to the reverse split) per share (subject to adjustments) with an expiry date on the three- year anniversary of the note. On October 31, 2022, the maturity date of the note was extended to October 31, 2024, and the interest rate was increased to 15% per annum. The Company issued warrants to purchase 15,000 post reverse split (75,000,000 prior to the reverse split) shares of common stock at an exercise price of $33.50 post reverse split ($0.0067 prior to the reverse split) per share and with an expiration of October 31, 2025, in exchange for the extension. The warrants were valued at $510,000 by the Black-Scholes option pricing method and have been amortized through the new maturity date of the note. The Company determined that this transaction was a modification of the existing note. For the year ended December 31, 2025, there was no charge to interest expense, and for the year ended December 31, 2024, $212,500 was charged to interest expense. As of December 31, 2025, and 2024, the outstanding principal balance of this note was $3,300,000. The Company is currently in discussions with the lender regarding an extension of the maturity date.

F-53

On March 17, 2021, the Company entered into a 12%, $11,110,000 face value promissory note with a third- party lender with a maturity date of March 17, 2022. In exchange for the issuance of the $11,110,000 note, inclusive of an original issue discount of $1,000,000 and lender costs of $110,000, the Company received proceeds of $10,000,000 on March 23, 2021, from the lender. In conjunction with the note, the Company issued a warrant to purchase 50,000 post reverse split (250,000,000 prior to the reverse split) shares of common stock at $650 post reverse split ($0.13 prior to the reverse split) per share (subject to adjustments) with an expiry date on the three- year anniversary of the note. On October 31, 2022, the maturity date of the note was extended to October 31, 2024, and the interest rate was increased to 15% per annum. The Company issued warrants to purchase 50,000 post reverse split (250,000,000 prior to the reverse split) shares of common stock at an exercise price of $33.50 post reverse split ($0.0067 prior to the reverse split) per share and with an expiration of October 31, 2025, in exchange for the extension. The warrants were valued at $1,700,000 by the Black-Scholes option pricing method and have been amortized through the new maturity date of the note. The Company determined that this transaction was a modification of the existing note. For the year ended December 31, 2025, there was no charge to interest expense, and for the year ended December 31, 2024, $708,333 was charged to interest expense. As of December 31, 2025, and 2024, the outstanding principal balance of this note was $11,110,000. The Company is currently in discussions with the lender regarding an extension of the maturity date.

On February 9, 2021, the Company entered into a 12%, $2,200,000 face value promissory note with a third- party lender with a maturity date of February 9, 2022. In exchange for the issuance of the $2,200,000 note, inclusive of an original issue discount of $200,000, the Company received proceeds of $2,000,000 on February 16, 2021, from the lender. In conjunction with the note, the Company issued a warrant to purchase 10,000 post reverse split (50,000,000 prior to the reverse split) shares of common stock at $750 post reverse split ($0.15 prior to the reverse split) per share (subject to adjustments) with an expiry date on the three- year anniversary of the note. On October 31, 2022, the maturity date of the note was extended to October 31, 2024, and the interest rate was increased to 15% per annum. The Company issued warrants to purchase 10,000 post reverse split (50,000,000 prior to the reverse split) shares of common stock at an exercise price of $33.50 post reverse split ($0.0067 prior to the reverse split) per share and with an expiration of October 31, 2025, in exchange for the extension. The warrants were valued at $340,000 by the Black-Scholes option pricing method and have been amortized through the new maturity date of the note. The Company determined that this transaction was a modification of the existing note. On July 31, 2025, the Company entered into an Exchange Agreement (see Note 5), whereby, the Company agreed that the holder may exchange any part or all of the outstanding principal and interest (the Exchange Amount) at any time and from time to time into the number of common shares equal to the Exchange Amount divided by the lowest trading price from the previous ten (10) trading days, and to extend the maturity date of the note to March 31, 2026. As a result, this note (with all of its outstanding principal and accrued interest as of July 31, 2025) was exchanged into a convertible note. The Company determined the Exchange Agreement represented a substantial modification to the existing debt. Accordingly, the Company extinguished the promissory note dated February 9, 2021, as well as the accrued interest as of July 31, 2025, and recorded two convertible notes, one for the principal amount of $2,200,000 (at an annual interest rate of 15%) and one for the accrued interest of $1,358,229 (with no additional interest in the future). For the year ended December 31, 2024, $141,667 was charged to interest expense. As of December 31, 2025, the outstanding principal balance of this note of $2,100,000 was included and presented under convertible notes payable. As of December 31, 2024, the outstanding principal balance of this note was $2,200,000.

On November 13, 2020, the Company entered into a 12%, $1,000,000 face value promissory note with a third-party due November 13, 2021. Principal payments shall be made in six instalments of $166,667 commencing 180 days from the issue date and continuing each 30 days thereafter for 5 months and the final payment of principal and interest due on the maturity date. The Company received proceeds of $890,000 on November 20, 2020, and the Company reimbursed the investor for expenses for legal fees and due diligence of $110,000. In conjunction with this note, the Company issued 2 common stock purchase warrants; each warrant entitles the Holder to purchase 25,000 post reverse split (125,000,000 prior to the reverse split) shares of common stock at an exercise price of $40 post reverse split ($0.008 prior to the reverse split) per share, subject to adjustments and expires on the five-year anniversary of the issue date. This note is in default and the interest rate from the date of default is the lesser of 24% or the highest amount permitted by law. As of December 31, 2025, and 2024, the outstanding principal balance of this note was $1,000,000. As of December 31, 2025, and 2024, the accrued interest is $1,095,452 and $855,452, respectively. The Company is in discussions with the lender regarding the extension of the maturity date of this note.

F-54

On November 6, 2020, the Company entered into a Settlement Agreement with the holder of $120,000 of convertible notes with accrued and unpaid interest of $8,716 and a $210,000 Promissory Noted dated June 23, 2020, with accrued and unpaid interest of $15,707. The Company issued a new 12% Promissory Note with a face value of $389,423 and a maturity date of November 6, 2023, and was in default. In conjunction with this settlement, the Company issued a warrant to purchase 12,000 post reverse split (60,000,000 prior to the reverse split) shares of common stock at an exercise price of $37.50 post reverse split ($0.0075 prior to the reverse split) per share, subject to adjustments and expires on the five-year anniversary of the issue date. The Company analyzed the transaction and concluded that this was a modification to the existing debt. The investor exercised the warrant on January 14, 2021. On November 6, 2023, the maturity date of the note was extended to November 6, 2025, and the interest rate was increased to 15% per annum. The Company issued warrants to purchase 12,000 post reverse split (60,000,000 prior to the reverse split) shares of common stock at an exercise price of $9.50 post reverse split ($0.0019 prior to the reverse split) per share, and with an expiration of November 6, 2026, in exchange for the extension. The warrants were valued at $113,921 by the Black-Scholes option pricing method and have been amortized through the new maturity date of the note. The Company determined that this transaction was a modification of the existing note. For the years ended December 31, 2025, and 2024, $48,259 and $56,961, respectively, were charged to interest expense. As of December 31, 2025, and 2024, the outstanding principal balance of this note was $389,423 with a carrying value of $389,423 and $341,164, respectively, net of unamortized discounts of $-0- and $48,259, respectively, as of December 31, 2025, and 2024.

On August 24, 2020 (the “Issue Date”), the Company entered into a 12%, $750,000 face value promissory note with a third-party (the “Holder”) due August 24, 2021 (the “Maturity Date”). Principal payments shall be made in six instalments of $125,000 commencing 180 days from the Issue Date and continuing each 30 days thereafter for 5 months and the final payment of principal and interest due on the Maturity Date. The Holder shall have the right from time to time, and at any time following an event of default, as defined on the agreement, to convert all or any part of the outstanding and unpaid principal, interest and any other amounts due into fully paid and non-assessable shares of common stock of the Company, at the lower of i) the Trading Price (as defined in the agreement) during the previous five trading days prior to the Issuance Date or ii) the volume weighted average price during the five trading days ending on the day preceding the conversion date. The Company received proceeds of $663,000 on August 25, 2020, and the Company reimbursed the investor for expenses for legal fees and due diligence of $87,000. In conjunction with this Note, the Company issued 2 common stock purchase warrants; each warrant entitles the Holder to purchase 24,590 post reverse split (122,950,819 prior to the reverse split) shares of common stock at an exercise price of $30.50 post reverse split ($0.0061 prior to the reverse split) per share, subject to adjustments and expires on the five-year anniversary of the Issue Date. On July 15, 2025, the warrants were extended to have a maturity date of the eighth-year anniversary of the Issue Date. As of December 31, 2025, and 2024, the outstanding principal balance of this note was $375,000. This note is in default and the interest rate from the date of default is the lesser of 24% or the highest amount permitted by law. During the year ended December 31, 2025, the Holder converted $131,681 of accrued interest (plus conversion fees) into 512,188 post reverse split (2,560,935,900 prior to the reverse split) shares of common stock at a conversion price of $0.20 to $0.40 post reverse split ($0.00004 to $0.00008 prior to the reverse split). As of December 31, 2025, and 2024, the accrued interest is $423,896 and $360,247, respectively. The Company is in discussions with the lender regarding the extension of the maturity date of this note.

NOTE 7 – DEFERRED LIABILITY

On September 2, 2020, PCTI entered into an agreement with a third- party. Pursuant to the terms of the agreement, in exchange for $750,000, PCTI agreed to pay the third-party a perpetual three percent (3%) payment of revenues, as defined in the agreement. Payments are due ninety (90) days after each calendar quarter, with the first payment due on or before March 31, 2021, for revenues for the quarter ending December 31, 2020. On February 26, 2021, the agreement was assigned to Ozop and on March 4, 2021, the note was amended, whereby in exchange for 35,000 post reverse split (175,000,000 prior to the reverse split) shares of common stock, the royalty percentage was amended to 1.8%. No payments have been made and the Company is in default of the agreement. On November 11, 2022, the third-party and the Company agreed to reduce the liability by $260,000 and add $260,000 to the promissory note issued on November 11, 2022.

EV Insurance Company records premiums received from the issuance of Vehicle Service Contracts (“VSC’s”) as a deferred liability. The Company will analyze the deferred liability to determine if any amounts can be recorded as income with the balance remaining in deferred liabilities for potential future claims. As of December 31, 2025, and 2024, the Company has recorded $42,425 and $12,610 as deferred liabilities related to VSC’s.

The deferred liability as of December 31, 2025, and 2024, on the consolidated balance sheets is $532,425 and $502,610, respectively.

F-55

NOTE 8 – RELATED PARTY TRANSACTIONS AND BALANCES

Employment Agreement

On July 10, 2020, pursuant to the PCTI transaction, the Company assumed an employment contract entered into on February 28, 2020, between the Company and Mr. Conway (the “Employment Agreement”). Mr. Conway’s compensation as adjusted was $20,000 per month. Effective January 1, 2022, the Company entered into a new employment agreement with Mr. Conway. Pursuant to the agreement, Mr. Conway receives annual compensation of $240,000 from the Company and will also be eligible to receive bonuses and equity grants at the discretion of the BOD. The Company also agreed to compensate Mr. Conway for services provided directly to any of the Company’s subsidiaries. Currently, the subsidiaries of Ozop Capital, OES and OED, each compensates Mr. Conway $20,000 per month.

Management Fees, Sale of Building and Related Party Payables

For the years ended December 31, 2025, and 2024, the Company recorded expenses to Mr. Conway of $960,000, respectively. During the year ended December 31, 2025, the Company sold its building to an entity controlled by Mr. Conway. The sale price was $600,000 and the Company received $100,000 in cash and Mr. Conway forgave $500,000 of related party accrued and unpaid management fees owed. The Company recorded a gain on the sale of the building to a related party of $86,250, which is included in the Statement of Operations for the year ended December 31, 2025 (see Note 4). After the building was sold to the related party, the Company leased back the building from the same related party in September 2025 for a three-year lease with a monthly lease payment of $5,000 beginning on September 1, 2026, which was accounted for as a sale and leaseback transaction (see Note 12). As of December 31, 2025, and 2024, the Company owes Mr. Conway $281,600 and $60,000 for unpaid management fees, which is included in related party liabilities on the consolidated balance sheets presented herein.

Note receivable, related party

During the year ended December 31, 2025, the Company loaned 14464664 Canada Inc. (“Bluezone Beverages”) $150,000 in exchange for a promissory note issued on December 9, 2025, that bears interest at 5% and has a maturity date of December 8, 2027. The Company had a binding letter of intent with Bluezone Beverages (see Note 15 - subsequent events).

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Agreements

On September 1, 2021, Ozop Capital entered into an advisory agreement (the “RMA Agreement”) with Risk Management Advisors, Inc. (“RMA”). Pursuant to the terms of the RMA Agreement, RMA will assist Ozop Capital in analyzing, structuring, and coordinating Ozop Capital’s participation in a captive insurance company. RMA will coordinate legal, accounting, tax, actuarial and other services necessary to implement the Company’s participation in a captive insurance company, including, but not limited to, the preparation of an actuarial feasibility study, filing of all required regulatory applications, domicile selection, structural selection, and coordination of the preparation of legal documentation. The fee for these services was $100,000. Ozop Capital agreed to pay $50,000 and to issue $50,000 of shares of restricted common stock. The parties agreed to a reduced fee of $48,000 for the years ended December 31, 2025, and 2024, which has been accrued as of December 31, 2025 ($144,000), and December 31, 2024 ($96,000), and is included in accounts payable and accrued expenses on the consolidated balance sheets presented herein. As of December 31, 2025, and 2024, the Company has recorded 128 post reverse split (637,755 prior to the reverse split) shares of common stock to be issued for the balance owed, in addition to the $48,000.

On March 4, 2019, the Company entered into a Separation Agreement (the “Separation Agreement”) with Salman J. Chaudhry, pursuant to which the Company agreed to pay Mr. Chaudry $227,200 (the “Outstanding Fees”) in certain increments as set forth in the Separation Agreement. As of December 31, 2025, and 2024, the balance owed Mr. Chaudhry is $162,085.

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On September 2, 2020, PCTI entered into an Agreement with a third-party. Pursuant to the terms of the agreement, in exchange for $750,000, PCTI agreed to pay the third-party a perpetual three percent (3%) payment of revenues, as defined in the agreement. On February 26, 2021, the agreement was assigned to Ozop and on March 4, 2021, the agreement was amended, whereby in exchange for 35,000 post reverse split (175,000,000 prior to the reverse split) shares of common stock, the royalty percentage was amended to 1.8% (see Note 7). As of December 31, 2025, and 2024, the Company has recorded $243,272, respectively, and is included in accounts payable and accrued expenses on the consolidated balance sheets presented herein.

Legal matters

We know of no material, existing or pending legal proceedings against our Company.

We were involved as a plaintiff in a Complaint filed in the SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF SAN DIEGO NORTH COUNTY (the “Complaint”) on November 14, 2022. The Complaint alleges that former employees would place an order from a customer for purchase of product from OZOP with funds the exact source of which is presently unknown. OZOP alleges that next, the customer would sell that product to OZOP’s customers at a price marked up from the price for which the customer purchased from OZOP – to the benefit of Defendants and to the detriment of OZOP, their employer at the time. The Complaint further alleges that the former employees falsely represented that the price the customer was obtaining from other suppliers and therefore was willing to pay for OZOP product decreased, which allowed them to use the customer to then sell additional product to OZOP’s customers at increasingly larger margins, thus further wrongfully enriching themselves to the detriment of their employer, OZOP. The lawsuit also alleges that the employees were also making false statements to Ozop’s customers regarding the financial condition of Ozop and the lack of module inventory.

On April 4, 2024, the Company executed a Settlement Agreement (the “Settlement”) with its former employees and Your Home Solutions Corp (“YHS”). YHS and the former employees were all defendants (the “Defendants”) in the Complaint. Pursuant to the terms of the Settlement, the Defendants paid the Company $1,125,000 during the year ended December 31, 2024. In exchange, the Company agreed to release all Defendants from the lawsuit and to deliver 11 containers of solar panels. Upon the receipt of the $1,125,000 and the delivery of the 11 containers, and pursuant to the Settlement, the Company recorded sales of $728,640, a credit of $125,000 to legal expense and for the year ended December 31, 2024, recorded a gain on litigation settlement of $271,360.

There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

NOTE 10– STOCKHOLDERS’ EQUITY

Common stock

During the year ended December 31, 2025, the Company issued an aggregate of 496,163 post reverse split (2,480,814,993 prior to the reverse split) shares of common stock respectively and received net proceeds of $392,168 after issuance costs of $27,005.

During the year ended December 31, 2025, the Company issued an aggregate of 40,000 post reverse split (200,000,000 prior to the reverse split) shares of common stock pursuant to a Service Agreement (including amendments) with a third party and recorded a stock based compensation of $40,000.

During the year ended December 31, 2025, the Company issued 512,188 post reverse split (2,560,935,900 prior to the reverse split) shares of common stock in payment of accrued interest of $130,181 and fees of $1,500.

During the year ended December 31, 2025, a convertible note holder converted principal of $100,000 into 200,000 post reverse split (1,000,000,000 prior to the reverse split) shares of common stock at a conversion price of $0.50 post reverse split ($0.0001 prior to the reverse split). The equity recorded is the sum of the carrying amounts of the debt host and the bifurcated conversion option liability, which is valued at $153,919.

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During the year ended December 31, 2024, the Company issued an aggregate of 320,901 post reverse split (1,604,508,342 prior to the reverse split) shares of common stock and received net proceeds of $1,212,370 after issuance costs of $43,569.

Increase in Authorized Shares

On June 4, 2024, the Board of Directors (the “BOD’’) of the Company approved to amend the Company’s Articles of Incorporation (the “2024 Amendment”) to increase the authorized capital stock of the Company to 9,000,000,000 shares, of which 8,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the 2024 Amendment with the State of Nevada on July 22, 2024.

On March 4, 2025, the BOD of the Company approved to amend the Company’s Articles of Incorporation (the “March 2025 Amendment”) to increase the authorized capital stock of the Company to 16,000,000,000 shares, of which 15,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the March 2025 Amendment with the State of Nevada on April 10, 2025.

On May 21, 2025, the BOD of the Company approved to amend the Company’s Articles of Incorporation (the “May 2025 Amendment”) to increase the authorized capital stock of the Company to 26,000,000,000 shares, of which 25,990,000,000 shall be authorized as common shares and 10,000,000 shall be authorized as preferred shares. The Company filed the May 2025 Amendment with the State of Nevada on July 1, 2025.

Preferred stock

As of December 31, 2025, and 2024, 10,000,000 shares have been authorized as preferred stock, par value $0.001 (the “Preferred Stock”), which such Preferred Stock shall be issuable in such series, and with such designations, rights and preferences as the Board of Directors may determine from time to time.

Series C Preferred Stock

On July 7, 2020, the Company filed an Amended and Restated Certificate of Designation with the State of Nevada of the Company’s Series C Preferred Stock. Under the terms of the Amendment to Certificate of Designation of Series C Preferred Stock, 50,000 shares of the Company’s preferred remain designated as Series C Preferred Stock. The holders of Series C Preferred Stock have no conversion rights and no dividend rights. For so long as any shares of the Series C Preferred Stock remain issued and outstanding, the Holder thereof, voting separately as a class, shall have the right to vote on all shareholder matters equal to sixty-seven (67%) percent of the total vote. As of December 31, 2025, and 2024, there were 2,500 shares of Series C Preferred Stock issued and outstanding and the shares are held by Mr. Conway.

Series D Preferred Stock

On July 7, 2020, the Company filed a Certificate of Designation with the State of Nevada of the Company’s Series D Preferred Stock. On July 10, 2020, pursuant to the SPA with PCTI, the Company issued 18,667 shares of Series D preferred Stock to Chis, and on August 28, 2020, pursuant to Mr. Conway’s employment agreement, the Company issued 1,333 shares of Series D Preferred Stock to Mr. Conway. On July 13, 2021, the Company purchased 18,667 shares of the Company’s Series D Preferred Stock held by Chis.

On July 27, 2021, the Company filed with the Secretary of State of the State of Nevada an Amended and Restated Certificate of Designation of Series D Preferred Stock (the “Series D Amendment”). Under the terms of the Series D Amendment, 4,570 shares of the Company’s preferred stock will be designated as Series D Convertible Preferred Stock. The holders of the Series D Convertible Preferred Stock shall not be entitled to receive dividends. Any holder may, at any time convert any number of shares of Series D Convertible Preferred Stock held by such holder into a number of fully paid and nonassessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Company on the date of conversion, by 1.5 and dividing that number by the number of authorized shares of Series D Convertible Preferred Stock and multiply that result by the number of shares of Series D Convertible Preferred Stock being converted. Except as provided in the Series D Amendment or as otherwise required by law, no holder of the Series D Convertible Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action. The Series D Convertible Preferred Stock shall not bear any liquidation rights. On July 28, 2021, the Company closed on a Stock and Warrant Purchase Agreement (the “Series D SPA”). Pursuant to the terms of Series D SPA, an investor in exchange for $13,200,000 purchased one share of Series D Preferred Stock, and a warrant to acquire 3,236 shares of Series D Preferred Stock. As of December 31, 2025, and 2024, there were 1,334 shares, respectively, of Series D Preferred Stock issued and outstanding and a warrant to purchase 3,236 shares of Series D Preferred Stock are outstanding as of December 31, 2025, and 2024.

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The warrant has a 15- year term and Partial Warrant Lock Up and Leak-Out Period. The Holder may only exercise the Warrant and purchase Warrant Shares as follows:

i.	Up to 162 (one hundred and sixty-two) Warrant Shares, at any time or times on or after five (5) business days from the closing of the Series D SPA (“the Initial Exercise Date”) subject to up to a maximum number of Warrant Shares that, if converted, would be equal to no more than a maximum of 4.99% of the total number of outstanding shares of Common Stock of the Company and no later than on or before the 15th year anniversary of the Initial Exercise Date (“the Termination Date”); and

ii.	The Remainder of the Warrant representing up to 3,074 (three thousand and seventy-four) Warrant Shares (“Remaining Warrant Shares”) shall be locked up for a period of 36 (thirty-six) months from the Initial Exercise Date (“Lock Up Period”) and shall become exercisable at any time or times from the date that is the 36 (thirty-six) month anniversary of the Initial Exercise Date (“Lock Up Period Termination Date”) and no later than on or before the Termination Date, as follows:

a.	During every 1 (one) year period, starting on the day that is the Lock Up Period Termination Date, the Holder shall have the right to exercise the Remainder of the Warrant up to a maximum number of Remaining Warrant Shares that, if converted, would be equal to no more than a maximum of 4.99% of the total number of outstanding shares of Common Stock of the Company during such given year (“Leak-Out Period”). The Leak-Out Period shall come into effect on the day that is the Lock Up Period Termination Date and remain effective on a yearly basis, for a period of 10 (ten) years thereafter, after which the Leak-Out Period will automatically terminate and become null and void. For clarity purposes the Remainder of the Warrant shall become freely exercisable at any time or times beginning on June 29, 2034, and until the Termination Date.

Series E Preferred Stock

On July 7, 2020, the Company filed a Certificate of Designation with the State of Nevada of the Company’s Series E Preferred Stock. Under the terms of the Certificate of Designation of Series E Preferred Stock, 3,000 shares of the Company’s preferred stock have been designated as Series E Preferred Stock. The holders of the Series E Convertible Preferred Stock shall not be entitled to receive dividends. No holder of the Series E Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Corporation for their vote, waiver, release or other action, except as may be otherwise expressly required by law. At any time, the Corporation may redeem for cash out of funds legally available therefor, any or all of the outstanding Preferred Stock (“Optional Redemption”) at $1,000 (one thousand dollars) per share. The shares of Series E Preferred Stock have not been registered under the Securities Act of 1933 or the laws of any state of the United States and may not be transferred without such registration or an exemption from registration. As of December 31, 2025, and 2024, there were -0- shares of Series E Preferred Stock issued and outstanding, respectively.

NOTE 11 – NONCONTROLLING INTEREST

On August 19, 2021, the Company formed Ozop Capital. The Company initially owned 51% with PJN Holdings, LLC (“PJN”) owning 49%. Brian Conway was appointed as the sole officer and director of Ozop Capital and has voting control of Ozop Capital. The Company presents interest held by noncontrolling interest holders within noncontrolling interest in the consolidated financial statements. On September 13, 2022, there was a change in the ownership percentages, as PJN returned 490,000 shares, representing their 49% ownership. As of that date, Ozop Capital is a wholly owned subsidiary of the Company. As of December 31, 2025, and 2024, the accumulative noncontrolling interest is $784,777, respectively.

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NOTE 12 - OPERATING LEASE RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

On April 14, 2021, the Company entered into a five-year lease which began on June 1, 2021, for approximately 8,100 square feet of office and warehouse space in Carlsbad, California, expiring May 31, 2026. Initial lease payments of $13,148 begin on June 1, 2021, and increase by approximately 2.4% annually thereafter. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 7.5%, as the interest rate implicit in most of our leases is not readily determinable. During the year ended December 31, 2021, upon adoption of ASC Topic 842, the Company recorded right-of-use assets and lease liabilities of $702,888 for this lease. On February 22, 2023, with an effective date of March 1, 2023, the Company entered into a Sublease for a Single Subleasee Agreement (the “Sublease”) with the landlord and a third party for the office and warehouse in Carlsbad California. Pursuant to the Sublease agreement, the third party will be responsible for all of the Company’s lease obligations through May 31, 2026, the lease termination date.

Sale-Leaseback Transaction

In August 2025, the Company sold its building in Warwick, New York to a related party (see Note 4 and Note 8) with the related party obtained full control of the real property and no “continuing involvement” of the Company after the sale. On September 1, 2025, the Company entered into a three-year lease with the same related party to lease back the previously sold building for office space, expiring August 31, 2028. Lease payments of $5,000 begin on September 1, 2026, on a monthly basis. The Company determined that the sale and leaseback transaction qualified as a sale, and the sale and the leaseback were accounted for separately, with the lease being accounted for in accordance with ASC 842. This three-year lease agreement is determined to be an operating lease. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 7.5%, as the interest rate implicit in most of our leases is not readily determinable. During the year ended December 31, 2025, the Company recorded right-of-use assets and lease liabilities of $103,107 for this lease.

In adopting Topic 842, the Company has elected the ‘package of practical expedients’, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter is not applicable to the Company. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 months or less.

Right-of-use assets are summarized below:

	December 31, 2025	December 31, 2024
Office and warehouse lease	$805,995	$702,888
Less: Accumulated amortization	(644,318)	(476,196)
Right-of-use assets, net	$161,677	$226,692

Operating lease liabilities are summarized as follows:

	December 31, 2025	December 31, 2024
Lease liability	$178,372	$236,389
Less current portion	(84,644)	(163,727)
Long term portion	$93,728	$72,662

Maturity of lease liabilities are as follows:

Amount
For the year ending December 31, 2026	$94,030
For the year ending December 31, 2027	60,000
For the year ending December 31, 2028	40,000
Total	$194,030
Less: present value discount	(15,658)
Lease liability	$178,372

For the years ended December 31, 2025, and 2024 the Company recorded a debit of $6,997 and a credit of $2,234, respectively, to operating lease expense (after netting off the sublease income).

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NOTE 13 – DISCONTINUED OPERATIONS

On September 1, 2022, the BOD of the Company authorized the filing of a Chapter 7 proceeding which meets the definition of a discontinued operation. Accordingly, the operating results of PCTI are reported as income from discontinued operations in the accompanying consolidated financial statements for the years ended December 31, 2025, and 2024. On October 3, 2022, PCTI filed a Voluntary Petition for Non- Individuals Filing for Bankruptcy. On November 30, 2022, the Trustee filed a Notice of Abandonment of Estate Property, as it is over encumbered by the secured creditors. No objections were filed, and as such the inventory and equipment is now considered abandoned to the secured creditors to do with what they wish. In March 2023, the Trustee declared this a no-asset case and closed the bankruptcy.

The results of operations of this component, for all periods, are separately reported as “discontinued operations”. A reconciliation of the major classes of line items constituting the income (loss) from discontinued operations, net of income taxes as is presented in the Consolidated Statements of Operations for the years ended December 31, 2025, and 2024 are summarized below:

	Year ended December 31,
	2025	2024
Revenues	$-	$3,573
Cost of goods sold	-	-
Gross profit	-	3,573
Operating expenses	-	-
Income from discontinued operations	$-	$3,573

There are no assets as of December 31, 2025, and 2024, as the secured lender has taken possession. Liabilities of discontinued operations are separately reported as of December 31, 2025, and 2024. All liabilities are classified as current. The following tables present the reconciliation of carrying amounts of the major classes of liabilities of the Company classified as discontinued operations in the consolidated balance sheets at December 31, 2025, and 2024:

Current liabilities

	December 31, 2025	December 31, 2024
Accounts payable and accrued liabilities	$445,565	$445,565
Current portion of notes payable	589,246	589,246
Total current liabilities of discontinued operations	$1,034,811	$1,034,811

On May 16, 2022, Huntington National Bank (“Huntington”) filed a Complaint for Confession of Judgment (“COJ”) against Catherine Chis (“Chis”). Chis was the former CEO of PCTI and a Guarantor on Huntington’s Letter of Credit financing (“LOC”) and a Term Loan (“Term Loan”). The Chis COJ for the LOC was for $352,415 and accrues per diem interest of $63.65, and the Chis COJ for the Term Loan was for $141,415 and accrues per diem interest of $28.60. On June 24, 2022, Huntington filed a COJ against Power Conversion Technologies, Inc (“PCTI”). The PCTI COJ for the LOC was for $354,774 and accrues per diem interest of $63.65 and the PCTI COJ for the LOC was for $142,473 and accrues per diem interest of $28.60. On July 20, 2022, Huntington assigned the PCTI judgment against PCTI to Meraki Advisors, LLC. (“Meraki”). The Company’s understanding is Meraki is a Pennsylvania limited liability company, controlled by Chis.

Included in the Current portion of notes payable are the principal balances of Huntington’s LOC of $344,166 and Term Loan of $134,681. Accrued interest and fees on the LOC and Term Loan debt $54,256 is included in accounts payable and accrued liabilities.

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NOTE 14 - INCOME TAXES

Upon adoption of ASU 2023-09, Improvements to Income Tax Disclosures, as described in Note 3, Summary of Significant Accounting Policies, our loss before provision for income taxes for the year ended December 31, 2025, was as follows:

Year Ended December 31, 2025
Domestic	$(8,712,543)
Foreign	-
Loss before provision for income taxes	$(8,712,543)

Loss before provision for income taxes for the year ended December 31, 2024, was $6,198,161.

Upon adoption of ASU 2023-09, Improvements to Income Tax Disclosures, as described in Note 3, Summary of Significant Accounting Policies, the reconciliation of taxes at the federal statutory rate to our provision for income taxes for the year ended December 31, 2025, was as follows:

	Year Ended December 31, 2025
	Amount	%
Statutory U.S. Federal Income Tax rate	$(1,829,634)	(21.0)%
State income taxes, net of federal income tax benefit	-	-
Tax effect of expenses that are not deductible for income tax purposes:
Stock based compensation	8,400	0.1
Change in fair value derivatives of notes payable and warrants	340,416	3.9
Amortization of discounts on notes payable and warrants	244,989	2.8
Change of valuation allowance	1,235,829	14.2
Effective tax expense	$—	—%

The reconciliation of taxes at the federal statutory rate to our provision for income taxes for the year ended December 31, 2024, in accordance with the guidance prior to the adoption of ASU 2023-09 was as follows:

Year Ended December 31, 2024
Statutory U.S. federal income tax rate	(21.0)%
State income taxes, net of federal income tax benefit	(0.0)
Tax effect of expenses that are not deductible for income tax purposes:
Change in fair value derivatives of notes payable and warrants	(3.4)
Amortization of discounts on notes payable and warrants	3.8
Change in Valuation Allowance	20.6
Effective tax rate	-%

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The significant components of the deferred tax assets (liabilities) for the years ended December 31, 2025, and 2024, are summarized below:

	2025	2024
Deferred tax assets:
Net operating loss	$7,418,097	$6,182,268
Total deferred tax assets	7,418,097	6,182,268

Deferred tax liabilities	-	-

Valuation Allowance	(7,418,097)	(6,182,268)
Net deferred tax assets	$-	$-

As of December 31, 2025, the Company had federal net operating loss carryforwards of approximately $35.3 million which may be carried forward indefinitely. These net operating loss carryforwards may be used to offset future taxable income and thereby reduce the Company’s U.S. federal income taxes. The net operating losses may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% change in ownership as determined under the regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax assets for every period because it is more likely than not that all of the deferred tax assets will not be realized.

In accordance with ASC 740, a valuation allowance must be established if it is more likely than not that the deferred tax assets will not be realized. This assessment is based upon consideration of available positive and negative evidence, which includes, among other things, the Company’s most recent results of operations and expected future profitability. Based on the Company’s cumulative losses in recent years, a full valuation allowance against the Company’s deferred tax assets as of December 31, 2025, and 2024, respectively has been established as Management believes that the Company will not more likely than not realize the benefit of those deferred tax assets. Therefore, no tax provision has been recorded for the years ended December 31, 2025, and 2024, respectively.

The Company complies with the provisions of ASC 740-10 in accounting for its uncertain tax positions. ASC 740-10 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely that not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. Management has determined that the Company has no significant uncertain tax positions requiring recognition under ASC 740-10.

The Company is subject to income tax in the U.S., and certain state jurisdictions. The Company has not been audited by the U.S. Internal Revenue Service, or any states in connection with income taxes. The federal and state tax authorities can generally reduce a net operating loss (but not create taxable income) for a period outside the statute of limitations in order to determine the correct amount of net operating loss which may be allowed as a deduction against income for a period within the statute of limitations.

The Company recognizes interest and penalties related to unrecognized tax benefits, if incurred, as a component of income tax expense. No interest or penalties have been recorded for the years ended December 31, 2025, and 2024, respectively.

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NOTE 15 – SUBSEQUENT EVENTS

Reverse Stock Split (see Note 1)

On January 21, 2026, every 5,000 shares of issued and outstanding Common Stock automatically combined into one issued share of common stock, with no change in par value. Additionally, a total of 58,309 post reverse split shares were issued to shareholders as a round up for the reverse stock split. Accordingly, all of the below transactions are reported on a post reverse split adjusted basis.

Note Receivable, related party

On January 5, 2026, in exchange for $75,000 we were issued a note receivable from a related party for $75,000, with an annual interest rate of 5% and a maturity date of January 5, 2028.

On February 4, 2026, in exchange for $100,000 we were issued a note receivable from a related party for $100,000, with an annual interest rate of 5% and a maturity date of February 4, 2028.

Common Stock Sold to GHS

Subsequent to December 31, 2025, the Company sold to GHS an aggregate of 439,796 shares of common stock for proceeds of $47,068 net of offering costs and $5,000 of note payables paid.

Common Stock Issued for Conversions

On February 5, 2026, the Holder of the promissory note dated August 24, 2020, converted $13,424 of accrued interest and fees into 142,500 shares of common stock at a conversion price of $0.0942.

On March 25, 2026, the Holder of the promissory note dated August 24, 2020, converted $8,319 of accrued interest and fees into 179,900 shares of common stock at a conversion price of $0.04624.

On April 14, 2026, the Holder of a convertible promissory note converted $12,950 of principal into 185,000 shares of common stock at a conversion price of $0.07.

On May 8, 2026, the Holder of the promissory note dated August 24, 2020, converted $23,023 of accrued interest and fees into 213,100 shares of common stock at a conversion price of $0.10804.

Common Stock Issued for Services

On March 2, 2026, the Company issued 300,000 shares of restricted common stock, pursuant to an agreement for advisory services.

On April 20, 2026, the Company issued 300,000 shares of restricted common stock, pursuant to an agreement for advisory services.

Secured Promissory Note Issuance

On January 5, 2026, the Company entered into a 15% Secured Promissory Note for $100,000 with a third-party lender and a maturity date of January 5, 2027. The Company received proceeds of $90,000 on January 5, 2026, and the Company reimbursed the investor for expenses for legal fees and due diligence of $10,000 (original issue discount or “OID”). This note shall be senior secured by any and all assets of the Company.

On February 3, 2026, the Company entered into a 15% Secured Promissory Note for $110,000 with a third-party lender and a maturity date of February 3, 2027. The Company received proceeds of $100,000 on February 3, 2026, and the Company reimbursed the investor for expenses for legal fees and due diligence of $10,000. This note shall be senior secured by any and all assets of the Company.

On May 13, 2026, the Company entered into a 15% Secured Promissory Note for $110,000 with a third-party lender and a maturity date of May 13, 2027. The Company received proceeds of $100,000 on May 13, 2026, and the Company reimbursed the investor for expenses for legal fees and due diligence of $10,000. This note shall be senior secured by any and all assets of the Company.

Convertible Promissory Note Issuance

On January 22, 2026, the Company entered into a 12%, $75,000 face value convertible promissory note with a third-party due October 30, 2026. The Company received proceeds of $75,000 on January 26, 2026. The conversion price shall equal to 65% multiplied by the lowest trading price for the Common Stock during the ten (10) trading days prior to the conversion date.

On January 22, 2026, the Company entered into a 12%, $147,000 face value convertible promissory note with a third-party due October 30, 2026. The Company received proceeds of $140,000 on January 26, 2026, and the Company reimbursed the investor for expenses for legal fees and due diligence of $7,000. The conversion price shall equal to 65%, multiplied by the lowest trading price for the Common Stock during the ten (10) trading days prior to the conversion date.

On April 20, 2026, the Company entered into a 12%, $100,000 face value convertible promissory note with a third-party due January 30, 2027. The conversion price shall be equal to 65%, multiplied by the lowest trading price for the Common Stock during the ten (10) trading days prior to the conversion date. The Company has not yet received proceeds of $93,000 and the Company will reimburse the investor for expenses for legal fees and due diligence of $7,000 when the note is funded.

Binding Letter of Intent

On January 21, 2026, the Company entered into a binding letter of intent (the “LOI”) to acquire 100% of 14464664 Canada Inc. (“Bluezone Beverages”) and 100% of 9466-5971 Quebec Inc. (“Varon Spirits”). Pursuant to the LOI, within 120 days of the execution of the LOI, the Company, Bluezone Beverages, Varon Spirits and the other parties to the LOI, shall enter into definitive agreements necessary to complete and close the proposed transaction.

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements, except as stated herein.

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Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are included as part of this Form S-1.

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
5.1	Opinion of Counsel on legality of securities being registered
10.1	Equity Financing Agreement with GHS Investments, LLC dated April 11, 2025 (2)
23.1	Consent of Prager Metis CPAs, LLC
107	Filing Fee Table

(1) (2)	Incorporated by reference to Registration Statement on Form S-1 filed on August 1, 2016 Incorporated by reference to Registration Statement on Form S-1 filed on May 1, 2025

Item 17. Undertakings

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 18, 2026.

Ozop Energy Solutions, Inc.

/s/ Brian Conway
By:	Brian Conway
Its:	Principal Executive Officer, Principal Accounting Officer, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ Brian Conway	Principal Executive Officer, Principal Accounting Officer, Secretary and Director	June 18, 2026

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